The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-142235) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 866-500-5408.

[Merrill Lynch LOGO]           [WELLS FARGO LOGO]            [LaSalle Bank LOGO]

                PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET
                          $3,771,672,000 (APPROXIMATE)

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
       CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-SB, CLASS A-4, CLASS A-1A,
                CLASS AM, CLASS AJ, CLASS B, CLASS C AND CLASS D
--------------------------------------------------------------------------------
                      MERRILL LYNCH MORTGAGE TRUST 2007-C1

                                 Issuing Entity

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                      GENERAL ELECTRIC CAPITAL CORPORATION
                        LASALLE BANK NATIONAL ASSOCIATION
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                        Mortgage Loan Sellers & Sponsors
                    KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                Master Servicers

                            CENTERLINE SERVICING INC.
                                Special Servicer

                         U.S. BANK NATIONAL ASSOCIATION
                                     Trustee

                        LASALLE BANK NATIONAL ASSOCIATION
                                    Custodian

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                            Certificate Administrator

                                  JULY 13, 2007

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS THAT IS INCONSISTENT WITH THE INFORMATION IN THIS
MATERIAL. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY ANY CONTRARY
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

          NOTICE RELATING TO AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via
Bloomberg or another e-mail system.

                               MERRILL LYNCH & CO.

GOLDMAN, SACHS & CO.                                              MORGAN STANLEY

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------
OFFERED CERTIFICATES

                        INITIAL                         APPROX.
        EXPECTED      CERTIFICATE        APPROX.      PERCENTAGE
        RATINGS    PRINCIPAL BALANCE  TOTAL INITIAL   OF INITIAL       WEIGHTED      PRINCIPAL   ASSUMED FINAL
       ----------     OR NOTIONAL         CREDIT       MORTGAGE        AVERAGE         WINDOW    DISTRIBUTION
CLASS  FITCH  S&P      AMOUNT(1)         SUPPORT     POOL BALANCE  LIFE (YEARS)(3)  (MONTHS)(3)     DATE(3)     RATE TYPE
-------------------------------------------------------------------------------------------------------------------------

 A-1    AAA   AAA  $   57,141,000        30.000%          1.401%         2.94          1 - 57      12-May-12        (4)
 A-2    AAA   AAA  $[498,929,000](2)     30.000%       [12.236]%         4.84         57 - 59      12-Jul-12        (4)
 A-3    AAA   AAA  $[452,217,000](2)     30.000%       [11.091]%         7.03         82 - 111     12-Nov-16        (4)
A-SB    AAA   AAA  $   91,341,000        30.000%          2.240%         7.47         59 - 116     12-Apr-17        (4)
 A-4    AAA   AAA  $  457,880,000(2)     30.000%         11.229%         9.81        116 - 118     12-Jun-17        (4)
A-1A    AAA   AAA  $1,296,730,000        30.000%         31.802%         8.85          1 - 118     12-Jun-17        (4)
 AM     AAA   AAA  $[407,749,000](2)     20.000%       [10.000]%         9.90        118 - 119     12-Jul-17        (4)
 AJ     AAA   AAA  $[336,392,000](2)     11.750%        [8.250]%         9.93        119 - 119     12-Jul-17        (4)
  B      AA    AA  $   86,647,000         9.625%          2.125%         9.93        119 - 119     12-Jul-17        (4)
  C     AA-   AA-  $   40,775,000         8.625%          1.000%         9.93        119 - 119     12-Jul-17        (4)
  D       A     A  $   45,871,000         7.500%          1.125%         9.95        119 - 120     12-Aug-17        (4)

NON-OFFERED CERTIFICATES(6)

                        INITIAL                         APPROX.
        EXPECTED      CERTIFICATE        APPROX.      PERCENTAGE
        RATINGS    PRINCIPAL BALANCE  TOTAL INITIAL   OF INITIAL       WEIGHTED      PRINCIPAL   ASSUMED FINAL
       ----------     OR NOTIONAL         CREDIT       MORTGAGE        AVERAGE         WINDOW    DISTRIBUTION
CLASS  FITCH  S&P      AMOUNT(1)         SUPPORT     POOL BALANCE  LIFE (YEARS)(3)  (MONTHS)(3)     DATE(3)        RATE TYPE
-------------------------------------------------------------------------------------------------------------------------------

A-2FL   AAA   AAA  [           ](2)      30.000%       [      ]          4.84         57 - 59      12-Jul-12    LIBOR + [ ]%(4)
A-3FL   AAA   AAA  [           ](2)      30.000%       [      ]          7.03         82 - 111     12-Nov-16    LIBOR + [ ]%(4)
A-4FL   AAA   AAA  [           ](2)      30.000%       [      ]          9.81        116 - 118     12-Jun-17    LIBOR + [ ]%(4)
AM-FL   AAA   AAA  [           ](2)      20.000%       [      ]          9.90        118 - 119     12-Jul-17    LIBOR + [ ]%(4)
AJ-FL   AAA   AAA  [           ](2)      11.750%       [      ]          9.93        119 - 119     12-Jul-17    LIBOR + [ ]%(4)
  E      A-    A-  $   45,872,000         6.375%        1.125%          10.01        120 - 120     12-Aug-17                (4)
  F     BBB+  BBB+ $   50,969,000         5.125%        1.250%          10.01        120 - 120     12-Aug-17                (4)
  G     BBB   BBB  $   40,775,000         4.125%        1.000%          10.01        120 - 120     12-Aug-17                (4)
  H     BBB-  BBB- $   40,774,000         3.125%        1.000%          10.01        120 - 120     12-Aug-17                (4)
  J     BB+    BB+ $   15,291,000         2.750%        0.375%          10.16        120 - 131     12-Jul-18                (4)
  K     BB     BB  $   15,291,000         2.375%        0.375%          10.93        131 - 131     12-Jul-18                (4)
  L     BB-   BB-  $   10,193,000         2.125%        0.250%          10.93        131 - 131     12-Jul-18                (4)
  M      B+    B+  $   10,194,000         1.875%        0.250%          10.93        131 - 131     12-Jul-18                (4)
  N      B     B   $   10,194,000         1.625%        0.250%          10.93        131 - 131     12-Jul-18                (4)
  P      B-    B-  $    5,096,000         1.500%        0.125%          10.93        131 - 131     12-Jul-18                (4)
  Q      NR    NR  $   61,163,260         0.000%        1.500%          11.36        131 - 143     12-Jul-19                (4)
  X     AAA   AAA  $4,077,484,260(5)       N/A           N/A             N/A            N/A           N/A          Variable

(1)  In the case of each such class, subject to a permitted variance of plus or minus 5.0%.

(2)  The principal allocations between each of the class A-2 and class A-2FL certificates, the class A-3 and class A-3FL certificates, the class A-4 and class A-4FL certificates, the class AM and class AM-FL certificates, and the class AJ and class AJ-FL certificates, respectively, will be determined by market demand up to the initial principal balance indicated on the respective fixed rate class.

(3)  As of the cut-off date. The weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates
     (except in the case of loans with anticipated repayment dates ("ARD loans"), which are assumed to prepay on their anticipated repayment dates)
     and the other Modeling Assumptions that will be described in the offering prospectus.

(4)  The pass-through rates on the class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ,
     B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates will equal any one of (i) a fixed rate, (ii) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) and (iv) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) less a specified percentage. By virtue of the related interest rate swap agreements, the pass-through rate for the class A-2FL, A-3FL, A-4FL,
     AM-FL and AJ-FL certificates will be based on one month LIBOR plus a specified margin; provided that interest payments made under the related swap agreement may be subject to reduction (thereby resulting in an effective pass-through rate below LIBOR plus a specified margin). The initial LIBOR rate will be determined prior to closing and subsequent LIBOR rates will be determined two LIBOR business days before the start of each class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL interest accrual period. Under certain circumstances, the pass-through rate for class A-2FL, A-3FL, A-4FL,
     AM-FL and AJ-FL certificates may convert to a rate described herein in clauses (i), (ii), (iii) or (iv) of the first sentence of this footnote
     (4). None of the holders of offered certificates will have any beneficial interest in any swap agreement.

(5)  The class X certificates will not have a certificate principal balance and their holders will not receive distributions of principal, but such holders will be entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the class X certificates.

(6)  Not offered pursuant to the offering prospectus. Any information provided herein regarding the characteristics of these classes of certificates is provided only to enhance your understanding of the offered certificates.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        1

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

ISSUE TYPE          Sequential pay REMIC. Class A-1, Class A-2, Class A-3, Class
                    A-SB, Class A-4, Class A-1A, Class AM, Class AJ, Class B,
                    Class C and Class D certificates are offered publicly. All other certificates will be privately placed with qualified institutional buyers, institutional accredited investors or
                    non-U.S. persons in accordance with Regulation S.

CUT-OFF DATE        References in this term sheet to the "cut-off date" mean,
                    with respect to each mortgage loan, the related due date of that mortgage loan in August 2007 or, with respect to those mortgage loans, if any, that have their respective first
                    payment dates in September 2007, August 1, 2007.

OFFERING TERMS      The commercial mortgage-backed securities referred to in
                    this term sheet, and the mortgage pool backing them, are
                    subject to modification or revision (including the
                    possibility that one or more classes of securities may be
                    split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
                    "when, as and if issued" basis. You understand that, when
                    you are considering the purchase of these securities, a
                    contract of sale will come into being no sooner than the
                    date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you.
                    Any "indications of interest" expressed by you, and any
                    "soft circles" generated by us, will not create binding
                    contractual obligations for you or us.

MORTGAGE POOL       The mortgage pool consists of 271 mortgage loans with an
                    aggregate initial mortgage pool balance of $4,077,484,261, subject to a variance of plus or minus 5.0%. The mortgage
                    loans are secured by 548 mortgaged real properties located throughout 44 states, Puerto Rico and the District of
                    Columbia.

LOAN GROUPS         For purposes of making distributions to the class A-1, A-2,
                    A-2FL, A-3, A-3FL, A-SB, A-4, A-4FL and A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 219 mortgage loans, representing
                    approximately 68.2% of the initial mortgage pool balance and that are secured by the various property types that make up the collateral for those mortgage loans, and loan group 2
                    will consist of 52 mortgage loans, representing
                    approximately 31.8% of the initial mortgage pool balance and that are secured by multifamily and manufactured housing
                    community properties (approximately 92.2% of all the
                    mortgaged properties secured by multifamily and manufactured housing community properties).

ISSUING ENTITY      Merrill Lynch Mortgage Trust 2007-C1

DEPOSITOR           Merrill Lynch Mortgage Investors, Inc.

MORTGAGE LOAN       Merrill Lynch Mortgage Lending, Inc. (MLML)....   43.9% of the initial mortgage pool balance
SELLERS/SPONSORS    General Electric Capital Corporation (GECC)....   21.9% of the initial mortgage pool balance
                    LaSalle Bank National Association (LaSalle)....   18.1% of the initial mortgage pool balance
                    Wells Fargo Bank, National Association (WFB)...   16.1% of the initial mortgage pool balance

UNDERWRITERS        Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman,
                    Sachs & Co. and Morgan Stanley & Co. Incorporated

TRUSTEE             U.S. Bank National Association

CERTIFICATE         Wells Fargo Bank, National Association
ADMINISTRATOR

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

CUSTODIAN           LaSalle Bank National Association

MASTER SERVICERS    Wells Fargo Bank, National Association, with respect to the mortgage loans sold to the depositor by General Electric
                    Capital Corporation and itself (Wells Fargo Bank, National
                    Association) and KeyCorp Real Estate Capital Markets, Inc.,
                    with respect to mortgage loans sold to the depositor by
                    Merrill Lynch Mortgage Lending, Inc. and LaSalle Bank
                    National Association.

                    The 600 West Chicago mortgage loan will be serviced and
                    administered by Wachovia Bank, National Association pursuant to the Citigroup Commercial Mortgage Trust, Commercial
                    Mortgage Pass-Through Certificates, Series 2007-C6 pooling and servicing agreement.

SPECIAL SERVICER    Centerline Servicing Inc.

RATING AGENCIES     Fitch, Inc.

                    Standard & Poor's Ratings Services, a division of The
                    McGraw-Hill Companies, Inc.

DENOMINATIONS       $25,000 minimum for the offered certificates.

CLOSING DATE        On or about August 7, 2007.

SETTLEMENT TERMS    Book-entry through DTC for all offered certificates.

DETERMINATION       For any distribution date, the eighth day of each month, or
DATE                if such day is not a business day, the business day
                    immediately succeeding.

DISTRIBUTION DATE   The fourth business day following the related Determination
                    Date, beginning in September 2007.

DAY COUNT           All classes will accrue on a 30/360 basis except the
                    non-offered classes A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL
                    which will accrue on the basis of the actual number of days elapsed and a 360-day year.

INTEREST            Each class of certificates will be entitled on each
DISTRIBUTIONS       distribution date to interest accrued during the prior
                    calendar month at its pass-through rate for such
                    distribution date on the outstanding certificate balance of such class immediately prior to such distribution date;
                    provided that, for so long as the related swap agreement is in effect and no payment default is continuing thereunder, the interest accrual period for the class A-2FL, A-3FL,
                    A-4FL, AM-FL and AJ-FL certificates will, for each
                    distribution date, begin on the prior distribution date (or, in the case of the initial such interest accrual period, on the closing date) and end on the business day preceding the subject distribution date. Interest on the offered
                    certificates will be calculated on the basis of twelve
                    30-day months and a 360-day year (or, in the case of the
                    class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates, for so long as the related swap agreement is in effect and no
                    payment default is continuing thereunder, the actual number of days during each related interest accrual period in a
                    year assumed to consist of 360 days). Subject to available funds, distributions of interest will be made with respect to the following classes of certificates in the following
                    order on each distribution date: first, the class A-1, A-2,
                    A-2FL, A-3, A-3FL, A-SB, A-4, A-4FL, A-1A and X
                    certificates, pro rata and pari passu; second, the class AM and AM-FL certificates, pro rata and pari passu; third, the class AJ and AJ-FL certificates, pro rata and pari passu;
                    and then the respective remaining classes of certificates
                    with principal balances, sequentially in alphabetical order of class designation. In general, payments of interest in
                    respect of the class A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4 and A-4FL certificates will be made to the extent of
                    available funds attributable to the mortgage loans in loan group 1, payments of interest in respect of the class A-1A certificates will be made to the extent of available funds attributable to the mortgage loans in loan group 2, and
                    payments of interest in respect of the class X certificates will be made to the extent of available funds attributable to mortgage loans in both loan groups. However, if the
                    application of available funds as described in the preceding sentence would result in an interest shortfall to any of
                    those classes of certificates, then payments of interest
                    will be made with respect to

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

                    all of those classes on a pro rata (based on amount of
                    interest accrued) and pari passu basis without regard to
                    loan groups. Furthermore, notwithstanding the foregoing,
                    payments of interest with respect to the class A-2FL, A-3FL,
                    A-4FL, AM-FL and AJ-FL certificates out of collections on
                    the mortgage loans will be calculated on a 30/360 basis at a fixed coupon or a coupon calculated at the lesser of a
                    specified percentage and a weighted average coupon derived from net interest rates on the mortgage loans, with such
                    interest to be exchanged under the related swap agreement
                    for interest calculated on an actual/360 basis at a
                    LIBOR-based rate. No class of certificates will provide
                    credit support for any failure on the part of the swap
                    counterparty to make any required payment under the swap
                    agreement. Interest payments with respect to the class
                    A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates may be
                    subject to reduction if the related regular interest is
                    subject to a cap equal to the weighted average of the net
                    interest rates on the mortgage loans and such weighted
                    average of the net interest rates on the mortgage loans
                    declines below the fixed rate per annum at which interest is payable by the trust to the swap counterparty.

                    No class of offered certificates will have any beneficial
                    interest in any swap agreement.

PRINCIPAL           Except as described below, principal will be distributed on
DISTRIBUTIONS       each distribution date, to the extent of available funds, to the most senior class of sequential pay certificates
                    outstanding until its certificate balance is reduced to
                    zero. Payments of principal will generally be made, to the extent of available funds (i) to the class A-1 certificates, the class A-2 and A-2FL certificates (on a pro rata and pari passu basis), the class A-3 and A-3FL certificates (on a pro rata and pari passu basis), the class A-SB certificates and the class A-4 and A-4FL (on a pro rata and pari passu
                    basis), in that order, in an amount equal to the funds
                    received or advanced with respect to principal on mortgage loans in loan group 1 and, after the principal balance of
                    the class A-1A certificates has been reduced to zero, the
                    funds received or advanced with respect to principal on
                    mortgage loans in loan group 2, in each case until the
                    principal balance of the subject class of certificates is
                    reduced to zero, and (ii) to the class A-1A certificates, in an amount equal to the funds received or advanced with
                    respect to principal on mortgage loans in loan group 2 and, after the principal balance of the A-4 and A-4FL
                    certificates have been reduced to zero, the funds received or advanced with respect to principal on mortgage loans in loan group 1, until the principal balance of the class A-1A certificates is reduced to zero.

                    Notwithstanding the foregoing, on any distribution date as of which the principal balance of the class A-SB
                    certificates is required to be paid down to its scheduled
                    principal balance for that distribution date in accordance with a specified schedule that will be annexed to the final prospectus supplement, distributions of principal will be
                    made, to the extent of available funds, to reduce the
                    principal balance of the class A-SB certificates to its
                    scheduled principal balance for the subject distribution
                    date, out of the funds received or advanced with respect to principal on the mortgage loans in loan group 1 (prior to
                    any distributions of principal from those loan group 1 funds to any other class of certificates on that distribution
                    date) and, after the principal balance of the class A-1A
                    certificates has been reduced to zero, out of the funds
                    received or advanced with respect to principal on mortgage loans in loan group 2 (prior to any distributions of
                    principal with respect to the class A-1, A-2, A-2FL, A-3,
                    A-3FL, A-4 and A-4FL certificates on that distribution
                    date).

                    If, due to losses, the certificate balances of the class AM and class AM-FL through class Q certificates are reduced to zero, payments of principal to the class A-1, A-2, A-2FL,
                    A-3, A-3FL, A-SB, A-4, A-4FL and A-1A certificates (to the extent that any two or more of these classes are
                    outstanding) will be made on a pro rata and pari passu
                    basis.

                    Following retirement of the class A-1, A-2, A-2FL, A-3,
                    A-3FL, A-SB, A-4, A-4FL and A-1A certificates, amounts
                    distributable as principal will be distributed on each
                    distribution date, to the extent of available funds, first to the class AM and AM-FL certificates (on a pro rata and
                    pari passu

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

                    basis), second to the class AJ and AJ-FL certificates (on a pro rata and pari passu basis), and third to the class B, C,
                    D, E, F, G, H, J, K, L, M, N, P and Q certificates, in that order, in each case until the related certificate balance of the subject class of certificates is reduced to zero.

LOSSES              Losses realized on the mortgage loans and certain
                    default-related and other unanticipated expenses, if any,
                    will be allocated to the class Q, P, N, M, L, K, J, H, G, F,
                    E, D, C and B certificates, in that order, and then, on a
                    pro rata and pari passu basis, to the class AJ and AJ-FL
                    certificates, and then, on a pro rata and pari passu basis, to the class AM and AM-FL certificates, and then, on a pro rata and pari passu basis, to the class A-1, A-2, A-2FL,
                    A-3, A-3FL, A-SB, A-4, A-4FL and A-1A certificates.

PREPAYMENT          Any prepayment premiums or yield maintenance charges
PREMIUMS AND        collected will be distributed to certificate holders and/or
YIELD MAINTENANCE   the swap counterparty on the distribution date following the
CHARGES             collection period in which the prepayment premium was
                    received. On each distribution date, the holders of each
                    class of offered certificates and of the class A-2FL, A-3FL,
                    A-4FL AM-FL, AJ-FL (in the case of floating rate classes, in the limited circumstances described below), E, F, G and H
                    certificates then entitled to principal distributions (to
                    the extent such prepayment premium or yield maintenance
                    charge is collected from mortgage loans in the loan group, if applicable, from which such class of certificates is
                    receiving payments of principal) will be entitled to a
                    portion of prepayment premiums or yield maintenance charges equal to the product of (a) the amount of such prepayment
                    premiums or yield maintenance charges, net of workout fees and principal recovery fees payable therefrom, multiplied by
                    (b) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of
                    the pass-through rate of such class of certificates (or, in the case of the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates, the pass-through rate that would be payable
                    thereon without regard to the related interest rate swap
                    agreement as described under "Interest Distributions" above)
                    over the relevant discount rate, and the denominator of
                    which is equal to the excess, if any, of the mortgage
                    interest rate of the prepaid mortgage loan over the relevant discount rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such class of certificates on that distribution date, and the denominator of which is equal to the total principal
                    distribution amount for that distribution date; provided
                    that, if any of the class A-4 or class A-4FL on the one hand and A-1A on the other hand were outstanding (prior to any
                    distributions) on such distribution date, then the number in clause (c) will be a fraction, the numerator of which is
                    equal to the amount of principal distributable on the
                    subject class of certificates on such distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the portion of the total principal distribution amount for such
                    distribution date that is attributable to the loan group
                    that includes the prepaid mortgage loan. However, as long as the related swap agreement is in effect and there is no
                    continuing payment default thereunder, any prepayment
                    premium or yield maintenance charge allocable to the class
                    A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates will be
                    payable to the respective swap counterparties.

                    The portion, if any, of the prepayment premiums or yield
                    maintenance charges remaining after any payments described above will be distributed to the holders of the class X.

                    All prepayment premiums and yield maintenance charges
                    payable as described above will be reduced, with respect to specially serviced mortgage loans, by an amount equal to
                    certain expenses of the trust fund and losses realized in
                    respect of the mortgage loans previously allocated to any
                    class of certificates.

ADVANCES            The applicable master servicer (solely with respect to those mortgage loans as to which it is acting as master servicer)
                    and, if it fails to do so, the trustee will be obligated to make P&I advances and servicing advances, including advances of delinquent property taxes and insurance, but only to the

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

                    extent that such advances are considered recoverable, and, in the case of P&I advances, subject to appraisal reductions
                    (which are described below) that may occur.

APPRAISAL           If any of certain adverse events or circumstances described
REDUCTIONS          in the offering prospectus occur or exist with respect to
                    any mortgage loan or the mortgaged real property for any
                    mortgage loan, that mortgage loan will be considered a
                    required appraisal loan. An appraisal reduction will
                    generally be made in the amount, if any, by which the
                    principal balance of the required appraisal loan (plus other amounts overdue or advanced in connection with such loan)
                    exceeds 90% of the appraised value of the related mortgaged real property plus all escrows and reserves (including
                    letters of credit) held as additional collateral with
                    respect to the mortgage loan. As a result of calculating an appraisal reduction amount for a given mortgage loan, the
                    interest portion of any P&I advance for such loan will be
                    reduced, which will have the effect of reducing the amount of interest available for distribution to the certificates.

                    A required appraisal loan will generally cease to be a
                    required appraisal loan when the related mortgage loan has been brought current for at least three consecutive months and no other circumstances exist which would cause such
                    mortgage loan to be a required appraisal loan.

OPTIONAL            Each master servicer, the special servicer and certain
TERMINATION         certificate holders will have the option to terminate the
                    trust and retire the then outstanding certificates, in whole but not in part, and purchase the remaining assets of the
                    trust on or after the distribution date on which the stated
                    principal balance of the mortgage loans is less than
                    approximately 1.0% of the initial mortgage pool balance.
                    Such purchase price will generally be at a price equal to
                    the unpaid aggregate principal balance of the mortgage
                    loans, plus accrued and unpaid interest and certain other
                    additional trust fund expenses, and the fair market value of any REO properties acquired by the trust following
                    foreclosure.

                    In addition, if, following the date on which the total
                    principal balances of the class A-1, A-2, A-2FL, A-3, A-3FL,
                    A-SB, A-4, A-4FL, A-1A, AM, AM-FL, AJ, AJ-FL, B, C and D
                    certificates are reduced to zero, all of the remaining
                    certificates, except the class Y, Z, R-I and R-II
                    certificates, are held by the same certificate holder, the trust fund may also be terminated, subject to such
                    additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates, except the class Z, R-I and R-II certificates, for all the mortgage loans and REO properties remaining in the trust fund at the time of exchange.

CONTROLLING CLASS   The most subordinate class of principal balance certificates that has a class certificate balance greater than 25% of its original certificate balance will be the controlling class of certificates; provided, however, that if no such class of principal balance certificates satisfies such requirement, the controlling class of certificates will be the most
                    subordinate class of principal balance certificates with a class certificate balance greater than zero. The holder(s)
                    of certificates representing a majority interest in the
                    controlling class will have the right, subject to the
                    limitations and conditions described in the offering
                    prospectus, to replace the special servicer and select a
                    representative that may direct and advise the special
                    servicer on various servicing matters.

ERISA               The offered certificates are expected to be eligible for
                    purchase by employee benefit plans and other plans or
                    arrangements, subject to certain conditions.

SMMEA               The offered certificates will not be "mortgage related
                    securities" for the purposes of the Secondary Mortgage
                    Market Enhancement Act of 1984.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

CONTACTS

                               MERRILL LYNCH & CO.

                                  John Mulligan
                             (212) 449-3860 (Phone)
                              (212) 738-1491 (Fax)

                                    Max Baker
                             (212) 449-3860 (Phone)
                              (212) 738-1491 (Fax)

                                    Rich Sigg
                             (212) 449-3860 (Phone)
                              (212) 738-1491 (Fax)

                                  David Rodgers
                             (212) 449-3611 (Phone)
                              (212) 449-7684 (Fax)

                                  Aaron Wessner
                             (212) 449-8571 (Phone)
                              (212) 449-7684 (Fax)

                                 John Maggiacomo
                             (212) 449-0233 (Phone)
                              (212) 449-7684 (Fax)

                              GOLDMAN, SACHS & CO.

                                   Anthony Kim
                             (212) 357-7160 (Phone)
                              (212) 902-1691 (Fax)

                                  Scott Walter
                             (212) 357-8910 (Phone)
                              (212) 902-1691 (Fax)

                                 Russell Brocato
                             (212) 902-1070 (Phone)
                              (212) 902-1691 (Fax)

                        MORGAN STANLEY & CO. INCORPORATED

                                  Kara McShane
                             (212) 761-2164 (Phone)
                              (212) 507-5062 (Fax)

                                   Jon Miller
                             (212) 761-1317 (Phone)
                              (212) 507-6994 (Fax)

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
(THE SUM OF THE PERCENTAGE CALCULATIONS MAY NOT EQUAL 100% DUE TO ROUNDING.)

All numerical information provided with respect to the mortgage loans is provided on an approximate basis. All weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances. When information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans comprising the mortgage pool.
If any of the mortgage loans is secured by multiple mortgaged real properties, the cut-off date principal balance has been allocated based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all of the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan and (iii) an allocated loan balance specified in the related loan documents. Unless specifically indicated
otherwise (for example, with respect to loan-to-value and debt service coverage ratios and cut-off date balances/unit of any mortgage loan that is part of a loan combination that includes pari passu non-trust loans, in which case the related pari passu non-trust loan is taken into account), statistical information presented with respect to any mortgage loan in the trust that is part of a loan combination excludes the related non-trust loan.

GENERAL CHARACTERISTICS

                                                                              ALL MORTGAGE        LOAN            LOAN
                                                                                  LOANS          GROUP 1         GROUP 2
                                                                             ----------------------------------------------

Initial mortgage pool balance..............................................  $4,077,484,261  $2,780,753,519  $1,296,730,742
Number of pooled mortgage loans............................................             271             219              52
Number of mortgaged properties.............................................             548             325             223
Percentage of investment grade loans(1)....................................             0.4%            0.7%            0.0%
Average cut-off date principal balance.....................................     $15,046,067     $12,697,505     $24,937,130
Largest cut-off date principal balance.....................................    $384,750,000    $280,000,000    $384,750,000
Smallest cut-off date principal balance....................................        $584,074        $584,074        $960,000
Weighted average mortgage interest rate....................................          5.8536%         5.8823%         5.7922%
Highest mortgage interest rate.............................................          7.0000%         7.0000%         6.4850%
Lowest mortgage interest rate..............................................          5.3800%         5.3800%         5.3900%
Number of cross collateralized mortgage loans..............................              10              10               0
Cross collateralized mortgage loans as % of IPB............................             4.5%            6.6%            0.0%
Number of multi property mortgage loans....................................              26              19               7
Multi property mortgage loans as a % of IPB................................            40.2%           26.0%           70.6%
Weighted average underwritten debt service coverage ratio(2)...............            1.32x           1.36x           1.22x
Maximum underwritten debt service coverage ratio(2)........................            2.38x           2.38x           1.99x
Minimum underwritten debt service coverage ratio(2)........................            1.06x           1.06x           1.08x
Weighted average cut-off date loan-to-value ratio(2).......................            73.9%           72.6%           76.8%
Maximum cut-off date loan-to-value ratio(2)................................            80.3%           80.3%           80.0%
Minimum cut-off date loan-to-value ratio(2)................................            27.8%           27.8%           40.3%
Weighted average remaining term to maturity or anticipated repayment
   date (months)...........................................................             104             103             108
Maximum remaining term to maturity or anticipated repayment date (months)..             143             143             120
Minimum remaining term to maturity or anticipated repayment date (months)..              51              51              57
Weighted average remaining amortization term (months)(3)...................             361             360             362
Maximum remaining amortization term (months)...............................             420             420             420
Minimum remaining amortization term (months)(3)............................             201             201             357

(1)  It has been confirmed by Fitch and S&P, in accordance with their respective methodologies, that the Encanto - SLB Puerto Rico mortgage loan has credit characteristics consistent with investment-grade rated obligations.

(2)  With respect to certain mortgage loans, the debt service coverage ratios and/or cut-off date loan to value ratios were calculated assuming the application of a holdback amount and/or a letter of credit in reduction of their respective cut-off date principal balances or taking into account various assumptions, including assumptions regarding the financial performance or value of the related mortgaged real property on a
     "stabilized" basis. For such mortgage loans, the information herein is not based on the actual "as-is" information.

(3)  Excludes mortgage loans that are interest-only for the entire term.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

                 PROPERTY TYPE BY STATE MATRIX FOR MORTGAGE POOL

                                                       % OF INITIAL MORTGAGE POOL BALANCE BY PROPERTY TYPE
                         % OF INITIAL  ----------------------------------------------------------------------------------
                        MORTGAGE POOL                                              SELF   MANUFACTURED  MIXED
STATE                      BALANCE     MULTIFAMILY  RETAIL  OFFICE  HOSPITALITY  STORAGE     HOUSING     USE   INDUSTRIAL
-------------------------------------------------------------------------------------------------------------------------

Georgia ..............       15.8           5.1      10.2     0.5        --         --         --         --       --
Florida ..............       14.5           6.1       1.5     4.6       0.7         --        0.9        0.6       --
California ...........       10.5           0.4       3.3     2.6        --        0.6        0.8        2.3      0.4
   Southern ..........        8.2           0.4       1.5     2.4        --        0.6        0.8        2.3      0.2
   Northern ..........        2.3            --       1.8     0.3        --         --         --         --      0.3
Texas ................        6.6           1.9       2.4     0.8       0.5        0.8        0.1         --      0.1
Ohio .................        5.9           3.7       0.4      --       0.3        0.0        1.3         --      0.0
Illinois .............        4.0           0.1       0.1     3.3       0.3        0.2         --         --       --
Virginia .............        4.0           0.6       0.9     0.2       2.3        0.1         --         --       --
Alabama ..............        3.3           0.6       1.4     1.4        --         --         --         --       --
Indiana ..............        3.1           2.6       0.1      --       0.2         --         --         --      0.2
District of Columbia..        3.1            --        --     3.1        --         --         --         --       --
New Jersey ...........        2.6            --       1.6     0.7       0.1        0.1         --         --      0.1
Arizona ..............        2.5           0.3       1.3     0.7        --        0.1        0.3         --       --
Maryland .............        2.3           0.7       0.5     0.5       0.6         --         --         --       --
North Carolina .......        2.1           1.7       0.1     0.2        --         --         --         --       --
Tennessee ............        1.8           0.8       0.8     0.1        --        0.0         --         --       --
West Virginia ........        1.8           1.0       0.7      --        --         --         --         --       --
New York .............        1.5            --       0.8     0.1        --        0.5         --         --       --
Massachusetts ........        1.4            --       0.8      --        --        0.6         --         --       --
New Mexico ...........        1.3           0.6        --     0.0       0.7         --         --         --       --
Kentucky .............        1.2           1.0        --      --       0.2         --         --         --      0.0
Colorado .............        1.2           0.6       0.0     0.1        --         --        0.3         --      0.2
Iowa .................        1.0           0.9        --     0.2        --         --         --         --       --
Wisconsin ............        1.0           0.1       0.7      --       0.1         --         --         --       --
Pennsylvania .........        0.9           0.3       0.0     0.3       0.3         --         --        0.0       --
Hawaii ...............        0.8            --        --      --        --         --         --         --      0.8
Michigan .............        0.8           0.6       0.1      --        --         --         --         --      0.1
Washington ...........        0.6           0.3        --      --       0.1        0.1        0.1         --       --
South Carolina .......        0.6            --        --      --       0.4        0.0         --         --      0.2
Puerto Rico ..........        0.4            --       0.4      --        --         --         --         --       --
Missouri .............        0.4            --       0.2      --        --        0.2         --         --       --
Nevada ...............        0.4            --       0.1     0.0        --        0.2         --         --       --
Kansas ...............        0.3           0.2        --      --        --        0.1         --         --       --
South Dakota .........        0.3           0.1        --     0.2        --         --         --         --       --
Oregon ...............        0.3            --       0.3      --        --         --         --         --       --
Minnesota ............        0.3           0.0       0.1     0.1        --         --         --         --       --
Montana ..............        0.2            --        --      --       0.2         --         --         --       --
Connecticut ..........        0.2           0.0        --      --        --        0.2         --         --       --
Idaho ................        0.2            --       0.1      --        --         --        0.1         --       --
Nebraska .............        0.2            --       0.2      --        --         --         --         --       --
Arkansas .............        0.1           0.1       0.0      --        --        0.0         --         --       --
Oklahoma .............        0.1            --       0.1      --        --         --         --         --       --
Utah .................        0.1            --        --     0.1        --         --         --         --       --
New Hampshire ........        0.1            --       0.1      --        --         --         --         --       --
Mississippi ..........        0.1           0.1        --      --        --         --         --         --       --
Delaware .............        0.1            --        --      --        --        0.1         --         --       --
North Dakota .........        0.0           0.0        --      --        --         --         --         --       --
                            -----          ----      ----    ----       ---        ---        ---        ---      ---
                            100.0%         30.6%     29.6%   19.7%      7.0%       4.2%       3.9%       2.9%     2.0%
                            =====          ====      ====    ====       ===        ===        ===        ===      ===

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL

                                                              CUT-OFF DATE     % OF INITIAL
                                               NUMBER OF        PRINCIPAL     MORTGAGE POOL
                                            MORTGAGE LOANS       BALANCE         BALANCE
                                            -----------------------------------------------

Interest Only ...........................         73         $1,938,891,103       47.6%
Single Tenant ...........................         54         $  397,670,812        9.8%
Loans (greater than) 50% Single Tenant...         78         $  527,792,292       12.9%
Current Secondary Debt ..................         15         $  819,883,957       20.1%
Future Secondary Debt Permitted .........         27         $1,021,563,136       25.1%
Lockbox .................................         68         $2,453,977,673       60.2%
Escrow Type(1)
   TI/LC Reserves(2) ....................         80         $  748,505,422       33.8%
   Real Estate Tax ......................        198         $2,778,646,544       68.1%
   Insurance ............................        162         $2,175,235,523       53.3%
   Replacement Reserves .................        147         $2,168,772,996       53.2%

(1)  Includes only upfront and ongoing reserves

(2)  TI/LC escrows are expressed as a percentage of only the mortgage loans secured by office, retail, industrial and mixed use properties.

SELECT CHARACTERISTICS OF LOAN GROUP 1

                                                              CUT-OFF DATE     % OF INITIAL
                                               NUMBER OF        PRINCIPAL     LOAN GROUP (1)
                                            MORTGAGE LOANS       BALANCE          BALANCE
                                            ------------------------------------------------

Interest Only ...........................         52         $1,498,020,419        53.9%
Single Tenant ...........................         54         $  397,670,812        14.3%
Loans (greater than) 50% Single Tenant            78         $  527,792,292        19.0%
Current Secondary Debt ..................         11         $  645,854,860        23.2%
Future Secondary Debt Permitted .........         22         $  893,876,452        32.1%
Lockbox .................................         65         $1,608,477,673        57.8%
Escrow Type(1)
   TI/LC Reserves(2) ....................         80         $  748,505,422        33.8%
   Real Estate Tax ......................        150         $1,509,462,449        54.3%
   Insurance ............................        123         $1,039,950,429        37.4%
   Replacement Reserves .................        110         $1,034,029,417        37.2%

(1)  Includes only upfront and ongoing reserves

(2)  TI/LC escrows are expressed as a percentage of only the mortgage loans secured by office, retail, industrial and mixed use properties.

SELECT CHARACTERISTICS OF LOAN GROUP 2

                                                              CUT-OFF DATE     % OF INITIAL
                                               NUMBER OF        PRINCIPAL     LOAN GROUP (2)
                                            MORTGAGE LOANS       BALANCE          BALANCE
                                            ------------------------------------------------

Interest Only ...........................          21        $  440,870,684        34.0%
Single Tenant ...........................         NAP                   NAP         NAP
Loans (greater than) 50% Single Tenant            NAP                   NAP         NAP
Current Secondary Debt ..................           4        $  174,029,097        13.4%
Future Secondary Debt Permitted .........           5        $  127,686,684         9.8%
Lockbox .................................           3        $  845,500,000        65.2%
Escrow Type(1)
   Real Estate Tax ......................          48        $1,269,184,095        97.9%
   Insurance ............................          39        $1,135,285,095        87.5%
   Replacement Reserves .................          37        $1,134,743,578        87.5%

----------
(1)  Includes only upfront and ongoing reserves

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       10

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

CUT-OFF DATE BALANCE ($)

                                                AGGREGATE       % OF
          RANGE OF                               CUT-OFF       INITIAL     % OF      % OF
          CUT-OFF                NUMBER OF        DATE        MORTGAGE     LOAN      LOAN
       DATE PRINCIPAL             MORTGAGE      PRINCIPAL       POOL     GROUP 1   GROUP 2
        BALANCES ($)               LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------------------------------------------------------------------

584,074 - 2,999,999 ..........       86      $  156,372,112      3.8%       4.5%      2.4%
3,000,000 - 3,999,999 ........       24          86,838,586      2.1%       2.6%      1.1%
4,000,000 - 4,999,999.........       23         103,953,716      2.5%       3.3%      1.0%
5,000,000 - 5,999,999 ........       10          54,048,645      1.3%       1.8%      0.4%
6,000,000 - 6,999,999 ........       15          97,453,440      2.4%       3.1%      0.9%
7,000,000 - 7,999,999 ........       11          81,748,202      2.0%       2.7%      0.6%
8,000,000 - 9,999,999 ........       22         199,502,852      4.9%       6.5%      1.4%
10,000,000 - 12,999,999 ......       18         200,181,359      4.9%       4.9%      5.0%
13,000,000 -19,999,999 .......       26         427,865,159     10.5%      11.1%      9.1%
20,000,000 - 49,999,999 ......       25         744,467,772     18.3%      22.8%      8.5%
50,000,000 - 384,750,000 .....       11       1,925,052,419     47.2%      36.8%     69.4%
------------------------------------------------------------------------------------------
TOTAL ........................      271      $4,077,484,261    100.0%     100.0%    100.0%
------------------------------------------------------------------------------------------

MIN: $584,074   MAX: $384,750,000   AVG. $15,046,067

DEBT SERVICE COVERAGE RATIO (X)

                                                AGGREGATE       % OF
                                                 CUT-OFF       INITIAL     % OF      % OF
                                 NUMBER OF        DATE        MORTGAGE     LOAN      LOAN
            RANGE OF              MORTGAGE      PRINCIPAL       POOL     GROUP 1   GROUP 2
            DSCRs (X)              LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------------------------------------------------------------------

1.06 - 1.14 ..................        7      $  204,706,095      5.0%       6.6%      1.6%
1.15 - 1.19 ..................       21       1,178,433,446     28.9%      15.2%     58.3%
1.20 - 1.29 ..................      104       1,076,276,932     26.4%      28.0%     22.9%
1.30 - 1.34 ..................       31         254,962,297      6.3%       5.6%      7.6%
1.35 - 1.39 ..................       28         318,161,053      7.8%       9.6%      4.0%
1.40 - 1.44 ..................       22         440,026,054     10.8%      13.9%      4.1%
1.45 - 1.49 ..................        7          27,398,050      0.7%       0.7%      0.6%
1.50 - 1.59 ..................       21         308,232,944      7.6%      10.8%      0.6%
1.60 - 1.99 ..................       22         217,450,588      5.3%       7.7%      0.3%
2.00 - 2.38 ..................        8          51,836,801      1.3%       1.9%      0.0%
------------------------------------------------------------------------------------------
TOTAL ........................      271      $4,077,484,261    100.0%     100.0%    100.0%
------------------------------------------------------------------------------------------

MIN: 1.06X   MAX:2.38X   WTD. AVG. 1.32X

MORTGAGE RATE (%)

                                                AGGREGATE       % OF
                                                 CUT-OFF       INITIAL     % OF      % OF
                                 NUMBER OF        DATE        MORTGAGE     LOAN      LOAN
                 RANGE OF         MORTGAGE      PRINCIPAL       POOL     GROUP 1   GROUP 2
            MORTGAGE RATES (%)     LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------------------------------------------------------------------

5.3800 - 5.4999 ..............        5          95,584,097      2.3%       2.2%      2.7%
5.5000 - 5.7499 ..............       69       1,680,828,903     41.2%      47.0%     28.9%
5.7500 - 5.9999 ..............       99       1,434,323,168     35.2%      23.0%     61.4%
6.0000 - 6.0999 ..............       27         140,358,138      3.4%       4.4%      1.4%
6.1000 - 6.1999 ..............       22         180,380,396      4.4%       6.1%      0.8%
6.2000 - 6.2999 ..............       20         187,301,784      4.6%       6.2%      1.1%
6.3000 - 6.3999 ..............        8         210,973,104      5.2%       6.7%      1.9%
6.4000 - 6.4999 ..............        7          37,180,965      0.9%       0.5%      1.8%
6.5000 - 7.0000 ..............       14         110,553,705      2.7%       4.0%      0.0%
------------------------------------------------------------------------------------------
TOTAL ........................      271      $4,077,484,261    100.0%     100.0%    100.0%
------------------------------------------------------------------------------------------

MIN: 5.3800   MAX: 7.0000   WTD. AVG. 5.8536

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                                AGGREGATE       % OF
                                                 CUT-OFF       INITIAL     % OF      % OF
          RANGE OF               NUMBER OF        DATE        MORTGAGE     LOAN      LOAN
      CUT-OFF DATE LTV            MORTGAGE      PRINCIPAL       POOL     GROUP 1   GROUP 2
         RATIOS (%)                LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------------------------------------------------------------------

27.8 - 50.0 ..................       13      $   42,098,640      1.0%       1.4%      0.2%
50.1 - 60.0 ..................       27         116,813,214      2.9%       4.2%      0.1%
60.1 - 65.0 ..................       29         368,686,772      9.0%      12.6%      1.5%
65.1 - 70.0 ..................       39         480,249,639     11.8%      16.0%      2.8%
70.1 - 75.0 ..................       48         661,231,013     16.2%      17.1%     14.3%
75.1 - 77.5 ..................       33         972,024,580     23.8%       6.4%     61.3%
77.6 - 80.0 ..................       81       1,406,280,402     34.5%      41.3%     19.9%
80.1 - 80.3 ..................        1          30,100,000      0.7%       1.1%      0.0%
------------------------------------------------------------------------------------------
TOTAL ........................      271      $4,077,484,261    100.0%     100.0%    100.0%
------------------------------------------------------------------------------------------

MIN: 27.8%   MAX: 80.3%   WTD. AVG. 73.9%

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO (%)

                                                AGGREGATE       % OF
            RANGE OF                             CUT-OFF       INITIAL     % OF      % OF
         MATURITY DATE           NUMBER OF        DATE        MORTGAGE     LOAN      LOAN
             OR ARD               MORTGAGE      PRINCIPAL       POOL     GROUP 1   GROUP 2
         LTV RATIOS (%)            LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------------------------------------------------------------------

23.0 - 40.0 ..................       11          24,786,029      0.6%       0.8%      0.2%
40.1 - 50.0 ..................       25         107,989,931      2.6%       3.8%      0.1%
50.1 - 60.0 ..................       56         421,984,409     10.3%      15.1%      0.3%
60.1 - 62.4 ..................       20         183,639,701      4.5%       5.8%      1.8%
62.5 - 65.0 ..................       18         209,801,391      5.1%       6.5%      2.2%
65.1 - 67.4 ..................       27         406,983,072     10.0%      14.4%      0.6%
67.5 - 70.0 ..................       19         155,799,317      3.8%       3.9%      3.6%
70.1 - 75.0 ..................       42       1,313,589,993     32.2%      13.7%     71.8%
75.1 - 80.3 ..................       53       1,252,910,419     30.7%      36.0%     19.5%
------------------------------------------------------------------------------------------
TOTAL ........................      271      $4,077,484,261    100.0%     100.0%    100.0%
------------------------------------------------------------------------------------------

MIN: 23.0%   MAX: 80.3%   WTD. AVG. 70.3%

ORIGINAL TERM TO MATURITY OR ARD (MOS)

                                                AGGREGATE       % OF
                                                 CUT-OFF       INITIAL     % OF      % OF
           RANGE OF              NUMBER OF         DATE       MORTGAGE     LOAN      LOAN
        ORIGINAL TERMS            MORTGAGE      PRINCIPAL       POOL     GROUP 1   GROUP 2
      TO MATURITY (MOS.)           LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------------------------------------------------------------------

1 - 60 .......................       18      $  720,467,309     17.7%      18.3%     16.4%
61 - 72 ......................        0                   0      0.0%       0.0%      0.0%
73 - 84 ......................        6         294,141,959      7.2%      10.6%      0.0%
85 - 96 ......................        1         140,000,000      3.4%       5.0%      0.0%
97 - 120 .....................      241       2,769,396,372     67.9%      61.2%     82.2%
121 - 144 ....................        5         153,478,621      3.8%       4.9%      1.4%
------------------------------------------------------------------------------------------
TOTAL ........................      271      $4,077,484,261    100.0%     100.0%    100.0%
------------------------------------------------------------------------------------------

MIN: 60   MAX: 144   WTD. AVG. 106

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       11

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

REMAINING TERM TO MATURITY OR ARD (MOS)

                                                AGGREGATE       % OF
                                                 CUT-OFF       INITIAL     % OF      % OF
           RANGE OF              NUMBER OF         DATE       MORTGAGE     LOAN      LOAN
        REMAINING TERMS           MORTGAGE      PRINCIPAL       POOL     GROUP 1   GROUP 2
      TO MATURITY (MOS.)           LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------------------------------------------------------------------

51 - 60 ......................       18      $  720,467,309     17.7%      18.3%     16.4%
61 - 84 ......................        7         434,141,959     10.6%      15.6%      0.0%
85 - 121 .....................      242       2,786,983,056     68.4%      61.2%     83.6%
122 - 143 ....................        4         135,891,937      3.3%       4.9%      0.0%
------------------------------------------------------------------------------------------
TOTAL ........................      271      $4,077,484,261    100.0%     100.0%    100.0%
------------------------------------------------------------------------------------------

MIN: 51   MAX: 143   WTD. AVG. 104

REMAINING PARTIAL IO TERM (MOS)

                                                AGGREGATE       % OF
                                                 CUT-OFF       INITIAL     % OF      % OF
                                 NUMBER OF        DATE        MORTGAGE     LOAN      LOAN
      RANGE OF REMAINING          MORTGAGE      PRINCIPAL       POOL     GROUP 1   GROUP 2
       PARTIAL IO TERMS            LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------------------------------------------------------------------

9 - 14 .......................        5      $   41,875,000     1.0%        1.5%     0.0%
15 - 24 ......................       23         143,382,000     3.5%        4.0%     2.5%
25 - 34 ......................       11          32,945,000     0.8%        1.0%     0.3%
35 - 39 ......................        8          81,181,000     2.0%        2.5%     0.9%
55 - 82 ......................       43       1,185,537,000    29.1%       14.9%    59.5%
------------------------------------------------------------------------------------------
TOTAL ........................       90      $1,484,920,000    36.4%       23.9%    63.2%
------------------------------------------------------------------------------------------

MIN: 9 MOS.   MAX:82 MOS.   WTD. AVG. 53 MOS.

PROPERTY STATE/LOCATION

                                                 AGGREGATE       % OF
                                                  CUT-OFF       INITIAL     % OF     % OF
                                  NUMBER OF         DATE       MORTGAGE     LOAN     LOAN
                                  MORTGAGED      PRINCIPAL       POOL     GROUP 1   GROUP 2
     LOCATION                    PROPERTIES     BALANCE ($)     BALANCE   BALANCE   BALANCE
-------------------------------------------------------------------------------------------

Georgia ......................        42      $  643,243,891     15.8%      15.6%     16.2%
Florida ......................        81         592,160,973     14.5%      11.8%     20.3%
California ...................        54         429,548,991     10.5%      13.6%      3.9%
   Southern ..................        40         343,695,531      8.4%      10.6%      3.9%
   Northern ..................        14          85,853,460      2.1%       3.1%      0.0%
Texas ........................        49         268,593,781      6.6%       6.8%      6.2%
Ohio .........................        48         239,350,831      5.9%       1.2%     15.9%
Other(a) .....................       274       1,904,585,795     46.7%      50.9%     37.7%
-------------------------------------------------------------------------------------------
TOTAL ........................       548      $4,077,484,261    100.0%     100.0%    100.0%
-------------------------------------------------------------------------------------------

(a)  Includes 39 states, Puerto Rico and the District of Columbia.

PROPERTY TYPE

                                                 AGGREGATE       % OF
                                                  CUT-OFF       INITIAL     % OF      % OF
                                  NUMBER OF         DATE       MORTGAGE     LOAN      LOAN
                                  MORTGAGED      PRINCIPAL       POOL     GROUP 1   GROUP 2
         PROPERTY TYPE           PROPERTIES     BALANCE ($)     BALANCE   BALANCE   BALANCE
-------------------------------------------------------------------------------------------

Multifamily ..................      244       $1,406,379,261     34.5%       3.9%    100.0%
   Multifamily ...............      226        1,247,086,726     30.6%       2.8%     90.2%
   Manufactured Housing ......       18          159,292,535      3.9%       1.2%      9.8%
Retail .......................      141        1,208,563,979     29.6%      43.5%      0.0%
Office .......................       64          802,074,185     19.7%      28.8%      0.0%
Hospitality ..................       25          286,668,878      7.0%      10.3%      0.0%
Self Storage .................       45          171,553,101      4.2%       6.2%      0.0%
Mixed Use ....................       10          119,066,506      2.9%       4.3%      0.0%
Industrial ...................       19           83,178,351      2.0%       3.0%      0.0%
-------------------------------------------------------------------------------------------
TOTAL ........................      548       $4,077,484,261    100.0%     100.0%    100.0%
-------------------------------------------------------------------------------------------

AMORTIZATION TYPES

                                                AGGREGATE       % OF
                                                 CUT-OFF       INITIAL     % OF     % OF
                                 NUMBER OF         DATE       MORTGAGE     LOAN     LOAN
                                  MORTGAGE      PRINCIPAL       POOL     GROUP 1   GROUP 2
      AMORTIZATION TYPES           LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------------------------------------------------------------------

Interest Only ................       73      $1,938,891,103     47.6%      53.9%     34.0%
IO-Balloon ...................       89       1,477,420,000     36.2%      23.7%     63.2%
Balloon ......................      102         499,073,913     12.2%      16.6%      2.8%
ARD ..........................        5         146,899,245      3.6%       5.3%      0.0%
IO-ARD .......................        1           7,700,000      0.2%       0.3%      0.0%
Partial IO-ARD ...............        1           7,500,000      0.2%       0.3%      0.0%
------------------------------------------------------------------------------------------
TOTAL ........................      271      $4,077,484,261    100.0%     100.0%    100.0%
------------------------------------------------------------------------------------------

REMAINING STATED AMORTIZATION TERM (MOS)

                                                AGGREGATE       % OF
                                                 CUT-OFF       INITIAL     % OF     % OF
                                 NUMBER OF         DATE       MORTGAGE     LOAN     LOAN
  RANGE OF REMAINING STATED       MORTGAGE      PRINCIPAL       POOL     GROUP 1   GROUP 2
  AMORTIZATION TERMS (MOS.)        LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------------------------------------------------------------------

Interest Only (1) ............       74      $1,946,591,103     47.7%      54.1%     34.0%
201 - 240 ....................        3           9,117,531      0.2%       0.3%      0.0%
241 - 300 ....................       27         129,075,141      3.2%       4.6%      0.0%
301 - 360 ....................      152       1,790,737,118     43.9%      34.8%     63.6%
361 - 420 ....................       15         201,963,368      5.0%       6.1%      2.4%
------------------------------------------------------------------------------------------
TOTAL ........................      271      $4,077,484,261    100.0%     100.0%    100.0%
------------------------------------------------------------------------------------------

MIN: 201   MAX: 420   WTD. AVG. 361

(1)  Includes one IO-ARD loan.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       12

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

CLASS A-2 AND A-2 FL (5 YEAR LOANS)

                                                  AGGREGATE      LOAN BALANCE
                                                CUT-OFF DATE     AT MATURITY/
                                      LOAN    PRINCIPAL BALANCE     ARD TO                  PROPERTY
LOAN/PROPERTY NAME                   SELLER  ALLOCATED TO CLASS     CLASS      STATE          TYPE
----------------------------------------------------------------------------------------------------------

Town Center at Cobb                 MLML        $280,000,000     $280,000,000   GA    Retail
Gwinnett Place                      MLML         115,000,000      115,000,000   GA    Retail
GMH - The Ridge                     GECC          23,120,000       23,120,000   WV    Multifamily
Palm Beach Office Building          MLML          15,000,000       15,000,000   FL    Office
Kingsley Square                     GECC          14,630,000       14,630,000   TX    Retail
Crowne Plaza Hotel - Mundelein      GECC          12,000,000       11,109,289   IL    Hospitality
Pinewood Facility                   GECC          11,000,000       11,000,000   FL    Office
Rivergate Shopping Center           MLML          10,300,000        9,954,646   CA    Retail
210 Celebration Place               LaSalle        7,200,000        7,200,000   FL    Office
Skyline MHC                         GECC           5,250,000        5,250,000   WA    Manufactured Housing
I-10 Durham                         LaSalle        3,375,000        3,375,000   TX    Retail
CLASS A-2 AND A-2 FL TOTAL BALLOON
PAYMENT                                                          $495,638,935
REMAINING CLASS A-2 AND A-2 FL
AMORTIZATION                                                     $  3,290,065
TOTAL CLASS A-2 AND A-2 FL
CERTIFICATE BALANCE                                              $498,929,000

                                      REMAINING              CUT-OFF
                                       TERM TO                DATE
                                      MATURITY/   REMAINING    LTV    U/W NCF
LOAN/PROPERTY NAME                  ARD (MONTHS)  IO PERIOD   RATIO    DSCR
-----------------------------------------------------------------------------

Town Center at Cobb                      58           58       79.8%   1.19x
Gwinnett Place                           58           58       74.2    1.91
GMH - The Ridge                          57           57       80.0    1.39
Palm Beach Office Building               57           57       75.0    1.31
Kingsley Square                          59           59       77.8    1.26
Crowne Plaza Hotel - Mundelein           57            9       73.2    1.32
Pinewood Facility                        58           58       79.7    1.53
Rivergate Shopping Center                58           10       56.5    1.19
210 Celebration Place                    59           59       51.8    2.09
Skyline MHC                              58           58       76.1    1.35
I-10 Durham                              58           58       77.1    1.37
CLASS A-2 AND A-2 FL TOTAL BALLOON
PAYMENT
REMAINING CLASS A-2 AND A-2 FL
AMORTIZATION
TOTAL CLASS A-2 AND A-2 FL
CERTIFICATE BALANCE

CLASS A-3 AND A-3 FL (7-9 YEAR LOANS)

                                                  AGGREGATE      LOAN BALANCE
                                                CUT-OFF DATE     AT MATURITY/
                                      LOAN    PRINCIPAL BALANCE     ARD TO                PROPERTY
LOAN/PROPERTY NAME                   SELLER  ALLOCATED TO CLASS     CLASS       STATE       TYPE
----------------------------------------------------------------------------------------------------

DRA / Colonial Office Portfolio     WFB         $247,302,419     $247,302,419  Various  Various
Och-Ziff Retail Portfolio           LaSalle      140,000,000      140,000,000  Various  Retail
Emily Morgan Hotel                  GECC          19,500,000       19,500,000  TX       Hospitality
Thunderbird Paseo Medical Plaza     MLML          17,000,000       16,720,924  AZ       Office
Hawthorn Suites Naples              GECC           7,073,202        5,620,254  FL       Hospitality
FRIH Taco, LLC                      WFB            6,928,922        5,627,920  Various  Retail
6230 South Decatur Boulevard        GECC           4,956,095        4,230,381  NV       Retail
Auburn Way Self Storage             GECC           4,650,000        4,650,000  WA       Self Storage
Alpha Business Center               GECC           3,963,742        3,414,503  TX       Office
Healthspring                        LaSalle        3,094,404        2,804,964  TN       Office
Flowers Bakery                      WFB            2,595,136        2,345,225  TX       Industrial
CLASS A-3 AND A-3 FL TOTAL BALLOON
PAYMENT                                                          $452,216,590
REMAINING CLASS A-3 AND A-3 FL
AMORTIZATION                                                     $        410
TOTAL CLASS A-3 AND A-3 FL
CERTIFICATE BALANCE                                              $452,217,000

                                      REMAINING              CUT-OFF
                                       TERM TO                DATE
                                      MATURITY/   REMAINING    LTV    U/W NCF
LOAN/PROPERTY NAME                  ARD (MONTHS)  IO PERIOD   RATIO    DSCR
-----------------------------------------------------------------------------

DRA / Colonial Office Portfolio           83          83       79.5%   1.43x
Och-Ziff Retail Portfolio                 84          84       66.3    1.27
Emily Morgan Hotel                        83          83       64.1    1.79
Thunderbird Paseo Medical Plaza           82          58       76.3    1.27
Hawthorn Suites Naples                   107           0       68.0    1.31
FRIH Taco, LLC                            97           0       52.4    1.53
6230 South Decatur Boulevard             111           0       75.1    1.13
Auburn Way Self Storage                   83          83       67.4    1.57
Alpha Business Center                    110           0       71.4    1.25
Healthspring                              82           0       50.3    2.37
Flowers Bakery                            82           0       53.0    1.98
CLASS A-3 AND A-3 FL TOTAL BALLOON
PAYMENT
REMAINING CLASS A-3 AND A-3 FL
AMORTIZATION
TOTAL CLASS A-3 AND A-3 FL
CERTIFICATE BALANCE

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       13

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

MORTGAGE POOL PREPAYMENT PROFILE

                    PERCENT OF REMAINING BALANCE ANALYSIS(1)

                                                        % OF REM
                MONTHS                 AGGREGATE         MORTGAGE          % OF REM           % OF REM        % OF REM
                SINCE   NUMBER OF      REMAINING       POOL BALANCE        MORTGAGE           MORTGAGE        MORTGAGE
               CUT-OFF   MORTGAGE      PRINCIPAL        LOCK OUT/        POOL BALANCE      POOL BALANCE X%  POOL BALANCE
   PERIOD        DATE    LOANS          BALANCE       DEFEASANCE(2)  YIELD MAINTENANCE(3)     PENALTY(4)        OPEN       TOTAL
--------------------------------------------------------------------------------------------------------------------------------

August 2007        0       271     $4,077,484,260.80      99.44%             0.56%              0.00%           0.00%     100.00%
August 2008       12       271     $4,069,668,133.41      99.44%             0.56%              0.00%           0.00%     100.00%
August 2009       24       271     $4,060,644,710.05      84.51%            14.47%              1.02%           0.00%     100.00%
August 2010       36       271     $4,049,399,390.94      79.46%            19.53%              1.02%           0.00%     100.00%
August 2011       48       271     $4,036,288,392.48      79.18%            19.55%              1.01%           0.26%     100.00%
August 2012       60       253     $3,302,302,540.17      79.92%            19.49%              0.59%           0.00%     100.00%
August 2013       72       253     $3,274,936,256.48      79.84%            19.56%              0.60%           0.00%     100.00%
August 2014       84       246     $2,812,374,399.29      79.55%            17.52%              0.00%           2.93%     100.00%
August 2015       96       245     $2,763,538,218.91      79.74%            17.71%              0.00%           2.55%     100.00%
August 2016      108       243     $2,719,641,319.57      79.63%            17.52%              0.00%           2.85%     100.00%
August 2017      120         4     $  115,696,360.67     100.00%             0.00%              0.00%           0.00%     100.00%
August 2018      132         1     $   26,635,795.23     100.00%             0.00%              0.00%           0.00%     100.00%
August 2019      144         0     $              --       0.00%             0.00%              0.00%           0.00%       0.00%

----------
(1)  Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity (except that mortgage loans with anticipated repayment dates (ARD loans) are assumed to prepay on their anticipated repayment dates). Otherwise, Mortgage Pool Prepayment Profile is calculated based on Modeling Assumptions to be described in the offering prospectus.

(2)  Mortgage loans included in this category are locked out from prepayment, but may include periods during which defeasance is permitted.

(3)  Including mortgage loans that permit defeasance or prepayment with yield maintenance and mortgage loans that permit greater of yield maintenance cost and x% penalties.

(4)  Including mortgage loans that permit x% penalties.

TEN LARGEST MORTGAGE LOANS

                                                         NUMBER OF
                                                          MORTGAGE                     % OF
                                                           LOANS/                     INITIAL
                                                         MORTGAGED    CUT-OFF DATE   MORTGAGE
                                              MORTGAGE      REAL       PRINCIPAL       POOL
NO.  LOAN NAME                              LOAN SELLER  PROPERTIES     BALANCE       BALANCE
---------------------------------------------------------------------------------------------

 1.  Empirian Multifamily Portfolio Pool 1      MLML       1    78   $  384,750,000     9.4%
 2.  Empirian Multifamily Portfolio Pool 3      MLML       1    79      330,250,000     8.1
 3.  Town Center at Cobb                        MLML       1     1      280,000,000     6.9
 4.  DRA / Colonial Office Portfolio            WFB        1    19      247,302,419     6.1
 5.  Och-Ziff Retail Portfolio                LaSalle      1    11      140,000,000     3.4
     U-Haul Self-Storage Portfolio 14, 15,
 6.  16, 17                                     MLML       4    32      135,891,937     3.3
 7.  B2 Portfolio                               GECC       1    11      130,500,000     3.2
 8.  Gwinnett Place                             MLML       1     1      115,000,000     2.8
 9.  1101 New York Avenue                       WFB        1     1      112,500,000     2.8
10.  Mann and Sylmar Biomedical Parks           MLML       1     2       65,000,000     1.6
---------------------------------------------------------------------------------------------
     TOTAL/WEIGHTED AVERAGE                               13   235   $1,941,194,355    47.6%
---------------------------------------------------------------------------------------------

                                                                      LOAN
                                                                     BALANCE         CUT-OFF
                                              PROPERTY    PROPERTY     PER    DSCR  DATE LTV
NO.  LOAN NAME                                  TYPE       SIZE(1)   SF/UNIT  (X)   RATIO (%)
---------------------------------------------------------------------------------------------

 1.  Empirian Multifamily Portfolio Pool 1   Multifamily      7,964  $48,311  1.17x    77.5%
 2.  Empirian Multifamily Portfolio Pool 3   Multifamily      6,860   48,141  1.17     77.3
 3.  Town Center at Cobb                       Retail       558,869      501  1.19     79.8
 4.  DRA / Colonial Office Portfolio          Various     5,227,519      142  1.43     79.5
 5.  Och-Ziff Retail Portfolio                 Retail     2,311,252      123  1.27     66.3
     U-Haul Self-Storage Portfolio 14, 15,
 6.  16, 17                                 Self Storage  1,792,554       76  1.38     69.2
 7.  B2 Portfolio                            Multifamily      2,904   44,938  1.29     74.9
 8.  Gwinnett Place                            Retail       566,908      203  1.91     74.2
 9.  1101 New York Avenue                      Office       390,994      575  1.06     70.2
10.  Mann and Sylmar Biomedical Parks         Mixed Use     790,013       82  1.50     63.7
---------------------------------------------------------------------------------------------
     TOTAL/WEIGHTED AVERAGE                                                   1.28X    75.4%
---------------------------------------------------------------------------------------------

(1)  Property size is indicated in dwelling units (for multifamily properties)
     and square feet for all other property types.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       14

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       15

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

EMPIRIAN MULTIFAMILY PORTFOLIO POOL 1

                                 [PHOTO OMITTED]

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           78
Location (City/State)                                                    Various
Property Type                                                        Multifamily
Size (Units)                                                               7,964
Percentage Physical Occupancy as of April 1, 2007                          94.4%
Year Built                                                               Various
Year Renovated                                                           Various
Appraisal Value (As-Is)                                             $496,240,000
Average Monthly Rent Per Unit                                            $565.52
Underwritten Economic Occupancy                                            93.2%
Underwritten Revenues                                                $54,570,392
Underwritten Total Expenses                                          $20,582,578
Underwritten Net Operating Income (NOI)                              $33,987,814
Underwritten Net Cash Flow (NCF)                                     $31,917,174
March 2007 (TTM) NOI                                                 $31,252,904
2006 NOI                                                             $29,893,062
2005 NOI                                                             $26,661,006

                                 [PHOTO OMITTED]

                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        MLML
Loan Group                                                                     2
Origination Date                                                     May 9, 2007
Cut-off Date Principal Balance                                      $384,750,000
Cut-off Date Loan Balance Per Unit                                       $48,311
Percentage of Initial Mortgage Pool Balance                                 9.4%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.8315%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            60
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Call Protection                                              LO(26),Def(91),O(3)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     77.5%
LTV Ratio at Maturity or ARD                                               72.4%
Underwritten DSCR on NOI(1)                                                1.25x
Underwritten DSCR on NCF(2)                                                1.17x

(1)  The Underwritten DSCR on NOI during the initial interest only period is
     1.49x.

(2)  The Underwritten DSCR on NCF during the initial interest only period is
     1.40x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       16

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

EMPIRIAN MULTIFAMILY PORTFOLIO POOL 3

                                [PHOTO OMITTED]

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           79
Location (City/State)                                                    Various
Property Type                                                        Multifamily
Size (Units)                                                               6,860
Percentage Physical Occupancy as of April 1, 2007                          93.4%
Year Built                                                               Various
Year Renovated                                                           Various
Appraisal Value (As-Is)                                             $427,200,000
Average Monthly Rent Per Unit                                            $565.27
Underwritten Economic Occupancy                                            92.0%
Underwritten Revenues                                                $47,098,610
Underwritten Total Expenses                                          $17,928,647
Underwritten Net Operating Income (NOI)                              $29,169,963
Underwritten Net Cash Flow (NCF)                                     $27,385,323
March 2007 (TTM) NOI                                                 $27,200,170
2006 NOI                                                             $26,033,856
2005 NOI                                                             $24,253,192

                                [PHOTO OMITTED]

                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        MLML
Loan Group                                                                     2
Origination Date                                                     May 9, 2007
Cut-off Date Principal Balance                                      $330,250,000
Cut-off Date Loan Balance Per Unit                                       $48,141
Percentage of Initial Mortgage Pool Balance                                 8.1%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.8315%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            60
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Call Protection                                              LO(26),Def(91),O(3)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     77.3%
LTV Ratio at Maturity or ARD                                               72.2%
Underwritten DSCR on NOI(1)                                                1.25x
Underwritten DSCR on NCF(2)                                                1.17x

(1)  The Underwritten DSCR on NOI during the interest only period is 1.49x.

(2)  The Underwritten DSCR on NCF during the interest only period is 1.40x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       17

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

EMPIRIAN MULTIFAMILY PORTFOLIO POOL 1

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       18

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

EMPIRIAN MULTIFAMILY PORTFOLIO POOL 3

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       19

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

THE LOANS. The mortgage loans (the "Empirian 1 Loan" and the "Empirian 3 Loan", together the "Empirian Loans") are related un-crossed mortgage loans more specifically described as follows. The Empirian 1 Loan is evidenced by a single promissory note and is secured by a first mortgage encumbering the borrower's fee interest in a portfolio of multifamily complexes (the "Empirian 1
Properties"). The Empirian 1 Loan has a principal balance of $384.75 million as of the cut-off date and represents approximately 9.4% of the initial mortgage pool balance and approximately 29.7% of the initial loan group 2 balance. The
Empirian 3 Loan is evidenced by a single promissory note and is secured by a first mortgage encumbering the borrower's fee interest in a portfolio of multifamily complexes (the "Empirian 3 Properties", together with the Empirian 1
Properties, the "Empirian Properties"). The Empirian 3 Loan has a principal balance of $330.25 million as of the cut-off date and represents approximately
18.1% of the initial mortgage pool balance and approximately 25.5% of the initial loan group 2 balance.

The Empirian Loans were originated simultaneously on May 9, 2007 and have remaining terms of 118 months to their scheduled maturity dates of June 8, 2017.
The Empirian Loans may be voluntarily prepaid on or after March 8, 2017 without payment of a prepayment premium and permits defeasance with United States government obligations beginning two years after the creation of the subject securitization trust.

THE PROPERTIES. The Empirian 1 Properties consist of 78 multifamily rental communities totaling 7,964 units located across eight states. The properties range in size from 50 to 244 units, with an average of 102 per location. The
Empirian 3 Properties consist of 79 multifamily rental communities totaling
6,860 units located across eight states. The properties range in size from 41 to
251 units, with an average of 87 per location. The table below contains certain information regarding the properties.

The Empirian Properties are single-story garden apartment communities. The units are factory-built, modular constructed properties that were manufactured in the
1970's to the 1990's by Cardinal Industries, an Ohio-based company established in 1954. Each apartment features direct exterior access, a private patio, and immediate access to parking. Appliances generally include electric ranges and refrigerators with most units offering full-size washer and dryer hookups as well as attic space.

According to Equity Residential, the previous owner, recent capital improvements to the properties reportedly included exterior upgrades to roofs, siding replacement, paint, concrete walks, asphalt paving, sealcoat, landscaping and signage. Interior upgrades reportedly included carpets, cabinets, flooring, countertops, hot water heaters and the replacement of approximately 15,000 HVAC units. Other select renovations included upgrades to on-site management offices and laundry rooms. Per engineering reports created by Land America Commercial
Services, the Empirian Properties are in generally good condition.

                              EMPIRIAN 1 PROPERTIES

                                     % OF
                         NO. OF      TOTAL      AVERAGE MONTHLY
UNIT MIX                  UNITS      UNITS    MARKET RENT/UNIT(1)
-----------------------------------------------------------------
Studio                    1,184      14.9%           $454
1BR                       5,493      69.0             553
2BR                       1,279      16.1             721
3BR                           8       0.1             812
-----------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE    7,964     100.0%           $565
-----------------------------------------------------------------

                              EMPIRIAN 3 PROPERTIES

                                     % OF
                         NO. OF      TOTAL     AVERAGE MONTHLY
UNIT MIX                  UNITS      UNITS    MARKET RENT/UNIT(1)
-----------------------------------------------------------------
Studio                    1,042       15.2%          $461
1BR                       4,864       70.9            564
2BR                         941       13.7            696
3BR                          13        0.2            797
-----------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE    6,860      100.0%          $567
-----------------------------------------------------------------

(1)   Information obtained from the 2007 Land America appraisals.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       20

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

THE MARKET(1). The Empirian Properties are located in both metropolitan and rural areas across nine states with the geographic concentrations in Florida,
Ohio, Georgia and Indiana.

                    EMPIRIAN 1 PROPERTIES - STATE ALLOCATION

                                                                                    ALLOCATED CUT-OFF
STATE                            TOTAL SF/UNITS   OCCUPANCY (%)   APPRAISED VALUE      DATE BALANCE        UW NCF
-------------------------------------------------------------------------------------------------------------------

Florida                               2,352            95.1%        $184,260,000       $137,160,000     $10,946,201
Georgia                               1,507            94.8           89,530,000         71,470,000       5,963,636
Indiana                               1,273            93.4           63,680,000         50,220,000       4,185,101
Kentucky                                417            95.0           24,600,000         18,700,000       1,494,299
Michigan                                199            96.0           14,300,000         11,440,000       1,016,549
Ohio                                  1,973            93.1          103,480,000         82,650,000       7,154,664
Pennsylvania                             97            95.9            6,500,000          5,200,000         444,206
Tennessee                               146           100.0            9,890,000          7,910,000         712,517
-------------------------------------------------------------------------------------------------------------------
GRAND TOTAL                           7,964            94.4%        $496,240,000       $384,750,000     $31,917,174
-------------------------------------------------------------------------------------------------------------------

                    EMPIRIAN 3 PROPERTIES - STATE ALLOCATION

                                                                                    ALLOCATED CUT-OFF
STATE                            TOTAL SF/UNITS   OCCUPANCY (%)   APPRAISED VALUE      DATE BALANCE        UW NCF
-------------------------------------------------------------------------------------------------------------------

Florida                               1,947            93.2%        $150,560,000       $113,280,000     $ 8,921,012
Georgia                                 983            93.7           57,200,000         44,420,000       3,702,624
Indiana                                 877            93.6           46,860,000         36,690,000       3,019,437
Kentucky                                426            95.7           27,370,000         21,470,000       1,743,092
Maryland                                414            93.2           35,480,000         28,020,000       2,426,670
Michigan                                279            93.5           16,450,000         13,160,000       1,247,214
Ohio                                  1,822            92.5           86,720,000         67,960,000       5,849,259
Pennsylvania                            112            95.5            6,560,000          5,250,000         476,016
-------------------------------------------------------------------------------------------------------------------
GRAND TOTAL                           6,860            93.4%        $427,200,000       $330,250,000     $27,385,323
-------------------------------------------------------------------------------------------------------------------

THE BORROWERS. 215 single purpose, bankruptcy remote entities (the "Empirian
Borrowers") owned and controlled, directly or indirectly, by Ezra Beyman
("Sponsor").

Mr. Beyman has over 20 years of real estate experience. He founded Empire
Equities, the forerunner of Empire Equity Group Inc., in November 1983 and has
since been involved in all aspects of the real estate industry including acquisition, renovation, sale, management and financing of various property types including single-family dwellings, multi-story luxury complexes and commercial real estate. Mr. Beyman also owns and operates a residential mortgage brokerage operation. These operations are organized as the Empire-Empirian Group of Holdings and its affiliates ("Empire"), which direct the management, acquisition, renovation, financing and sale of residential and commercial properties. The company is based in Montvale, NJ.

As of January 2007, Mr. Beyman owned or controlled 309 multifamily properties totaling approximately $2.4 billion in reported market value.

PROPERTY MANAGEMENT. Empirian Property Management, Inc. ("Empirian"), an
affiliate of the Sponsor. Empirian was founded by a team of real estate professionals, including Mr. Beyman, with over 15 years of real estate experience. Empirian exclusively manages Empire's portfolio of approximately 300 properties totaling 35,000 units. Empirian's management approach is to hire experienced local real estate professionals possessing local knowledge of their respective markets. In September 2006, Empire acquired Equity Residential's
Lexford operating and management platform and maintained existing management personnel.

LOCKBOX. Hard lockbox with springing cash management.

ESCROWS.

     EMPIRIAN 1 LOAN ESCROWS / RESERVES

TYPE:                    INITIAL     MONTHLY
-----------------------------------------------
Taxes                  $2,664,654           (2)
Insurance              $1,663,555           (3)
Capital Expenditures   $        0   $172,553
Deferred Maintenance   $  424,364   $      0

     EMPIRIAN 3 LOAN ESCROWS / RESERVES

TYPE:                    INITIAL     MONTHLY
-----------------------------------------------
Taxes                  $2,430,923           (2)
Insurance              $1,407,291           (3)
Capital Expenditures   $        0   $148,720
Deferred Maintenance   $  309,041   $      0
Environmental          $   75,000   $      0

(1)  Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions, and no representation is made as to the accuracy of those assumptions.

(2)  An amount equal to one-twelfth of all annual tax bills.

(3)  An amount equal to one-twelfth of the annual insurance premiums for each property.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       21

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

ADDITIONAL DEBT. None existing or permitted.

PARTIAL RELEASES. Prior to the Defeasance Lockout Date (defined as two years from the start-up day of the last securitization involving any related portion of the Empirian Portfolio Loans) up to 25% (based on allocated loan amount) of the individual Empirian Properties may be released from the lien of the related mortgage provided that (i) the debt service coverage ratio ("DSCR") on the applicable Empirian Loan immediately following the release is equal to or greater than the greater of (a) the DSCR immediately prior to such release and
(b) the DSCR as of the loan closing date, (ii) the Empirian Borrowers prepay the loan in an amount equal to the "Adjusted Release Amount" (equal to (x) with respect to properties located in Michigan or Ohio, 110% of the allocated loan amount for each such property, and (y) with respect to properties located in any other state, 115% of the allocated loan amount for each such property) and (iii)
the Empirian Borrowers pay a prepayment premium in an amount equal to the greater of yield maintenance and 1%.

After the Defeasance Lockout Date, the loan may be defeased in whole or in part and the underlying properties may be released and replaced with U.S. treasury securities in an amount equal to the adjusted release amount associated with the properties being released, provided that the Empirian Borrowers comply with standard defeasance provisions, including the requirement that after such partial defeasance the DSCR on the applicable Empirian Loan is equal to or greater than (a) the DSCR immediately prior to such release and (b) the DSCR as of the loan closing date (ii) the Empirian Borrowers prepay the loan in an amount equal to the "Adjusted Release Amount" (equal to (x) with respect to properties located in Michigan or Ohio, 110% of the allocated loan amount for each such property, and (y) with respect to properties located in any other state, 115% of the allocated loan amount for each such property).

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       22

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       23

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

TOWN CENTER AT COBB

                                 [PHOTO OMITTED]

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            1
Location (City/State)                                               Kennesaw, GA
Property Type                                                             Retail
Size (Square Feet)                                                       558,869
Percentage Physical Occupancy as of April 10, 2007                         91.8%
Year Built                                                                  1986
Year Renovated                                                              1998
Appraisal Value                                                     $351,000,000
# of Tenant Leases                                                           153
Average Rent Per Square Foot                                              $32.06
Underwritten Economic Occupancy                                            93.7%
Underwritten Revenues                                                $28,474,861
Underwritten Total Expenses                                           $8,277,910
Underwritten Net Operating Income (NOI)                              $20,196,952
Underwritten Net Cash Flow (NCF)                                     $19,402,834
March 2007 (TTM) NOI                                                 $19,901,417
2006 NOI                                                             $20,170,274
2005 NOI                                                             $18,666,703

                                 [PHOTO OMITTED]

                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                    May 23, 2007
Cut-off Date Principal Balance                                      $280,000,000
Cut-off Date Loan Balance Per SF/Unit                                       $501
Percentage of Initial Mortgage Pool Balance                                 6.9%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.7400%
Amortization Type                                                  Interest Only
IO Period (Months)                                                            60
Original Term to Maturity/ARD (Months)                                        60
Original Call Protection                                     LO(26),Def(27),O(7)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     79.8%
LTV Ratio at Maturity or ARD                                               79.8%
Underwritten DSCR on NOI                                                   1.24x
Underwritten DSCR on NCF                                                   1.19x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       24

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

                               [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       25

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Town Center at Cobb Loan") is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a regional mall (the "Town Center at Cobb Property") located in Kennesaw,
Georgia. The Town Center at Cobb Loan represents approximately 6.9% of the initial mortgage pool balance and approximately 10.1% of the initial loan group
1 balance.

The Town Center at Cobb Loan was originated on May 23, 2007, and has a principal balance as of the cut-off date of $280 million. The Town Center at Cobb Loan has a remaining term of 58 months to its maturity date of June 8, 2012. The Town
Center at Cobb Loan may be prepaid on or after December 8, 2011 without penalty, and permits defeasance with United States government obligations beginning two years after the creation of the MLMT Series 2007-C1 securitization trust.

THE PROPERTY. The Town Center at Cobb Property is a two-level, Class A, enclosed regional mall anchored by Macy's, Macy's Furniture, Sears, Belks and JC Penny.
With the exception of the Belks, the anchors are tenant owned and not part of the collateral for the Town Center at Cobb Loan. Junior anchors at the property include The Gap and Victoria's Secret. The property contains approximately 150 in-line shops totaling approximately 387,000 square feet inclusive of the food court and kiosks.

The mall is located at 400 Ernest West Barrett Parkway, Kennesaw, Cobb County,
Georgia approximately 20 miles northwest of the Atlanta central business district ("CBD"). The property is situated on the north side of Barrett Parkway less than one mile from the intersection of Interstates 75 and 575. The property is visible from both highways, which serve as the area's primary north/south thoroughfares providing access to the major employment centers in northwest
Atlanta. Barrett Parkway is a four to six lane major thoroughfare running between western and northern Cobb County. Situated on 110.4 acres, the Town
Center at Cobb Property was constructed in 1986 with an expansion (reportedly
74,623 square feet of gross leaseable area ("GLA")) in 1998. The parking ratio is 5.40:1000 total leaseable square feet.

The following table presents certain information relating to the major tenants at the Town Center at Cobb Property:

                               TENANT INFORMATION

                                           CREDIT RATINGS                            BASE RENT      LEASE
TENANT NAME             PARENT COMPANY     (FITCH/S&P)(1)  SQUARE FEET(3)  % OF GLA     PSF      EXPIRATION
-----------------------------------------------------------------------------------------------------------

Macy's(2)                 Macy's Inc.          BBB/BBB          238,000       NAP       NAP        NAP
Macy's Furniture(2)       Macy's Inc.          BBB/BBB          232,000       NAP       NAP        NAP
Sears(2)                      NAP                               170,527       NAP       NAP        NAP
Belks                         NAP                               161,865      29.0%     $8.35    8/31/2012
J.C. Penney(2)        JC Penny & Co. Inc.      BBB/BBB-          82,000       NAP       NAP        NAP
The Gap                   The Gap Inc.         BB+/BB+           16,968       3.0      36.23   12/31/2008
Abercrombie & Fitch           NAP                                12,219       2.2      30.00    1/31/2012
Victoria's Secret       LTD Brands Inc.        NR/BBB-            9,983       1.8      40.00    1/31/2015
Express/Express Men           NAP                                 9,111       1.6      28.00    1/31/2015
-----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                          226,073      40.5%    $15.06
-----------------------------------------------------------------------------------------------------------

(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(2)  Anchor owned and not part of the collateral securing the Town Center at
     Cobb Loan.

(3)  Anchor owned square footage is excluded from total.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       26

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Town Center at Cobb Property:

                           LEASE ROLLOVER SCHEDULE(1)

               NUMBER     SQUARE      % OF
             OF LEASES    FEET        GLA       BASE RENT
    YEAR      EXPIRING  EXPIRING   EXPIRING     EXPIRING
----------------------------------------------------------

    2007         10       30,478       5.5%  $  915,820
    2008         17       58,936      10.5    1,894,953
    2009          7        4,993       0.9      436,400
    2010         15       22,920       4.1    1,247,874
    2011         15       18,989       3.4    1,260,120
    2012         15      180,476      32.3    2,454,356
    2013         11       27,533       4.9    1,071,272
    2014          9       19,019       3.4      815,277
    2015         18       64,925      11.6    2,292,544
    2016         21       46,692       8.4    2,229,119
    2017         12       30,805       5.5    1,621,658
Thereafter        3        7,038       1.3      200,206
  Vacant        NAP       46,065       8.2            0
----------------------------------------------------------
TOTAL           153      558,869     100.0%  $16,439,599
----------------------------------------------------------

                % OF     CUMULATIVE    CUMULATIVE     CUMULATIVE    CUMULATIVE %
             BASE RENT   SQUARE FEET     % OF GLA      BASE RENT    OF BASE RENT
     YEAR    EXPIRING     EXPIRING      EXPIRING       EXPIRING      EXPIRING
--------------------------------------------------------------------------------

     2007        5.6%       30,478          5.5%     $    915,820        5.6%
     2008       11.5        89,414         16.0         2,810,773       17.1
     2009        2.7        94,407         16.9         3,247,173       19.8
     2010        7.6       117,327         21.0         4,495,047       27.3
     2011        7.7       136,316         24.4         5,755,167       35.0
     2012       14.9       316,792         56.7         8,209,523       49.9
     2013        6.5       344,325         61.6         9,280,794       56.5
     2014        5.0       363,344         65.0        10,096,071       61.4
     2015       13.9       428,269         76.6        12,388,615       75.4
     2016       13.6       474,961         85.0        14,617,734       88.9
     2017        9.9       505,766         90.5        16,239,392       98.8
 Thereafter      1.2       512,804         91.8        16,439,599      100.0
   Vacant        0.0       558,869        100.0
--------------------------------------------------------------------------------
    TOTAL      100.0%
--------------------------------------------------------------------------------

(1)  Information obtained from the Town Center at Cobb Borrower's rent roll dated May 1, 2007.

THE MARKET(2). The Town Center at Cobb Property is located in Cobb County,
Georgia, within the greater Kennesaw area. The City of Atlanta is approximately
20 miles southeast of the property. The Atlanta-Sandy Springs-Marietta metropolitan statistical area ("Atlanta MSA") consists of 28 counties in northwest Georgia. From 1996 to 2006, Atlanta's gross metro product grew at an average annual rate of 4.3%, higher than the nation's top 100 largest metro areas ("Top 100") with an average of 3.6%. Over the same period, Atlanta's annual population growth averaged 3.0%, above the Top 100 and national annual averages of 1.2% and 1.0%, respectively.

The Town Center at Cobb Property is located in an area characterized as rural/suburban. Over the past 20 years, the rural portions of Cobb and neighboring counties have become popular residential communities due to their proximity to interstate routes 75 and 575. These highways provide access to the major employment centers in northwest Atlanta and greater Atlanta to the south.
Retail and commercial development has followed the migration of households to the area. Local retail development is concentrated along Barrett Parkway mainly near the Town Center at Cobb Property and the two interstate interchanges.
Nearby retail uses include power centers, community centers, freestanding buildings and restaurants.

The Town Center at Cobb Property's primary trade area spans a 10-mile radius around the center. Given its regional accessibility and the location of competitive properties, a secondary trade area expands to a 15-mile radius. The primary and secondary trade areas had 2006 populations of 594,983 and 1,024,620 persons, respectively. Between 2000 and 2006, the population within the primary trade area increased at a compound annual rate of 1.59%. Average 2006 household income within the primary trade area was $86,904, 112.9% of the Atlanta MSA average ($76,961) and 132.2% of the state average ($65,738), with 29.3% of households earning at least $100,000 per year.

Other regional malls within 15 miles of the Town Center at Cobb Property include Perimeter Mall, Cumberland Mall and Northpoint Mall.

THE BORROWER. Town Center at Cobb, LLC (the "Town Center at Cobb Borrower") is
a single purpose, bankruptcy remote entity owned in a joint venture between an entity owned 50% by Simon Property Group, Inc. ("Simon") and 50% by The Mills
Corporation, which was recently acquired by a joint venture between Simon and
Farallon Capital Management.

Founded in 1960 and headquartered in Indianapolis, Indiana, Simon is the largest publicly traded retail real estate investment trust (REIT) in North
America and the country's largest owner, developer and manager of retail real estate. As of March 31, 2007, Simon owned or held an interest in 285 properties in the United States containing an aggregate of 201 million square feet of GLA in 38 states and Puerto Rico.

PROPERTY MANAGEMENT. Simon Management Associates II, LLC, an affiliate of the
Town Center at Cobb Borrower

LOCKBOX. Hard with springing cash management

ESCROWS. None.

PERMITTED MEZZANINE DEBT. Simon, as mezzanine borrower shall have the right, upon thirty days prior written notice to lender, to obtain a mezzanine loan secured by a pledge of any or all of its direct or indirect ownership interests in Town Center at Cobb Borrower without lender approval or rating agency confirmation provided that, among other requirements, a maximum loan-to-value ratio of 80% and a minimum debt service coverage ratio of 1.05x have been maintained on the aggregate loan balance.

(2)  Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       27

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

DRA / COLONIAL OFFICE PORTFOLIO

                                 [PHOTO OMITTED]

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                      Various
Location (City/State)(1)                                                 Various
Property Type(1)                                                         Various
Size (Square Feet)                                                     5,227,519
Percentage Physical Occupancy as of June 1, 2007                           93.9%
Year Built(1)                                                            Various
Year Renovated(1)                                                        Various
Appraisal Value(1)                                                  $933,100,000
# of Tenant Leases                                                           618
Average Rent Per Square Foot                                              $19.70
Underwritten Economic Occupancy                                            91.8%
Underwritten Revenues                                               $108,269,933
Underwritten Total Expenses                                          $39,427,229
Underwritten Net Operating Income (NOI)                              $68,842,703
Underwritten Net Cash Flow (NCF)                                     $60,329,044
2006 NOI                                                             $59,546,991

(1)  See the table titled "DRA / Colonial Office Portfolio Properties" under
     "The Property" section below.

                                 [PHOTO OMITTED]

                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                         WFB
Loan Group                                                                     1
Origination Date                                                   June 13, 2007
Cut-off Date Principal Balance                                      $247,302,419
Cut-off Date Loan Balance Per SF/Unit                                       $142
Percentage of Initial Mortgage Pool Balance                                 6.1%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.6100%
Amortization Type                                                  Interest Only
IO Period (Months)                                                            84
Original Term to Maturity/ARD (Months)                                        84
Original Call Protection                                    LO(25), Def(55),O(4)
Lockbox                                           None at Closing Springing Hard
Cut-off Date LTV Ratio                                                     79.5%
LTV Ratio at Maturity or ARD                                               79.5%
Underwritten DSCR on NOI                                                   1.63x
Underwritten DSCR on NCF                                                   1.43x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       28

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

                                [3 MAPS OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       29

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "DRA / Colonial Office Portfolio Loan") is evidenced by a single promissory note and a loan agreement secured by first priority deeds of trust, mortgages and deeds to secure debt encumbering 17 Class
A office buildings one Class A anchored shopping center and one Class A office/retail mixed use property (collectively the "DRA / Colonial Office
Portfolio Properties") located in the Birmingham, Alabama; Orlando, Florida;
Tampa, Florida; Atlanta, Georgia; Charlotte, North Carolina and Austin, Texas
markets. The DRA / Colonial Office Portfolio Loan represents approximately 6.1%
of the initial mortgage pool balance and approximately 8.9% of the initial loan group 1 balance.

The DRA / Colonial Office Portfolio Loan was originated on June 13, 2007, and has a principal balance as of the cut-off date of $247,302,419. The DRA /
Colonial Office Portfolio Loan has a remaining term of 83 months to its scheduled maturity date of July 1, 2014. The DRA / Colonial Office Portfolio
Loan permits defeasance in whole or partial defeasance, on a property by property basis, with United States government obligations or other government securities upon two years after the creation of the securitization trust (the
"DRA / Colonial Office Portfolio Defeasance Date"). Voluntary prepayment of the
DRA / Colonial Office Portfolio Loan is permitted on or after April 1, 2014, without penalty.

The DRA / Colonial Office Portfolio Loan is pari passu with two (2) other promissory notes (the "DRA / Colonial Office Portfolio Pari Passu Notes") and,
together with the DRA / Colonial Office Portfolio Loan (the "DRA / Colonial
Office Portfolio Loan Combination") has an aggregate principal balance, including the DRA / Colonial Office Portfolio Loan, of $741,907,256. The initial disbursement of the DRA / Colonial Office Portfolio Loan was $588,222,819 and at
any time prior to August 15, 2007 an additional $153,684,437 (the "Future
Advance") will be advanced under the DRA / Colonial Office Portfolio Pari Passu
Notes upon request, subject to certain conditions, including but not limited to,
(i) no default exists, and (ii) no material advance change to the collateral or borrower has occurred. The DRA / Colonial Office Portfolio Pari Passu Notes are
secured by the same mortgage as the DRA / Colonial Office Portfolio Loan. The
DRA / Colonial Office Portfolio Pari Passu Notes are pari passu in right of payment and in other respects to the DRA / Colonial Office Portfolio Loan, and have the same interest rate, maturity date and original term to maturity as the
DRA / Colonial Office Portfolio Loan. The DRA / Colonial Office Portfolio Pari
Passu Notes will be held outside of the trust and are expected to be securitized in other transactions. See "Description of the Mortgage Pool -- The Loan
Combinations" in the offering prospectus.

THE PROPERTIES. The DRA / Colonial Office Portfolio Loan is secured by a fee interest in 17 office properties consisting of 4,864,866 square feet and located in Birmingham, AL; Orlando, FL; Tampa, FL; Atlanta, GA; Charlotte, NC and
Austin, TX markets; and one shopping centers consisting of 125,462 square feet and located in Birmingham, AL and one 237,191 square foot mixed use property in
Lake Mary, FL. The DRA / Colonial Office Portfolio Properties have occupancies that range between 77.3% and 100%. As of June 1, 2007, the DRA / Colonial Office
Portfolio Properties are 93.9% occupied by 618 tenants.

The following table presents certain information regarding the DRA / Colonial
Office Portfolio Properties:

                   DRA / COLONIAL OFFICE PORTFOLIO PROPERTIES

                                                                            CUT-OFF DATE
                                                                              ALLOCATED            YEAR             YEAR
PROPERTY                        CITY/STATE                       TYPE          BALANCE            BUILT          RENOVATED
--------------------------------------------------------------------------------------------------------------------------

Heathrow Inter. Business Ctr.   Lake Mary, Florida              Office      $ 34,630,982   1989/1996/1998-2001      2002
Research Office Park            Austin, Texas                   Office        26,447,908           2001              NAP
CC at Town Park                 Lake Mary, Florida              Office        23,265,602      2001-2002/2006         NAP
Colonial Place I & II           Tampa, Florida                  Office        20,379,333        1985-1986            NAP
CC at Colonnade                 Birmingham, Alabama             Office        19,575,196      1988-1989/1999        2004
Peachtree Street                Atlanta, Georgia                Office        15,561,000           1989              NAP
CP Town Park Combined           Lake Mary, Florida          Office/Retail     14,764,167           2004              NAP
Concourse Center                Tampa, Florida                  Office        12,254,067        1982-1984            NAP
CC at Town Park 600             Lake Mary, Florida              Office        11,926,964           2002             2004
Riverchase Center               Birmingham, Alabama             Office         9,226,014        1987/1990            NAP
International Office Park       Birmingham, Alabama             Office         8,717,915        1987/1999           2004
Colonial Center at Bayside      Clearwater, Florida             Office         8,370,268        1987/1994           1997
Colonial Center at Blue Lake    Birmingham, Alabama             Office         7,380,812           1982             2005
Shops at Colonnade -- Retail    Birmingham, Alabama             Retail         7,225,554           1989             2004
Colonial Plaza                  Birmingham, Alabama             Office         6,712,260           1982             2004
Esplanade                       Charlotte, North Carolina       Office         6,685,518           1981             2005
Maitland Office Building        Maitland, Florida               Office         5,273,750           1984              NAP
HIBC 1000 Building              Lake Mary, Florida              Office         4,679,862           1997              NAP
One Independence Plaza          Birmingham, Alabama             Office         4,225,247           1978              NAP
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                      $247,302,419
--------------------------------------------------------------------------------------------------------------------------

                                             % OF
                                             TOTAL
                                  SQUARE    SQUARE                                                           APPRAISED
PROPERTY                           FEET      FEET    OCCUPANCY                 PRIMARY TENANT                  VALUE
-----------------------------------------------------------------------------------------------------------------------

Heathrow Inter. Business Ctr.     835,201    16.0%      84.5%    Symantec Corporation                      $129,500,000
Research Office Park              357,689     6.8      100.0     Charles Schwab & Co., Inc.                  98,900,000
CC at Town Park                   458,259     8.8       98.2     Pershing, LLC                               87,000,000
Colonial Place I & II             371,473     7.1       97.3     Blue Cross & Blue Shield                    77,000,000
CC at Colonnade                   419,387     8.0       99.7     Infinity Insurance Company                  73,200,000
Peachtree Street                  309,625     5.9       91.5     Kurt Salmon Associates Inc.                 58,500,000
CP Town Park Combined             237,191     4.5       96.4     Albertson's # 4316                          57,000,000
Concourse Center                  294,369     5.6       99.6     HealthPlan Services II                      46,300,000
CC at Town Park 600               199,585     3.8      100.0     Fiserv, Inc.                                44,600,000
Riverchase Center                 306,143     5.9       93.6     BioHorizons Implant Systems                 34,500,000
International Office Park         210,984     4.0       99.3     Command Alkon Inc.                          32,600,000
Colonial Center at Bayside        212,882     4.1       98.8     Presidion Solutions/2                       31,300,000
Colonial Center at Blue Lake      166,590     3.2       99.2     Colonial Properties Trust                   27,600,000
Shops at Colonnade -- Retail      125,462     2.4       98.3     Gold's Gym                                  28,600,000
Colonial Plaza                    170,850     3.3       84.7     Alabama Gas Corporation                     25,100,000
Esplanade                         202,817     3.9       81.7     Homecomings Financial Network, Inc.         25,000,000
Maitland Office Building          155,730     3.0       77.3     Adventist Health System                     23,100,000
HIBC 1000 Building                 87,066     1.7      100.0     The Sungard                                 17,500,000
One Independence Plaza            106,216     2.0       90.7     Birmingham Gastroenterology Association     15,800,000
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE          5,227,519   100.0%      93.9%                                              $933,100,000
-----------------------------------------------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       30

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants at the DRA / Colonial Office Portfolio Properties:

                               TENANT INFORMATION

                                              CREDIT RATINGS                            BASE RENT      LEASE
TENANT NAME                  PARENT COMPANY   (FITCH/S&P)(1)   SQUARE FEET   % OF GLA      PSF      EXPIRATION
--------------------------------------------------------------------------------------------------------------

Charles Schwab & Co., Inc.   NAP                    A/A+         357,689        6.8%      $22.21     Various(2)
Fiserv, Inc.                 NAP                  NR/BBB+        291,642        5.6        20.46     Various(3)
Infinity Insurance Company   NAP                    A/A          153,783        2.9        21.50    3/31/2016
Bank of New York             NAP                  AA--/A+        130,630        2.5        21.42     Various(4)
--------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                           921,848       17.6%      $21.44
--------------------------------------------------------------------------------------------------------------

(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(2)  Charles Schwab & Co., Inc. currently subleases 100% of this space to other tenants, and has leases containing 87,563 square feet of space expiring
     3/31/2009, while 270,126 square feet of space expires 3/31/2012.

(3)  Fiserv, Inc. has leases containing 93,557 square feet of space expires
     6/30/2012, while 198,085 square feet expires 7/31/2012.

(4)  Bank of New York has leases containing 62,893 square feet of space expires
     7/31/2011, while 67,737 square feet expires 10/31/2016.

The following table presents certain information relating to the lease rollover schedule at the DRA / Colonial Office Portfolio Properties:

                            LEASE ROLLOVER SCHEDULE(5)

                                                                          CUMULATIVE
               NUMBER      SQUARE      % OF                      % OF       SQUARE     CUMULATIVE    CUMULATIVE   CUMULATIVE %
             OF LEASES      FEET        GLA      BASE RENT    BASE RENT      FEET       % OF GLA     BASE RENT    OF BASE RENT
   YEAR       EXPIRING    EXPIRING   EXPIRING     EXPIRING     EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------

    MTM         54         175,971       3.4%   $ 3,326,300       3.4%       175,971        3.4%    $ 3,326,300        3.4%
    2007        51         241,612       4.6      4,768,301       4.9        417,583        8.0       8,094,601        8.4
    2008       118         524,610      10.0     10,705,543      11.1        942,193       18.0      18,800,143       19.4
    2009       113         628,671      12.0     12,242,184      12.7      1,570,864       30.0      31,042,328       32.1
    2010        92         426,178       8.2      8,646,731       8.9      1,997,042       38.2      39,689,059       41.1
    2011        86         787,736      15.1     15,969,641      16.5      2,784,778       53.3      55,658,700       57.6
    2012        42         890,783      17.0     18,167,576      18.8      3,675,561       70.3      73,826,276       76.4
    2013        18         231,456       4.4      4,643,688       4.8      3,907,017       74.7      78,469,964       81.2
    2014         9         134,676       2.6      2,224,010       2.3      4,041,693       77.3      80,693,974       83.5
    2015        12         274,537       5.3      5,375,673       5.6      4,316,230       82.6      86,069,647       89.0
    2016        14         318,037       6.1      6,224,560       6.4      4,634,267       88.7      92,294,207       95.5
    2017         3         159,766       3.1      3,213,142       3.3      4,794,033       91.7      95,507,349       98.8
Thereafter       6         112,366       2.1      1,156,029       1.2      4,906,399       93.9      96,663,378      100.0
  Vacant                   321,120       6.1              0       0.0      5,227,519      100.0
------------------------------------------------------------------------------------------------------------------------------
   TOTAL       618       5,227,519     100.0%   $96,663,378     100.0%
------------------------------------------------------------------------------------------------------------------------------

(5)  Information obtained from the DRA / Colonial Office Portfolio Borrower's rent roll dated June 1, 2007.

THE MARKETS(6).

BIRMINGHAM, ALABAMA: Birmingham is the largest city in the state of Alabama; the
Greater Birmingham region contains 1.1 million people and represents roughly a quarter of the state's population. Over the past 20 years, Birmingham has been in the top ten nationally of high income growth cities. The city's largest employer is the University of Alabama with a workforce of almost 19,000 employees. AmSouth and Regions Financial are in the process of a merger that will create the nation's 8th largest bank and represent the area's second largest employer.

The Birmingham Office market ended the 1st Quarter 2007 with a vacancy rate of
8.6%, which was 0.4% lower than the previous quarter. Class A projects reported a vacancy rate of 10.6%, while Class B projects reported a lower vacancy of
7.9%. The overall vacancy rate in Birmingham's central business district at the end of the first quarter 2007 decreased to 13.5%, with suburban markets decreasing to 7.2%. Net absorption for the overall Birmingham office market was a positive 294,069 square feet in the 1st Quarter 2007. That compares to a positive 192,380 square feet during the 4th Quarter 2006. The average asking rental rate for all classes of available office space was $17.00 psf, which represented an 11.0% increase from YE 2006. During the 1st Quarter 2007, 2 buildings totaling 36,470 square feet were completed in the Birmingham market area. This compares to 5 buildings totaling 34,360 square feet that were completed during the 4th quarter of 2006. There were 367,545 square feet of office space under construction at the end of the first quarter 2007.

(6)  Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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ORLANDO, FLORIDA: Orlando is Florida's sixth-largest city with over 1.9 million people in the greater metropolitan area. The Orlando-Kissimmee MSA, consists of
Lake, Orange, Osceola, and Seminole Counties. Between 1995 and 2005, the Orlando
MSA experienced an annual growth rate of 3.1%; more than double that of the Top
100 average of 1.2%. Between 1995 and 2005, Orlando's employment base grew at an average annual rate of 3.7%, more than double the 1.4% average across the Top
100.

A large part of Orlando's economy is tourism which brings in millions of visitors to the city annually. Orlando is home to the Walt Disney World Resort,
Sea World, and the Universal Orlando Resort. The city is the second largest in the country for number of hotel rooms and sees an estimated 52 million tourists per year. The city is home to two major health systems, Florida Hospital and
Orlando Regional Healthcare System. The Central Florida region is home to offices or labs leased or owned by firms such as Lockheed-Martin, IBM, Oracle,
Siemens, Westinghouse, GE, AT&T, Boeing, Fiserv, Symantec, and Northrop Grumman.

According to a 1st Quarter 2007 market survey by REIS Real Estate Group, the
Orlando office market reflected a 10.0% vacancy rate, which was a 0.3% increase from the 9.7% rate recorded for year-end 2006. The YE 2006 vacancy rate reflected annual net absorption (1.6 million square feet), combined with moderate construction (756,028 square feet), reducing by 2.7% the YE 2005 rate to give metro Orlando its first single-digit year-end vacancy since 1999. Fourth quarter 2006 asking and lease rents were $20.82 psf and $17.83 psf, respectively. This trend continued during the first quarter of 2007, with average asking rents increasing almost 2% to $21.22.

TAMPA, FLORIDA: Tampa, located on west coast of the state of Florida, has a total population of 326,519 making it Florida's third largest city behind
Jacksonville and Miami. The Tampa-St. Petersburg-Clearwater metropolitan area is composed of four counties and has a population of roughly 2.7 million. Tampa's port is the seventh largest in the nation and Florida's largest tonnage port, handling nearly half of all seaborne commerce that passes through the state.
Three Fortune 1000 companies are headquartered in the metropolitan area; Outback
Steakhouse, Inc., TECO Energy, which provides energy for the surrounding area, and Raymond James Financial. Additionally Publix, a Fortune 500 supermarket chain, is headquartered in nearby Lakeland, Florida.

According to a 1st Quarter 2007 market survey by REIS Real Estate Group, the
Tampa office market reflected an 11.2% vacancy rate, up 0.1% from a quarter earlier but unchanged year-over year. The overall vacancy trend for the last few years has been downward. Preliminary first quarter data shows a small increase in vacancy, to 11.2%. Rent growth was strong in 2006; respective increases of
7.6% and 8.9% produced year-end asking and effective average lease rates at
$20.21 and $17.45 psf, respectively. Preliminary first quarter 2007 data puts the first quarter asking average at $20.62 psf, after a 2.0% increase. Southeast reports 1.44 million square feet under construction, nearly one-third of which belong to projects smaller than 25,000 square feet. Major projects presently underway include the 750,000-square-foot, three-building office component of
MetLife's 1.5 million-square-foot mixed-use redevelopment of its campus in
Westshore. Just across the street, Crescent Resources is developing the
247,000-square-foot Corporate Center IV at International Plaza. Other substantial endeavors include Highwoods Properties' 208,000-square-foot second phase of Highwoods Bay Center I, also in Westshore. In February 2007, reports the Tampa Bay Business Journal, Ohio based Equity Inc. announced its plans for the $200 million, 1 million square- foot mixed-use office-retail South Bend project on a 133-acre site at I-75 and Big Bend Round in south Hillsborough
County.

ATLANTA, GEORGIA: Atlanta achieved 3.1% growth in average nonagricultural employment, above the U.S. average. At the end of 2006, the Atlanta economy was slowing. According to the U.S. Department of Labor, Bureau of Labor Statistics
(BLS), average non-farm employment increased 2.6% last year for a net gain of
60,100 jobs. As of February 2007, employment was up only 1.8% (42,100 jobs) from
12 months prior. Atlanta achieved 2.9% annual average population gains over the preceding five years. BLS reports a March 2007 MSA unemployment rate of 3.9%, down from 4.5% a year earlier.

Peachtree Street is located within the Midtown/Pershing submarket of Atlanta, which totals approximately 14 million square feet. According to a 1st Quarter
2007 market survey by REIS Real Estate Group, the submarket vacancy was reported at 14.9%, which was down 3.0% from YE 2006. Average asking rents in this submarket were reported at $24.51 psf, which was a five year high. Average asking rents have increased three straight quarters from $24.05 in the 3rd
Quarter of 2006 to the current $24.51 psf. The submarket experienced positive absorption of 48,000 square feet during the 1st Quarter of 2007, with 695,000 square feet absorbed in 2006. New construction in this submarket has been moderate, with 681,000 square feet added in 2006. This reflects an increase of almost 6%. Currently, there is only 278,000 square feet projected to hit the market in 2007.

CHARLOTTE, NORTH CAROLINA: Employment growth picked up for the Charlotte MSA toward the end of 2006. According to Current Employment Survey (CES) data from the Bureau of Labor Statistics (BLS), non-farm payroll employment rose by 25,900 jobs (3.2%) in the year to December 2006, similar to a gain of 23,700 jobs
(3.0%) in the year to December 2005. Employment data from 2000 to 2006 showed a gain of 54,100 jobs (7.1%) and increases in every sector except for
Manufacturing (down 26,000 jobs or 23.9%) and Information (down 2,300 jobs or
9.5%). The gains were lead by Financial Activities, with a 2000 to 2006 gain of
20,500 jobs (36.2%). In the year to December 2006, this sector gained 4,900 jobs
(6.6%) and the Professional and Business Services sector gained 5,700 jobs
(4.8%). Moreover, the post-2000 industrial decline has ebbed, with
Manufacturing, Wholesale Trade, and Transportation and Utilities employment flat through December 2006, according to CES data. Household-based data from the BLS shows similar growth in the number of employed residents of the MSA (up by
20,259 or 2.6% year-over-year in December) and the labor force (up 20,674 or
2.6%). This has generated strong ongoing population growth, with the region gaining 43,000 residents (2.8%) in 2006 according to Economy.com after similar gains in 2004 and 2005. This is boosting the local economy, with CES data showing a gain of 3,500 jobs (3.9%) in Retail Trade in the year to December
2006. Housing prices are at roughly the national average. The National
Association of Realtors reports a fourth quarter median sales price of $198,200 for single-family homes, up

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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--------------------------------------------------------------------------------

8.0% from a year earlier. According to the U.S. Census Bureau, the number of housing units authorized by building permits in structures with five or more units was 4,603 in 2006, up 78.6% from 2005. Construction and related industry employment was up 4,300 (8.0%) year-over-year.

Esplanade is located within the South Park submarket of Charlotte, which totals approximately 4.4 million square feet. According to a 1st Quarter 2007 market survey by REIS Real Estate Group, the submarket vacancy was reported at 17.3%, which was 4.0% higher than YE 2006. Average asking rents in this submarket were reported at $22.75 psf, which was 1.4% higher than YE 2006 and at a 5-year high.
The submarket experienced negative absorption of 171,000 square feet during the
1st Quarter of 2007, which contributed to the increase in vacancy from YE 2006.
New construction in 2006 was substantial, with 397,000 square feet (9% increase)
added to the market.

AUSTIN, TEXAS: The Austin economy improved at the end of 2006. According to
Current Employment Survey (CES) data from the Bureau of Labor Statistics (BLS), non-farm payroll employment rose by 33,100 jobs (4.7%) from December 2005 to
December 2006, outpacing a gain of 25,100 jobs (3.7%) in the previous 12 months.
The population is growing rapidly, with Economy.com reporting an increase of nearly 48,000 residents (3.2%) in 2006, following a similar gain the prior year.
Job growth has occurred in the Retail Trade (up 2,400 jobs, or 3.1%) and Leisure and Hospitality (up 5,300, or 7.6%) sectors, the office-based Financial
Activities (up 1,700, or 4.0%) and Professional and Business Services (up 4,600,
or 4.8%) sectors are expanding as well. Likewise in the industrial sector, with employment growth not only in Wholesale Trade (up 1,700, or 4.5%) and Transport and Utilities (up 500, or 4.0%) but also in Manufacturing (up 2,000, or 3.5%).
The Local Government (up 3,700, or 5.2%) is growing as well. Non-farm employment is 47,300 jobs (7.0%) higher than in 2000 at the peak of the tech sector. While compared to 2000 employment levels, the Information (down 2,500, or 10.3%) and
Manufacturing (down 24,200, or 29.2%) sectors remain lower, every other labor sector is up. From 2003 to 2006, lagging sectors have added jobs as well.
According to the National Association of Realtors, the Austin MSA median existing home sales price in the third quarter was $175,200 for single family, up 4.9% year-over-year, and $160,000 for condos and coops, up 16.5%. Both are below the national averages of $219,300 and $220,900, respectively. According to the U.S Census Bureau, the number of housing units receiving building permits in structures with five or more units in 2006 was 8,064, up 53.3% from 2005.
Construction and related employment continues to increase, according to CES data, with an 11.8% (4,900-job) gain in 2006.

Research Park Plaza is located within the North central submarket of Austin, which totals approximately 5.3 million square feet. According to a 1st Quarter
2007 market survey by REIS Real Estate Group, the submarket vacancy was reported at 13%, which was 2.4% lower than YE 2006. Vacancy rates have continued to decrease over the last four quarters, dropping from a high of 19.7% during the
1st Quarter of 2006 to the current 13%. Average asking rents in this submarket were reported at $21.02 psf, which was a 5-year high. Over the last 3 years, average asking rents increased almost 23% and 6% just over the last two quarters. The submarket experienced positive absorption of 193,000 square feet during the 1st Quarter of 2007, with 176,000 square feet absorbed in 2006. This submarket has achieved positive absorption seven of the last eight quarters.
There has been no new construction in this submarket since 2003.

THE BORROWERS. The borrowers are 19 single purpose entities (collectively, the
"DRA / Colonial Office Portfolio Borrowers"), which own no material assets other than their respective DRA / Colonial Office Portfolio Properties and related ownership interests. The DRA / Colonial Office Portfolio Borrowers are Delaware
limited liability companies, or partnerships, with an independent manager. A non-consolidation opinion regarding each of the DRA / Colonial Office Portfolio
Borrowers was delivered at origination. The DRA / Colonial Office Portfolio
Borrowers are indirectly controlled by DRA G&I Fund VI Real Estate Investment
Trust ("DRA") and Colonial Properties Trust ("Colonial"), (the "DRA / Colonial
Office Portfolio Sponsors"). The DRA / Colonial Office Portfolio Sponsors, or
their affiliates, own most of the beneficial interest in the DRA / Colonial
Office Portfolio Borrower.

DRA was established in 1986 as Dreyfus Realty Advisors, Inc., the real estate advisory arm of The Dreyfus Corporation. Subsequent to its merger with Mellon
Bank, N.A., Dreyfus was required to divest its real estate advisory activities.
Renamed DRA Advisors, the founding principals acquired the parent company's interest in 1994 and have grown DRA to its current position. As a registered investment advisor, DRA manages over $8 billion in assets. Since inception, DRA has acquired more than 80 shopping centers (totaling over 18 million square feet), over 60 office properties (totaling over 12 million square feet), and 60 multi-family investments (comprised of over 16,000 units in more than 10 markets).

Colonial, originally incorporated in 1970, completed its initial public offering in September 1993. Over the last forty years, through a series of acquisitions and joint ventures, Colonial has grown from a small regional portfolio headquartered in Birmingham, Alabama into a fully-integrated, publicly traded
REIT. Colonial is a self-administered and self-managed real estate investment trust that, through its subsidiaries, owns a portfolio of multifamily, office and retail properties in the Sunbelt region of the United States. As a fully integrated real estate firm, the Company develops new properties, acquires existing facilities and provides management, leasing and brokerage services for its own portfolio as well as for properties owned by third parties. As of
September 30, 2006, Colonial directly owned or managed 46,125 apartment units,
17.7 million square feet of office space and 12.1 million square feet of retail shopping space throughout the Sunbelt regions of the United States.

PROPERTY MANAGEMENT. The manager for the DRA / Colonial Office Portfolio
Properties is Colonial Properties Services, Inc., an affiliate of Colonial.

LOCKBOX. The DRA / Colonial Office Portfolio Loan includes a springing hard cash management agreement. After any (a) event of default; or (b) if the quarterly
DSCR test falls below 1.15x (collectively, "Trigger Events"), all rents and any other income will be delivered to lender or designee to be deposited into a lockbox account. Any collected funds will be distributed in an amount sufficient to satisfy monthly tax and insurance deposits, debt service amounts, as well as for the funding of certain springing reserve accounts. The DRA / Colonial Office
Portfolio Borrowers have the ability to

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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avoid a Trigger Event by depositing either cash or a letter of credit with the lender in an amount which, if such amount was applied to the DRA / Colonial
Office Portfolio Loan, would be sufficient to reduce the principal amount of the
DRA / Colonial Office Portfolio Loans so that the Trigger Event would not exist.

ESCROWS. The following escrow/reserve accounts have been established with respect to the DRA / Colonial Office Portfolio Loan:

                               ESCROWS / RESERVES

                  TYPE:                    INITIAL    MONTHLY
                  --------------------------------------------
                  Taxes(1)                    $0     Springing
                  Insurance(2)                $0     Springing
                  Replacement Reserve(3)      $0     Springing
                  TILC Reserve(4)             $0     Springing

(1)  Following the occurrence a Trigger Event, monthly Tax escrows will be collected in an amount equal to one-twelfth of the Taxes that the lender estimates will be due during the next twelve months.

(2)  Following the occurrence a Trigger Event, monthly Insurance escrows will be collected in an amount equal to one-twelfth of the Insurance Premiums that the lender estimates will be due during the next twelve months.

(3)  Following the occurrence a Trigger Event, monthly Replacement Reserves will be collected in an amount equal to one-twelfth of $0.26 per square foot per annum of gross leaseable area at the DRA / Colonial Office Portfolio
     Properties.

(4)  Following the occurrence a Trigger Event, monthly TILC Reserves will be collected in an amount equal to one-twelfth of $1.37 per square foot per annum of gross leaseable area at the DRA / Colonial Office Portfolio
     Properties.

ADDITIONAL DEBT. None

PERMITTED MEZZANINE DEBT. The DRA / Colonial Office Portfolio Loan permits the owners of the DRA / Colonial Office Portfolio Borrowers to incur mezzanine debt, subject to the satisfaction of conditions, among other items, the following: (i)
no event of default has occurred and is continuing; (ii) the net operating income, as determined by lender, is sufficient to satisfy an aggregate debt service coverage ratio of at least 1.20x; (iii) the LTV follwing the incurrence of Mezzanine Debt is not greater than 80% (iv) the maturity date of the mezzanine loan shall be on or after the maturity date of the DRA / Colonial
Office Portfolio Loan; (v) an intercreditor agreement has been delivered; and
(vi) rating agency confirmation has been obtained.

RELEASE PROVISIONS. After the DRA / Colonial Office Portfolio Defeasance Date,
an individual property may be released from the DRA / Colonial Office Portfolio, subject to the satisfaction of certain conditions, including: (i) the DRA /
Colonial Office Portfolio Loan is partially defeased in an amount equal to either (a) 105% of the allocated loan amount for the individual property being released, if the sum of the allocated loan amounts for all of the individual properties which have been and are being released is less than or equal to 20%
of the original principal balance of the DRA / Colonial Office Portfolio Loan, or (b) 110% of the allocated loan amount for the individual property being released, if the sum of the allocated loan amounts for all of the individual properties which have been and are being released is greater than 20% of the original principal balance of the DRA / Colonial Office Portfolio Loan; (ii) the
DSCR after the release is at least equal to 1.41x, (iii) the LTV after the release is not greater than 79.5%, (iv) no event of default has occurred and is continuing, and (v) other customary provisions set forth in the loan documents.
If the DSCR and/or LTV tests above would not be satisfied, the DRA / Colonial
Office Portfolio Borrowers, may either (x) increase the release price to an amount which would cause the DSCR and/or LTV tests to be satisfied or (y)
deposit cash or a letter of credit in an amount which, if applied to the outstanding principal balance of the DRA / Colonial Office Portfolio Loan, would cause the DSCR and/or LTV tests to be satisfied.

At any time prior to December 1, 2008, the residential portion of the individual property located at 950 Market Promenade Avenue, Lake Mary, Florida (the
"Colonial Town Park Property") may be released from the DRA / Colonial Office
Portfolio, without prepayment, subject to the satisfaction of certain conditions, including: (i) a legal subdivision is completed between the residential portion and remaining portion of the Colonial Town Park Property,
(ii) a condominium regime is established in which the residential portion of the
Colonial Town Park Property is separated into multiple residential condominium units and the remainder of the Colonial Town Park Property is separated into one or more commercial condominium units, (iii) no event of default has occurred and is continuing, and (iv) other customary provisions set forth in the loan documents. The Colonial Town Park Property residential component was not viewed as collateral for the DRA / Colonial Office Portfolio Loan for underwriting purposes, and was not included in the property's valuation.

At any time, the portion of the Colonial Town Park Property which contains the
Ruth's Chris restaurant (the "Ruth's Chris Property") may be released from the
DRA / Colonial Office Portfolio, without prepayment, subject to the satisfaction of certain conditions, including: (i) the DRA / Colonial Office Portfolio
Borrowers pay to the lender an amount equal to the sum of (a) the greater of (1)
the net proceeds for the sale of the Ruth's Chris Property and (2) $2,160,000, and (b) any additional amount which would be required to purchase defeasance securities to partially defease the amount of the DRA / Colonial Office
Portfolio Loan being prepaid, (ii) a legal subdivision is completed between the
Ruth's Chris Property and the remainder of the Colonial Town Park Property,
(iii) no event of default has occurred and is continuing, and (iv) other customary provisions set forth in the loan documents.

At any time, the residential apartment portion and vacant land portion of the individual properties located at 100/200/300 and 600 Colonial Center Parkway,
Lake Mary, Florida (the "Lake Mary Properties") may be released from the DRA /
Colonial Office Portfolio, without prepayment, subject to the

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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satisfaction of certain conditions, including (i) a legal subdivision is completed between (a) the residential apartment portion and the vacant land portion and (b) the remainder of the Lake Mary Properties, (ii) no event of default has occurred and is continuing, and (iii) other customary provisions set forth in the loan documents. The Lake Mary Properties' residential and vacant land component was not viewed as collateral for the DRA / Colonial Office
Portfolio Loan for underwriting purposes, and was not included in the property's valuation.

SUBSTITUTION PROVISIONS. An individual property may be released from the DRA /
Colonial Office Portfolio Loan and a comparable property substituted in its place, subject to the satisfaction of certain conditions, including (i) the LTV following the substitution is not greater than 79.5%, (ii) the DSCR following the substitution is equal to or greater than 1.41:1.00, (iii) the sum of the allocated loan amount of the individual property plus the allocated loan amounts of all other individual properties which have previously been substituted does not exceed 50% of the original principal balance of the DRA / Colonial Office
Portfolio Loan, (iv) no more than 50% of the individual properties may be substituted, (v) no event of default has occurred and is continuing, and (vi)
other customary provisions set forth in the loan documents.

ASSUMPTION PROVISIONS. The DRA / Colonial Office Portfolio Loan may be partially assumed by a third party purchaser that is acquiring one or more individual properties (the "Partial Loan Assumption"), subject to the satisfaction of certain conditions, including (i) prior to the Partial Loan Assumption, the DRA
/ Colonial Office Portfolio Loan will be severed into (a) a new loan in a principal amount equal to the allocated loan amounts of the individual properties to be acquired by such third party purchaser (the "Partial Assumption
Loan") and (b) the remaining DRA / Colonial Office Portfolio Loan, reduced by the amount of the Partial Assumption Loan, (ii) the principal amount of the
Partial Assumption Loan may not exceed $55,643,044 [following the Future
Advance, and $44,116,711 prior to the Future Advance], (iii) the DSCR for the individual properties securing the remaining DRA / Colonial Office Portfolio
Loan is equal to or greater than 1.41x, (iv) the LTV for the individual properties securing the remaining DRA / Colonial Office Portfolio Loan is not greater than 79.5%, (v) the DSCR for the individual properties securing the
Partial Assumption Loan is equal to or greater than 1.20x, (vi) the LTV ratio for the individual properties securing the Partial Assumption Loan is not greater than 75%, (vii) the loan-to-cost ratio for the individual properties securing the Partial Assumption Loan is not greater than 75%, (viii) the lender receives an assumption fee, (ix) the third party purchaser satisfies the qualification provisions set forth in the loan documents or otherwise satisfies the lender's credit review and underwriting standards, (x) no event of default has occurred and is continuing, and (xi) other customary provisions set forth in the loan documents.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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OCH-ZIFF RETAIL PORTFOLIO

                                 [PHOTO OMITTED]

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           11
Location (City/State)(1)                                                 Various
Property Type                                                    Anchored Retail
Size (Square Feet)                                                     2,311,252
Percentage Physical Occupancy as of May 16, 2007                           94.8%
Year Built(1)                                                            Various
Year Renovated(1)                                                        Various
Appraisal Value                                                     $428,100,000
# of Tenant Leases                                                           312
Average Rent Per Square Foot                                              $11.28
Underwritten Economic Occupancy                                            95.0%
Underwritten Revenues                                                $34,044,265
Underwritten Total Expenses                                           $9,368,629
Underwritten Net Cash Flow (NOI)                                     $24,675,636
Underwritten Net Cash Flow (NCF)                                     $23,132,153
2006 NOI                                                             $25,165,834

                                 [PHOTO OMITTED]

                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                     LaSalle
Loan Group                                                                     1
Origination Date                                                   June 15, 2007
Cut-off Date Principal Balance(2)                                   $140,000,000
Cut-off Date Loan Balance Per SF/Unit(2)                                    $123
Percentage of Initial Mortgage Pool Balance                                 3.4%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            6.3120%
Amortization Type                                                  Interest Only
IO Period (Months)                                                            85
Original Term to Maturity/ARD (Months)                                        85
Original Call Protection                              LO(36),GRTRofYMor0.5%,O(4)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio(2)                                                  66.3%
LTV Ratio at Maturity or ARD(2)                                            66.3%
Underwritten DSCR on NOI(2)                                                1.35x
Underwritten DSCR on NCF(2)                                                1.27x

(1)  See "Och-Ziff Retail Portfolio Properties" table below.

(2)  The total loan amount for the Och-Ziff Retail Portfolio Properties was
     $284,000,000, evidenced by two pari passu notes. One pari passu note in the amount of $140,000,000, the Och-Ziff Retail Portfolio Loan, is included in the trust fund and the remaining pari passu note in the amount of
     $144,000,000 is not included in the trust fund. With respect to the
     $140,000,000 Och-Ziff Retail Portfolio Loan, the initial disbursement of the Och-Ziff Retail Portfolio Loan was $92,281,690.14. It is anticipated that at any time prior to July 25, 2007 an additional $47,718,309.86 will be advanced upon request by the Och-Ziff Retail Portfolio Borrower subject to the satisfaction of certain conditions including, but not limited to:
     (i) no monetary event of default has occurred or is continuing and (ii)
     receipt of a title update and additional advance endorsement. "Cut-off Date
     Loan Balance Per SF/Unit", "Cut-off Date LTV Ratio", "LTV Ratio at Maturity
     or ARD", "Underwritten DSCR on NOI" and "Underwritten DSCR on NCF" are
     based on the total loan amount of $284,000,000, as it is anticipated that all conditions for such future advance will be satisfied.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       36

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--------------------------------------------------------------------------------

                                [3 MAPS OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       37

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Och-Ziff Retail Portfolio Loan") is evidenced by a pari passu note secured by 11 first mortgages encumbering 11 anchored retail centers (collectively, the "Och-Ziff Retail Portfolio Properties"). The
table below provides specific information about the Och-Ziff Retail Portfolio
Properties. The Och-Ziff Retail Portfolio Loan represents approximately 3.4% of the initial mortgage pool balance and approximately 5.0% of the initial loan group 1 balance.

The Och-Ziff Retail Portfolio Loan was originated on June 15, 2007 and has a principal balance as of the cut-off date of $140,000,000. The total loan amount for the Och-Ziff Retail Portfolio Properties was $284,000,000, evidenced by two pari passu notes. One $140,000,000 pari passu note, the Och-Ziff Retail
Portfolio Loan, is included in the trust fund and the remaining pari passu note in the amount of $144,000,000 is not included in the trust fund (the "Och-Ziff
Pari Passu Note"). With respect to the $140,000,000 Och-Ziff Retail Porfolio
Loan, the initial disbursement of the Och-Ziff Retail Portfolio Loan was
$92,281,690.14. It is anticipated that at any time prior to July 25, 2007 an additional $47,718,309.86 is held in a reserve account and will be released upon request by the Och-Ziff Retail Portfolio Borrower subject to the satisfaction of certain conditions, including, but not limited to: (i) no monetary event of default has occurred or is continuing and (ii) receipt of a title update and additional advance endorsement. The Och-Ziff Pari Passu Note and the Och-Ziff
Retail Portfolio Loan are secured by the same mortgages. The Och-Ziff Pari Passu
Note is pari passu in right of payment and in other respects to the Och-Ziff
Retail Portfolio Loan, and has the same interest rate, maturity date and original term to maturity as the Och-Ziff Retail Portfolio Loan. The Och-Ziff
Pari Passu Note will be held outside of the trust and is expected to be securitized in another transaction. The holder of the Och-Ziff Pari Passu Note has the rights of a controlling certificate holder with respect the Och-Ziff
Retail Portfolio Loan. See "Description of Mortgage Pool--The Loan Combinations"
in the offering prospectus.

The Och-Ziff Retail Portfolio Loan has a remaining term of 84 months until its maturity date of August 6, 2014. Beginning on August 6, 2010 to (but excluding)
May 6, 2014, the Och-Ziff Retail Portfolio Loan may be prepaid in whole or in part subject to the payment of a yield maintenance premium equal to the greater of yield maintenance and .50% of the unpaid principal balance (the "Yield
Maintenance Premium"). From and after May 6, 2014, the Och-Ziff Retail Portfolio
Loan may be prepaid without the payment of a Yield Maintenance Premium.

THE PROPERTIES. The Och-Ziff Retail Portfolio Loan is secured by the Och-Ziff
Retail Portfolio Properties consisting of 11 anchored retail centers totaling approximately 2,311,252 square feet. The Och-Ziff Retail Portfolio Properties are located in four states: Alabama, with four properties totaling approximately
731,340 square feet (approximately 31.7% of the Och-Ziff Retail Portfolio
Properties); Florida, with four properties totaling approximately 692,963 square feet (approximately 30.0% of the Och-Ziff Retail Portfolio Properties); Texas,
with two properties totaling approximately 536,858 square feet (approximately
23.2% of the Och-Ziff Retail Portfolio Properties) and Georgia, with one property totaling approximately 350,091 square feet (approximately 15.1% of the
Och-Ziff Retail Portfolio Properties). As of May 16, 2007, occupancy at the
Och-Ziff Retail Portfolio Properties was approximately 94.8%.

The following tables present certain information regarding the Och-Ziff Retail
Portfolio Properties:

                      OCH-ZIFF RETAIL PORTFOLIO PROPERTIES

                                                                              % OF
                                                                              TOTAL
                                       PROPERTY      YEAR BUILT/    SQUARE   SQUARE
PROPERTY NAME                          LOCATION       RENOVATED      FEET     FEET   OCCUPANCY(1)
-------------------------------------------------------------------------------------------------

Colonial Pinnacle at Portofino     Shenandoah, TX        2000       372,502   16.1%      89.0%

Colonial Promenade Beechwood       Athens, GA         1963/2005     350,091   15.1       97.4
Colonial Promenade Trussville      Trussville, AL     1999/2004     388,302   16.8       99.6
Colonial Promenade Alabaster       Alabaster, AL         2006       218,681    9.5       92.7
Kingwood Commons                   Houston, TX           2003       164,356    7.1       86.9

Colonial Promenade Hunter's Creek  Orlando, FL           1993       227,536    9.8      100.0
Colonial Promenade Lakewood        Jacksonville, FL   1948/1995     194,487    8.4       91.9

Colonial Promenade Northdale       Tampa, FL          1985/1999     175,917    7.6       95.2
Colonial Promenade Burnt Store     Punta Gorda, FL       1990        95,023    4.1       96.4
Colonial Promenade Trussville II   Trussville, AL        2003        58,182    2.5       97.9
Colonial Shoppes Clay              Trussville, AL     1984/2003      66,175    2.9       95.8
-------------------------------------------------------------------------------------------------
TOTAL WEIGHTED AVERAGE                                            2,311,252  100.0%      94.8%
-------------------------------------------------------------------------------------------------

                                                                   ALLOCATED
                                                                     LOAN
PROPERTY NAME                             PRIMARY TENANT           AMOUNT(2)
-----------------------------------------------------------------------------

Colonial Pinnacle at Portofino     Oshman's Store                $ 28,257,687
                                   (Sports Authority)
Colonial Promenade Trussville      TJ Max and More                 18,282,991
Colonial Promenade Alabaster       Wal-Mart Stores, Inc.           17,366,884
Kingwood Commons                   Amstar Entertainment, LLC       16,213,020
Colonial Promenade Hunter's Creek  Randall's Food & Drugs, L.P.    14,786,130
                                   Ian Stewart and Ken Gillich     11,464,257
                                   d/b/a America's Custom
Colonial Promenade Lakewood        Design Center
Colonial Promenade Northdale       Winn Dixie                      10,601,521
                                   Beall's Department               9,378,030
                                   Stores, Inc.
Colonial Promenade Burnt Store     Publix                           5,447,373
Colonial Promenade Trussville II   PetSmart                         4,302,971
Colonial Shoppes Clay              Publix                           3,899,136
-----------------------------------------------------------------------------
TOTAL WEIGHTED AVERAGE                                           $140,000,000
-----------------------------------------------------------------------------

(1)  As of May 16, 2007

(2)  Based upon 49.2958% of the total whole loan amount of $284,000,000

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       38

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--------------------------------------------------------------------------------

                               TENANT INFORMATION

                                                   CREDIT RATINGS    SQUARE    % OF   BASE RENT     LEASE
TENANT NAME                       PARENT COMPANY   (FITCH/S&P)(1)     FEET     GLA       PSF      EXPIRATION
------------------------------------------------------------------------------------------------------------

Wal-Mart Stores, Inc.             NAP                   AA/AA       203,742    8.82%    $ 5.40     1/31/2020
Publix                            NAP                    NAP        142,952    6.19       8.55      Various
Ian Stewart and Ken Gillich       NAP                    NAP        107,806    4.66       3.10     9/30/2011
   d/b/a America's Custom
   Design Center
Beall's Department Stores, Inc.   NAP                    NAP         64,000    2.77       7.36     4/30/2011
Randall's Food & Drugs, L.P.      Safeway Inc.        BBB/BBB-       63,990    2.77      11.75    11/15/2020
------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                              582,490   25.20%    $ 6.66
------------------------------------------------------------------------------------------------------------

(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Och-Ziff Retail Portfolio Properties:

                           LEASE ROLLOVER SCHEDULE(1)

                                                                      CUMULATIVE
                NUMBER     SQUARE     % OF                   % OF       SQUARE    CUMULATIVE   CUMULATIVE  CUMULATIVE %
              OF LEASES     FEET       GLA     BASE RENT   BASE RENT     FEET      % OF GLA    BASE RENT   OF BASE RENT
     YEAR      EXPIRING   EXPIRING  EXPIRING    EXPIRING    EXPIRING   EXPIRING    EXPIRING     EXPIRING     EXPIRING
-----------------------------------------------------------------------------------------------------------------------

     MTM           5        46,703     2.0%   $   321,913      1.2%       46,703       2.0%   $   321,913        1.2%
     2007         26        53,704     2.3      1,000,549      3.8       100,407       4.3      1,322,463        5.1
     2008         39       120,530     5.2      1,640,914      6.3       220,937       9.6      2,963,377       11.3
     2009         52       113,913     4.9      1,897,379      7.3       334,850      14.5      4,860,756       18.6
     2010         58       303,336    13.1      3,670,112     14.1       638,186      27.6      8,530,868       32.7
     2011         44       427,952    18.5      4,592,502     17.6     1,066,138      46.1     13,123,370       50.2
     2012         23       175,167     7.6      1,806,756      6.9     1,241,305      53.7     14,930,126       57.2
     2013         10        41,000     1.8        818,798      3.1     1,282,305      55.5     15,748,924       60.3
     2014         14        70,889     3.1      1,453,785      5.6     1,353,194      58.5     17,202,709       65.9
     2015         16       203,162     8.8      2,249,894      8.6     1,556,356      67.3     19,452,602       74.5
     2016         14       157,967     6.8      1,823,819      7.0     1,714,323      74.2     21,276,422       81.5
2017 & After      11       476,434    20.6      4,840,053     18.5     2,190,757      94.8     26,116,474      100.0
   Vacant          0       120,495     5.3              0        0     2,311,252     100.0
-----------------------------------------------------------------------------------------------------------------------
    TOTAL        312     2,311,252   100.0%   $26,116,474    100.0%
-----------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from the Och-Ziff Retail Portfolio Borrower (as defined below) rent roll dated as of May 16, 2007.

THE BORROWERS. The borrowers under the Och-Ziff Retail Portfolio Loan are OZ/CLP
Hunter's Creek LLC, OZ/CLP Lakewood LLC, OZ/CLP Northdale LLC, OZ/CLP Burnt
Store LLC, OZ/CLP Alabaster LLC, OZ/CLP Clay LLC, OZ/CLP Trussville I LLC,
OZ/CLP Trussville II LLC, OZ/CLP Beechwood LLC, OZ/CLP Portofino LP and OZ/CLP
Kingwood Commons LP (collectively, the "Och-Ziff Retail Portfolio Borrower").
Each of these entities is a single purpose Delaware limited liability company or limited partnership. The sponsors of the Och-Ziff Retail Portfolio Loan are
Colonial Realty Limited Partnership, Och-Ziff Real Estate BP Fund, L.P.,
Och-Ziff Real Estate Sponsor Co-Investment Fund, L.P. and Global Eiendom
Utbetaling Norge 2007 AS (collectively, the "Sponsor").

PROPERTY MANAGEMENT. The property manager for the Och-Ziff Retail Portfolio
Properties is Colonial Properties Services, Inc., a division of Colonial
Properties Trust ("CLP") (NYSE: CLP). As of December 31, 2006, CLP owned or managed approximately 39,104 apartment units, 17.6 million square feet of office space and 12.1 million square feet of retail space.

LOCKBOX. The Och-Ziff Retail Portfolio Borrower is required to notify and advise each tenant under each lease to send all payments of rent or any other item payable under the related lease to a lockbox. Provided no Cash Trap Event (as hereinafter defined) has occurred and is continuing, any and all funds in the lockbox accounts are required to be transferred to an account designated by the
Och-Ziff Retail Portfolio Borrower on each business day. Upon the occurrence and during the continuation of a Cash Trap Event, all amounts on deposit in the lockbox account will be automatically transferred daily to the cash management account. A "Cash Trap Event" shall occur upon an event of default (and shall terminate upon the cure or waiver of such event of default).

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to the Och-Ziff Retail Portfolio Loan:

                               ESCROWS / RESERVES

                      TYPE:         INITIAL     MONTHLY
                      ---------------------------------
                      Taxes       $2,456,646   $301,545
                      Insurance   $  538,617   $ 44,885

ADDITIONAL DEBT. Not permitted, except for trade payables incurred in the ordinary course of business.

EARLY RELEASE. The Och-Ziff Retail Portfolio Borrower shall have a one-time right to obtain the release (the "Early Release") of any one (but not more than one) individual property ("the Early Release Property") prior to August 6, 2010, but not sooner than August 6, 2008 upon the satisfaction of certain conditions including, but not limited to: (i) the sale of such property is pursuant to an arms' length agreement to a third party not affiliated with the Och-Ziff Retail
Portfolio Borrower or Sponsor; (ii) payment of a release price equal to 100% of the allocated loan amount for such property; and (iii) after giving effect to such release, the DSCR for all of the then remaining individual properties shall be no less than the greater of (a) 1.20x and (b) the lesser of (1) the DSCR immediately proceeding such release or (2) 1.30x. Any prepayment made in connection with the Early Release shall be without any Yield Maintenance
Premium, however, if the allocated loan amount for the Early Release Property together with the allocated loan amount for the Chick-Fil-A Parcel (as defined below) (if the same has been released as set forth in the section entitled
"Release of Chick-Fil-A Parcel") is more than $42,600,000, then the Och-Ziff
Retail Portfolio Borrower shall pay a Yield Maintenance Premium on such excess, as set forth in the loan documents.

PARTIAL RELEASES. On any monthly payment date after August 6, 2010, the Och-Ziff
Retail Portfolio Borrower may obtain the release of an individual property(s)
upon the satisfaction of certain conditions including, but not limited to: (i)
the sale of such property(s) is pursuant to an arms' length agreement to a third party not affiliated with the Och-Ziff Retail Portfolio Borrower or Sponsor;
(ii) payment of a release price equal to 110% of the allocated loan amount for such property (together with the applicable Yield Maintenance Premium); and
(iii) after giving effect to such release, the DSCR for all of the then remaining individual properties shall be no less than the greater of (a) 1.20x and (b) the lesser of (1) the DSCR immediately proceeding such release or (2)
1.30x.

RELEASE OF CHICK-FIL-A PARCEL. The Och-Ziff Retail Portfolio Borrower shall have the right at any time to obtain the release of the parcel occupied by
Chick-Fil-A (the "Chick-Fil-A Parcel") upon the satisfaction of certain conditions including, but not limited to: (i) such release is in connection with and pursuant to the sale of the Chick-Fil-A Parcel to the tenant under the
Chick-Fil-A lease; (ii) the Chick-Fil-A Parcel constitutes a separate, legally subdivided parcel of land and a separate tax lot; and (iii) payment of a release price equal to 100% of the allocated loan amount for the Chick-Fil-A Parcel, together with, if such release occurs prior to August 6, 2008, the payment of a yield maintenance premium equal to the amount of interest that would be payable on such amount through August 6, 2008. If the release of Chick-Fil-A Parcel occurs after August 6, 2008, then no Yield Maintenance Premium shall be required; provided, that if the allocated loan amount for the Chick-Fil-A Parcel together with the allocated loan amount for the Early Release Property is more than $42,600,000 (i.e. 15% of the principal amount of the Loan), then the
Och-Ziff Retail Portfolio Borrower shall pay a Yield Maintenance Premium on such excess, as set forth in the loan documents.

SUBSTITUTION PROVISIONS: None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       40

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--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       41

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--------------------------------------------------------------------------------

U-HAUL SELF STORAGE PORTFOLIO 14, 15, 16, 17

                                 [PHOTO OMITTED]

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           32
Location (City/State)                                                    Various
Property Type                                                       Self Storage
Size (Square Feet)                                                     1,792,554
Percentage Physical Occupancy as of June 20, 2007                          84.6%
Year Built(1)                                                            Various
Year Renovated(1)                                                        Various
Appraisal Value                                                     $196,490,000
Average Rent Per Square Foot                                               $9.77
Underwritten Economic Occupancy                                            83.7%
Underwritten Revenues                                                $19,986,392
Underwritten Total Expenses                                           $6,060,320
Underwritten Net Operating Income (NOI)                              $13,926,072
Underwritten Net Cash Flow (NCF)                                     $13,746,858
March 2007 (TTM) NOI                                                 $15,338,183
March 2006 (TTM) NOI                                                 $15,386,025
March 2005 (TTM) NOI                                                 $15,148,893

(1)  See table "U-Haul Portfolio Properties".

                                 [PHOTO OMITTED]

                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                   June 22, 2007
Cut-off Date Principal Balance                                      $135,891,937
Cut-off Date Loan Balance Per SF/Unit                                        $76
Percentage of Initial Mortgage Pool Balance                                 3.3%
Number of Mortgage Loans                                                       4
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate(2)                                                         Various
Amortization Type                                                        Balloon
IO Period (Months)                                                           NAP
Original Term to Maturity/ARD (Months)(2)                                Various
Original Amortization Term (Months)                                          360
Original Call Protection(2)                                              Various
Lockbox                                                                     Soft
Cut-off Date LTV Ratio                                                     69.2%
LTV Ratio at Maturity or ARD                                               57.2%
Underwritten DSCR on NOI                                                   1.40x
Underwritten DSCR on NCF                                                   1.38x

(2)  See table "Certain Characteristics of the U-Haul Portfolio Loan".

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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--------------------------------------------------------------------------------

                                [3 MAPS OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "U-Haul Portfolio Loan") is evidenced by a four promissory notes ("14, 15, 16, 17 SAC") secured by first mortgages, deeds of trust and/or similar security instruments encumbering the fee interest in 32
U-Haul self-storage properties (the "U-Haul Portfolio Properties"). The table below provides specific information about the U-Haul Portfolio Properties. The
U-Haul Portfolio Loan represents approximately 3.3% of the initial mortgage pool balance and approximately 4.9% of the initial loan group 1 balance.

The U-Haul Portfolio Loan was originated on June 22, 2007, and has a principal balance as of the cut-off date of $135,891,937. The 14 SAC, 15 SAC and 17 SAC notes have a remaining term of 131 months to their anticipated repayment date of
July 8, 2018. The 16 SAC note has a remaining term of 143 months to its anticipated repayment date of July 8, 2019. The U-Haul Portfolio Loan is structured as an ARD loan and has a final maturity date of July 8, 2037. The 14
SAC, 15 SAC and 17 SAC notes may be prepaid on or after April 8, 2018 without penalty, and permit defeasance with United States government obligations beginning two years after the creation of the MLMT Series 2007-C1 securitization trust. The 16 SAC note may be prepaid on or after April 8, 2019 without penalty, and permits defeasance with United States government obligations beginning two years after the creation of the MLMT Series 2007-C1 securitization trust.

              CERTAIN CHARACTERISTICS OF THE U-HAUL PORTFOLIO LOAN

                                                                     ORIGINAL TERM   REMAINING TERM
LOAN NAME       ARD DATE   FINAL MATURITY DATE   INTEREST RATE (%)       TO ARD          TO ARD       ORIGINAL PREPAYMENT STRING
--------------------------------------------------------------------------------------------------------------------------------

U-Haul SAC 14   7/8/2018         7/8/2037              6.1330             132             131            LO(25),Def(103),O(4)
U-Haul SAC 17   7/8/2018         7/8/2037              6.1330             132             131            LO(25),Def(103),O(4)
U-Haul SAC 15   7/8/2018         7/8/2037              6.1330             132             131            LO(25),Def(103),O(4)
U-Haul SAC 16   7/8/2019         7/8/2037              6.2430             144             143            LO(25),Def(115),O(4)

THE PROPERTIES. The U-Haul Portfolio Properties consist of 32 U-Haul self storage facilities totaling approximately 19,188 self storage units and
1,792,554 net rentable square feet located in 13 states. The largest state concentrations are Texas with nine properties totaling 531,837 square feet
(29.7% of the total square footage), Massachusetts with 2 properties totaling
280,655 square feet (15.7% of the total square footage), New York with five properties totaling 230,223 square feet (12.8% of the total square footage), and
California with four properties totaling 199,280 square feet (11.1% of the total square footage). No other state contains more than 5.1% of the portfolio by square footage. The properties average 600 storage units per location (ranging from 324 to 2,028 units) with an average unit size of 708 rentable square feet.
Typical construction consists of either metal or concrete block framing block on concrete slab foundations, with pitched, corrugated metal roofs. Exterior-access storage units generally have roll-up aluminum or metal doors. Interior-access storage units, some of which are climate-controlled, are either located within the main retail/office building, or in separate buildings built or converted specifically for interior-access storage. Approximately 34.2% of the U-Haul
Portfolio Properties units are climate-controlled. Some U-Haul Portfolio
Properties also have an apartment for an on-site manager. As of June 20, 2007, the U-Haul Portfolio Properties were 84.6% occupied.

The U-Haul Portfolio Properties produce income primarily from self-storage rental augmented by other synergistic business lines. These business lines including U-Haul truck / trailer rentals, trailer hitch installation, propane sales, and sales of moving and storage products including boxes, tape, and padlocks. For purposes of determining the net cash flow and debt service coverage ratio ("DSCR") for the U-Haul Portfolio Loan, income and expenses associated with the truck / trailer rentals was excluded. Other ancillary non-storage income was limited to approximately 12% of effective gross income, in-line with historical performance.

THE MARKETS. Within their respective markets, the U-Haul Portfolio Properties are generally located along major roadways with excellent visibility and access.
Immediate surrounding uses are generally either retail or retail/light industrial mix. The majority of the tenant base consists of residential users who need additional storage space for personal items. Other common users of self-storage space are contractors, attorneys who store documents, pharmaceutical sales representatives who need climate controlled storage for their inventories, and local retailers with excess inventory. The typical storage tenant stays for approximately 4 -- 6 months, with some tenants staying for a number of years.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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                           U-HAUL PORTFOLIO PROPERTIES

                                                                                                                       UNDERWRITTEN
         PROPERTY NAME                     CITY/STATE        TOTAL SF  YEAR BUILT  OCCUPANCY (%)  APPRAISED VALUE ($)    NCF ($)
-----------------------------------------------------------------------------------------------------------------------------------

U-Haul Center Of Olathe(1)                Olathe/KS            37,975     1995          93.9%        $  5,600,000       $   354,997
U-Haul Center Texas Avenue(1)         College Station/TX       45,100     1996          95.5            6,500,000           386,915
U-Haul Lincoln Park(1)                    Chicago/IL           71,572     1917          97.0           13,000,000           951,570
U-Haul Center Albany(1)                   Albany/NY            71,720    19205          88.3           10,490,000           641,550
U-Haul Of Inwood(1)                       Inwood/NY            48,732     1969          80.1            9,230,000           577,581
U-Haul Center North Rancho(1)            Las Vegas/NV          48,275     1997          91.1            9,400,000           678,185
U-Haul Kings Highway(2)                 Saint Louis/MO         23,515     1978          93.8            4,800,000           398,565
U-Haul Center Of Round Rock(2)          Round Rock/TX          41,525     1996          94.7            6,700,000           440,532
U-Haul Center Beaumont(2)                Beaumont/TX           42,250     1979          95.0            3,700,000           259,984
U-Haul Center Rockville(2)           Rockville Centre/NY       28,276     1966          78.2            6,200,000           368,260
U-Haul Center Downtown(2)                 Norfolk/VA           31,029     1924          82.0            5,100,000           368,073
U-Haul Of Medford(2)                    Somerville/MA         124,015     1910          81.5           19,700,000         1,682,330
U-Haul Center Of Salisbury(3)            Salisbury/MA         156,640     1954          79.5           11,200,000           922,314
U-Haul Storage Ivar Avenue3              Rosemead/CA           38,469     1987          95.3            6,300,000           405,012
U-Haul Storage Business Avenue(3)          Clay/NY             41,125     1987          91.4            2,700,000           159,678
U-Haul Storage Laurelwood(3)            Lindenwold/NJ          33,150     1988          73.8            2,400,000           201,846
U-Haul Storage Hulen(3)                 Fort Worth/TX          82,689     1985          50.4            2,700,000           125,607
U-Haul Storage Black Rock(3)            Bridgeport/CT          36,410     1951          92.7            5,800,000           461,467
U-Haul Storage Glendora(3)               Glendora/CA           44,364     1986          94.9            6,800,000           469,803
U-Haul Storage Waxahachie(3)            Waxahachie/TX          52,065     1994          98.2            2,700,000           221,750
U-Haul Storage I-30(3)                  Little Rock/AR         60,296     1984          70.5            2,190,000           157,893
U-Haul Storage Tarrant Road(3)         Grand Prairie/TX        66,710     1995          85.4            4,000,000           245,700
U-Haul Center White Lane(4)             Bakersfield/CA         78,798     1983          93.4            7,200,000           497,071
U-Haul Storage Rio Salado(4)               Tempe/AZ            55,900     1985          98.5            4,300,000           276,587
U-Haul Storage Ridgeway Avenue(4)        Rochester/NY          40,370     1987          90.5            3,630,000           228,046
U-Haul Storage Burlington(4)            Burlington/NJ          59,100     1988          82.0            6,200,000           415,457
U-Haul Storage Sycamore Avenue(4)        Pasadena/CA           37,649     1990          81.7            6,100,000           422,797
U-Haul Storage Rufe Snow(4)        North Richland Hills/TX     63,388     1985          62.1            1,700,000            62,003
U-Haul Storage Alma(4)                     Plano/TX            38,200     1996          95.2            4,600,000           279,911
U-Haul Storage Middletown(4)            Middletown/CT          31,815     1985          73.1            2,500,000           223,746
U-Haul Storage Westchase(4)             San Antonio/TX         99,910     1984          78.1            6,250,000           372,372
U-Haul Storage South Side(4)            Saint Louis/MO         61,522     2002          96.3            6,800,000           489,255
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                      1,792,554                   84.6%        $196,490,000       $13,746,858
-----------------------------------------------------------------------------------------------------------------------------------

(1)  Property is part of the 14 SAC collateral.

(2)  Property is part of the 17 SAC collateral.

(3)  Property is part of the 15 SAC collateral.

(4)  Property is part of the 16 SAC collateral.

(5)  U-Haul Center Albany was renovated in 1990.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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--------------------------------------------------------------------------------

THE BORROWERS. The borrowers, Fourteen SAC Self-Storage Corporation, Fifteen SAC
Self-Storage Corporation, Sixteen SAC Self-Storage Corporation and Seventeen SAC
Self-Storage Corporation (collectively the "U-Haul Portfolio Borrower") are single-purpose bankruptcy remote Nevada corporations wholly owned by SAC Holding
Corporation. SAC Holding Corporation is owned by Blackwater Investments, Inc
("Blackwater"), which is 100% owned by Mark V. Shoen. Through its wholly-owned subsidiaries, Blackwater currently owns over 300 self-storage properties encompassing approximately 13.0 million net rentable square feet in the United
States and Canada. SAC Holding Corporation and Blackwater are indemnitors on the
U-Haul Portfolio Loan.

Mark Shoen is the son of Leonard S. Shoen, the founder of U-Haul. Mark Shoen is the second largest shareholder of AMERCO, Inc. (NasdaqNM: UHAL / NYSE: AO+PA), with approximately 3.53 million shares of common stock or 16.57% of the total outstanding. Mark Shoen's sibling, Edward J. Shoen, is the acting
CEO/Chairman/President of AMERCO, which serves as the holding company for three other wholly-owned subsidiaries (Republic Western Insurance, Oxford Life
Insurance and Amerco Real Estate Company) in addition to U-Haul International,
Inc. AMERCO operates the most recognized moving and storage brand -- U-Haul --
in North America. The company operates approximately 1,450
retail/self-storage/moving centers, and an additional 13,950 locations are independently operated by dealers. In 2004, AMERCO emerged from Chapter 11 with
100% of the pre-petition equity fully-restored. S&P has assigned an issuer rating of BB/Stable Outlook to the company (Fitch does not presently rate the company).

PROPERTY MANAGEMENT. The U-Haul Portfolio Properties are managed by 13 separate entities, each a wholly-owned subsidiary of U-Haul International, Inc.

LOCKBOX. A cash management account was established at closing in the joint names of the U-Haul Portfolio Borrower and the lender wherein all income from the properties is deposited. Prior to a trigger event, the U-Haul Portfolio Borrower will have access to funds in the cash management account. After a trigger event, funds in the cash management account will be swept to a central account maintained and controlled by the lender. A trigger event will occur upon (i) an event of default, (ii) if the U-Haul Portfolio Loan has not been paid in full on or after the anticipated repayment date, or (iii) if the debt service coverage ratio falls below 1.15x on an actual trailing 12-month basis.

RELEASE PROVISIONS. Individual U-Haul Portfolio Properties may be released from the lien of the related mortgage upon defeasance of a principal amount equal to
125% of the allocated loan amount provided that, among other things (i) no default exists, (ii) the pro-forma aggregate DSCR for the U-Haul Portfolio Loan immediately after such release shall be greater than the greater of (a) the aggregate DSCR immediately prior to such release and (b) 1.35x, and (iii) the
LTV with respect to the remaining properties shall be no greater than the lesser of (a) 71% or (b) the LTV with respect to the properties immediately prior to the proposed date of such release.

PROPERTY SUBSTITUTION. The related borrower may obtain a release of the lien of certain individual U-Haul Portfolio Properties up to one (1) time during the term of the loan by substituting therefor another property of like use, kind and quality acquired by the related borrower its affiliate, provided that, any such released properties in the aggregate during the term of the loan, comprise no greater than thirty percent (30%) of the original principal balance of the loan, and provided that, among other things, (i) no default exists, (ii) the pro-forma aggregate DSCR for the U-Haul Portfolio Loan immediately after such release shall be greater than the greater of (a) the aggregate DSCR immediately prior to such release and (b) 1.35x, (iii) the DSCR immediately prior to the substitution with respect to the substituting property shall be equal or greater than the
DSCR for the 12 calendar months immediately preceding the closing date with respect to the release property, and (iv) receipt of rating agency confirmation.

ESCROWS. The following escrow/reserve accounts have been established with respect to the U-Haul Portfolio Loan:

                               ESCROWS / RESERVES

                  TYPE:                     INITIAL    MONTHLY
                  --------------------------------------------
                  Taxes                   $1,101,000      $0
                  Insurance               $   77,111      $0
                  Environmental Reserve   $  836,775      $0
                  Replacement Reserve     $  421,213      $0
                  Capital Expenditures    $  199,367      $0

PERMITTED MEZZANINE DEBT. None

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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B2 PORTFOLIO

                                 [PHOTO OMITTED]

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           11
Location (City/State)                                                    Various
Property Type                                                        Multifamily
Size (Units)                                                               2,904
Percentage Physical Occupancy as of March 2007                             86.0%
Year Built                                                               Various
Year Renovated                                                              2007
Appraisal Value (As-Is)                                             $174,170,000
Average Monthly Rent Per Unit                                               $694
Underwritten Economic Occupancy                                            82.8%
Underwritten Revenues                                                $20,675,554
Underwritten Total Expenses                                          $10,213,667
Underwritten Net Operating Income (NOI)                              $10,461,887
Underwritten Net Cash Flow (NCF)                                      $9,735,887
February 2007 (TTM) NOI                                               $9,662,804
2006 NOI                                                              $9,609,726

                                 [PHOTO OMITTED]

                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        GECC
Loan Group                                                                     2
Origination Date                                                  April 25, 2007
Cut-off Date Principal Balance                                      $130,500,000
Cut-off Date Loan Balance Per Unit                                       $44,938
Percentage of Initial Mortgage Pool Balance                                 3.2%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.6800%
Amortization Type                                                  Interest-Only
IO Period (Months)                                                            60
Original Term to Maturity/ARD (Months)                                        60
Call Protection                                 LO(24),GRTR of YM or 1%(32),O(4)
Lockbox                                          Soft at Closing, Springing Hard
Cut-off Date LTV Ratio                                                     74.9%
LTV Ratio at Maturity or ARD                                               74.9%
Underwritten DSCR on NOI                                                   1.39x
Underwritten DSCR on NCF                                                   1.29x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       48

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--------------------------------------------------------------------------------

                                [3 MAPS OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "B2 Portfolio Loan") is evidenced by a single promissory note and is secured by first mortgages on the borrower's fee simple interest on 11 multifamily properties located in various cities in Virginia,
North Carolina and Georgia. The B2 Portfolio Loan represents approximately 3.2%
of the initial mortgage pool balance and approximately 10.1% of the initial loan group 2 balance.

The B2 Portfolio Loan was originated on April 25, 2007 and has a principal balance of $130,500,000 as of the cut-off date. The B2 Portfolio Loan has a remaining term of 57 months to its scheduled maturity date of May 1, 2012. The
B2 Portfolio Loan is interest-only for its entire 5-year term. Beginning on June
1, 2009, the B2 Portfolio Loan permits prepayment subject to payment of the greater of a yield maintenance premium or 1% of the outstanding loan balance.
The B2 Portfolio Loan may be voluntarily prepaid without payment of a prepayment premium on or after February 1, 2012.

                          B2 PORTFOLIO LOAN PROPERTIES

                                     YEAR     % OF
                                    BUILT/    TOTAL
PROPERTY           CITY, STATE    RENOVATED   UNITS   UNITS  OCCUPANCY1
-----------------------------------------------------------------------

SINCLAIR          Norcross, GA    1983/2007    352    12.1%     86.7%
STEEPLE CHASE     Norcross, GA    1983/2007    305    10.5      89.5
VACARO           Chesapeake, VA   1968/2007    208     7.2      89.9
ALDEN RIDGE      Clarkston, GA    1973/2007    372    12.8      72.6
SOMERSET           Tucker, GA     1983/2007    264     9.1      88.6
CHELSEA POINT    Portsmouth, VA   1977/2007    196     6.7      90.8
WAVERLY I&II   Winston-Salem, NC  1988/2007    433    14.9      80.8
LA COTA           Atlanta, GA     1971/2007    266     9.2      78.6
ASHLAND          Greensboro, NC   1987/2007    244     8.4      96.3
HUNT CLUB      Winston-Salem, NC  1983/2007    128     4.4      96.9
THE LAKES AT
MEADOWLAND       Greensboro, NC   1987/2007    136     4.7      97.8
-----------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       2,904   100.0%     86.0%
-----------------------------------------------------------------------

                                                                          2006     2006 HH
                                                                      POPULATION    INCOME
                              ALLOCATED       AS-IS                     WITHIN      WITHIN
                SUBMARKET       LOAN        APPRAISED     STABILIZED    A 5-MI      A 5-MI
PROPERTY       OCCUPANCY(2)    AMOUNT         VALUE         VALUE       RADIUS(2)    RADIUS(2)
----------------------------------------------------------------------------------------------

SINCLAIR          93.1%     $ 16,900,000  $ 21,050,000  $ 22,700,000    219,615    $65,332
STEEPLE CHASE     93.1        15,050,000    18,700,000    20,400,000    227,490     64,988
VACARO            97.0        14,400,000    19,400,000    19,800,000    108,492     61,900
ALDEN RIDGE       91.3        13,925,000    19,200,000    21,800,000    243,988     69,913
SOMERSET          93.1        13,200,000    16,400,000    18,000,000    209,653     67,336
CHELSEA POINT     97.0        11,900,000    15,800,000    16,100,000    103,117     62,409
WAVERLY I&II      94.2        11,550,000    20,020,000    23,250,000    117,487     68,312
LA COTA           92.9        11,400,000    14,200,000    16,500,000    225,165     88,327
ASHLAND           94.2        11,250,000    15,100,000    15,100,000    156,121     29,341
HUNT CLUB         90.2         5,475,000     7,500,000     7,500,000    117,487     68,312
THE LAKES AT
MEADOWLAND        94.2         5,450,000     6,800,000     6,800,000    156,121     29,341
----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE      $130,500,000  $174,170,000  $187,950,000
----------------------------------------------------------------------------------------------

(1)    Information obtained from the subject rent rolls dated March 2007.

(2)    Information obtained from the subject appraisals.

THE PROPERTIES. The B2 Portfolio Loan is collateralized by 11 multifamily properties (2,904 units), five of which are located in Georgia (1,559 units), four in North Carolina (941 units) and two in Virginia (404 units)
(collectively, the "B2 Portfolio Properties"). Between the eleven properties, the net rentable area is 2,862,186 square feet, which indicates an average unit size of 986 square feet. The net rentable unit mix is as follows: 946 one bedroom units; 1,654 two bedroom units; and 304 three bedroom units. The B2
Portfolio Properties were constructed between 1968 and 1988 and are currently undergoing a $23.6 million ($8,127/unit) renovation program, the completion of which is anticipated at the end of 2007. The renovations consist of exterior and interior improvements. Exterior improvements include new paint finishes, landscaping, roof refurbishments, repair and replacement of fitness equipment, electrical/lighting improvements and general structural repairs. Interior renovations include appliance replacement, installation of new countertops, upgrades of plumbing, lighting and HVAC systems and new carpeting and flooring.
The portfolio offers such project amenities as swimming pools, tennis courts, playground areas and fitness centers. On a unit-level, amenities consist of patios/balconies, washer/dryer hookups and standard kitchen appliances.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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--------------------------------------------------------------------------------

                          BS PORTFOLIO LOAN PROPERTIES

                                                                     AVERAGE
                                                                   CONTRACT
                        NO. OF                    AVERAGE SQUARE   RENTS PER
UNIT MIX                UNITS   % OF TOTAL UNITS   FOOTAGE/UNIT    UNIT/MO(1)
----------------------------------------------------------------------------
Sinclair
   1BR                    144          5.0%              815          $528
   2BR                    208          7.2             1,157           706
----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE    352         12.1%            1,017          $633
----------------------------------------------------------------------------
Steeple Chase
   1BR                    111          3.8%              770          $602
   2BR                    170          5.9             1,036           705
   3BR                     24          0.8             1,275           869
----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE    305         10.5%              958          $680
----------------------------------------------------------------------------
Vacaro
   1BR                     44          1.5%              722          $740
   2BR                    164          5.6             1,009           845
----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE    208          7.2%              948          $823
----------------------------------------------------------------------------
Alden Ridge
   1BR                     48          1.7%              750          $577
   2BR                    224          7.7             1,291           765
   3BR                    100          3.4             1,639           981
----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE    372         12.8%            1,315          $799
----------------------------------------------------------------------------
Somerset
   1BR                     50          1.7%              750          $592
   2BR                    194          6.7             1,163           753
   3BR                     20          0.7             1,550           920
----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE    264          9.1%            1,114          $735
----------------------------------------------------------------------------
Chelsea Pointe
   1BR                     36          1.2%              690          $700
   2BR                    160          5.5               830           770
----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE    196          6.7%              804          $757
----------------------------------------------------------------------------
Waverly I&II
   1BR                    173          6.0%              650          $551
   2BR                    224          7.7               902           576
   3BR                     36          1.2             1,018           754
----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE    433         14.9%              811          $581
----------------------------------------------------------------------------
La Cota
   1BR                    144          5.0%              900          $617
   2BR                     50          1.7             1,150           732
   3BR                     72          2.5             1,300           824
----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE    266          9.2%            1,055          $695
----------------------------------------------------------------------------
Ashland
   1BR                     80          2.8%              750          $645
   2BR                    144          5.0               946           728
   3BR                     20          0.7             1,125           835
----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE    244          8.4%              896          $710
----------------------------------------------------------------------------
Hunt Club
   1BR                     52          1.8%              684          $536
   2BR                     76          2.6               926           622
----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE    128          4.4%              828          $587
----------------------------------------------------------------------------
The Lakes at Meadowood
   1BR                     64          2.2%              630          $577
   2BR                     40          1.4             1,004           689
   3BR                     32          1.1             1,156           769
----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE    136          4.7%              864          $655
----------------------------------------------------------------------------

(1)  INFORMATION OBTAINED FROM THE SUBJECT RENT ROLLS.

THE MARKET(1). The five Georgia properties are located within suburbs of Atlanta and are scattered throughout the Atlanta MSA. The Atlanta MSA consists of 28 counties in Northwest Georgia; the City of Atlanta is the largest incorporated area within the Atlanta MSA and lies within Fulton County, with a small portion extending into neighboring DeKalb County. Multiple national highways, including
Interstate-20, Interstate-75 and Interstate-80, crisscross the Atlanta MSA, providing an accessible transportation network. Atlanta is also encircled by
Interstate-285, which provides access to the outlying Atlanta suburbs. From
1996-2006, Atlanta's population increased to 5.03 million from 3.75 million, or roughly 3% per annum. Atlanta and its surrounding suburbs are also home to numerous Fortune 500 companies including Coca-Cola, Home Depot, United Parcel
Service and Cox Communications, among others. The annual average unemployment rate in the Atlanta MSA in 2006 was 4.5%. Per Reis, as of 1Q 2007, total outstanding multifamily inventory in the Atlanta MSA comprised 340,794 units with an average vacancy rate of 8.6%. Inventory growth in the Atlanta MSA over the next five years is expected to be 1.0%, with 5,592 units added and 3,037 units absorbed.

(1)  Certain information in the section was obtained from third party appraisals. The appraisals rely on many assumptions and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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--------------------------------------------------------------------------------

The four North Carolina properties are situated in various locations across the
Piedmont Triad. The Piedmont Triad denotes a region of north-central North
Carolina, which encompasses the cities of Greensboro, Highpoint and
Winston-Salem. The Piedmont Triad is linked by Interstates 40, 85, 77, 73 and
74. The population in the Piedmont Triad region has grown by 0.8% per annum to
669,744. Numerous companies maintain a presence in the Piedmont Triad region including Moses H. Cone Health System, Volvo Trucks North America, American
Express and Lorillard, among others. As of January 2007, the unemployment rate in the Piedmont Triad region was 4.9%. As of 1Q 2007, Reis reported that the
Winston-Salem/Greensboro market contained 55,697 units that demonstrated a vacancy of 8.8%. The multifamily stock in the Winston-Salem/Greensboro area is expected to grow by 1.6% over the next five years with 926 units added and 735 absorbed.

The two Virginia properties lie in the larger Norfolk/Hampton Roads area, which is the fourth largest MSA in the southeastern United States and is located in southeastern Virginia and a small part of North Carolina. The Norfolk/Hampton
Roads benefits from a dense transportation network, which includes
Interstate-64 and its connecting arteries of Interstate-264, Interstate-464,
Interstate-564 and Interstate-664. Employment in the Norfolk/Hampton Roads
market is driven largely by the transport and government sector, reflecting the presence of shipyards, US Navy installations and US Air Force facilities. The current population of the Hampton Roads area has grown by 5.1% since 2000 to a current population of 1.66 million people. As of November 2006, the unemployment rate in the Hampton Roads MSA was 3.3%. As of 1Q 2007, Reis reported that the Norfolk/Hampton Roads multifamily market consisted of 84,052 units with a vacancy of 4.3%. Over the next five years, Reis projects that multifamily supply will increase 1.2% as 1,013 units are added and 859 units are absorbed.

THE BORROWER. The borrowers, S.E. Portfolio Apartments, LLC and GTS Property
Portfolios B-2, LLC (collectively, the "B2 Portfolio Borrower"), are each a
Delaware limited liability corporation and have tenant-in-common (TIC)
structures. Sponsorship interests in the two TICs are ultimately held by six individuals. The TICs are both special purpose entities (SPEs) with at least two independent managers. A non-consolidation opinion for the B2 Portfolio
Borrower has been obtained.

PROPERTY MANAGEMENT. The property manager for the B2 Portfolio Properties is the Bethany Group, which is also the managing member of the B2 Portfolio
Borrower. Formed in 2003 and headquartered in Irvine, CA, the Bethany Group is a real estate investment and management firm that focuses on the redevelopment of transitional multifamily properties. The Bethany Group currently maintains in its portfolio 58 multifamily properties comprising 13,647 units.

LOCKBOX/CASH MANAGEMENT. The B2 Portfolio Loan includes an in-place soft lockbox springing to hard in event of default. Tenants will be required to deposit lease payments with the property manager. The property manager will direct collected lease payments on a daily basis into a designated account (the
"Lockbox Account"), which will be established at an institution satisfactory to the Lender. Execution and delivery of the lockbox is set forth in a Control
Agreement for the lockbox. Prior to the occurrence of default, lockbox funds will be used to fund debt service, required escrows and outstanding property operating expenses. Upon default, neither the B2 Portfolio Borrower nor the property manager will be permitted to make withdrawals from lockbox account;
funds will thereupon be redirected to Lender as dictated in Control Agreement.

ESCROWS.

                                ESCROWS/RESERVES

                    TYPE:                 INITIAL    MONTHLY
                    ----------------------------------------
                    Taxes                $940,270         (1)
                    Insurance            $ 45,000         (2)
                    Replacement Reserve  $      0  $60,519(3)

(1)  An amount equal to one-twelfth of all annual tax bills, expected to be
     $143,996 for the first period.

(2)  An amount equal to one-twelfth of all annual insurance premiums, expected to be $62,500 for the first period.

(3)  Funding of the replacement reserves will commence in the 2nd year of the loan term at $250/unit.

CURRENT MEZZANINE INDEBTEDNESS. The sponsors of the B2 Portfolio Loan have incurred mezzanine debt in the amount of $26.0 million secured by their respective interest in the B2 Portfolio Borrower from General Electric Capital
Corporation. The duration of the mezzanine debt is 5 years, coterminous with the senior debt, and is subject to an intercreditor agreement with the mortgagee.

PERMITTED MEZZANINE INDEBTEDNESS. Not permitted.

PARTIAL RELEASE. Following the prepayment lockout period, partial releases are permitted by the B2 Portfolio Borrower subject to satisfaction of, among other items, the following (i) paydown of 110% of allocated loan balance (including prepayment charges); (ii) maintenance of a DSCR for the remaining properties
(calculated excluding the current mezzanine indebtedness) at either the greater of 1.20x or the portfolio DSCR immediately prior to release; (iii) a maximum
LTV following release of 80%; (iv) loan balance following release of no less than $16.6 million; and (v) confirmation in writing from the Rating Agencies to the effect that the proposed release will not result in qualification, downgrade or withdrawal of any rating initially assigned or to be assigned in a secondary market transaction. The B2 Portfolio Borrower may pay down the outstanding principal balance of the loan (including prepayment charges) to an amount that would satisfy the DSCR and/or LTV tests above.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       52

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--------------------------------------------------------------------------------

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       53

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--------------------------------------------------------------------------------

GWINNETT PLACE

                                 [PHOTO OMITTED]

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            1
Location (City/State)                                                 Duluth, GA
Property Type                                                             Retail
Size (Square Feet)                                                       566,908
Percentage Physical Occupancy as of April 10, 2007                         81.2%
Year Built                                                                  1984
Year Renovated                                                              1988
Appraisal Value                                                     $155,000,000
# of Tenant Leases                                                           140
Average Rent Per Square Foot                                              $23.18
Underwritten Economic Occupancy                                            86.7%
Underwritten Revenues                                                $20,213,409
Underwritten Total Expenses                                           $6,868,675
Underwritten Net Operating Income (NOI)                              $13,344,734
Underwritten Net Cash Flow (NCF)                                     $12,678,164
March 2007 (TTM) NOI                                                 $14,562,736
2006 NOI                                                             $14,494,751
2005 NOI                                                             $14,098,923

                                 [PHOTO OMITTED]

                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                    May 23, 2007
Cut-off Date Principal Balance                                      $115,000,000
Cut-off Date Loan Balance Per SF/Unit                                       $203
Percentage of Initial Mortgage Pool Balance                                 2.8%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.6800%
Amortization Type                                                  Interest Only
IO Period (Months)                                                            60
Original Term to Maturity/ARD (Months)                                        60
Original Call Protection                                     LO(26),Def(27),O(7)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     74.2%
LTV Ratio at Maturity or ARD                                               74.2%
Underwritten DSCR on NOI                                                   2.01x
Underwritten DSCR on NCF                                                   1.91x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       54

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--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       55

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Gwinnett Place Loan") is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a regional mall (the "Gwinnett Place Property") located in Duluth, Georgia. The
Gwinnett Place Loan represents approximately 2.8% of the initial mortgage pool balance and approximately 4.1% of the initial loan group 1 balance.

The Gwinnett Place Loan was originated on May 23, 2007, and has a principal balance as of the cut-off date of $115 million. The Gwinnett Place Loan has a remaining term of 58 months to its maturity date of June 8, 2012. The Gwinnett
Place Loan may be prepaid on or after December 8, 2011 without penalty, and permits defeasance with United States government obligations beginning two years after the creation of the MLMT Series 2007-C1 securitization trust.

THE PROPERTY. The Gwinnett Place Property is a two-level, Class B, enclosed regional mall anchored by Macy's, Sears, Belks and J.C. Penny. One separately owned anchor space totaling approximately 220,000 square feet is currently vacant. With the exception of the Belks, the anchors are tenant owned and not part of the collateral for the Gwinnett Place Loan. The property contains approximately 130 in-line shops totaling approximately 434,000 square feet inclusive of the food court and kiosks.

The mall is located at 2100 Pleasant Hill Road, Duluth, Gwinnett County, Georgia
approximately 20 miles northeast of the Atlanta central business district
("CBD"). The property is situated in the northeast quadrant of the intersection of Interstate 85 and Pleasant Hill Road in the central portion of the Atlanta
MSA and visible from both roadways. Situated on 96.97 acres, the Gwinnett Place
Property was constructed in 1984 with expansion in 1986 and 1988. The parking ratio of 4.62:1000 square feet of total leaseable area is considered within industry standard.

The following table presents certain information relating to the major tenants at the Gwinnett Place Property:

                               TENANT INFORMATION

                                                CREDIT RATINGS                            BASE RENT     LEASE
TENANT NAME                 PARENT COMPANY      (FITCH/S&P)(1)  SQUARE FEET(3)  % OF GLA     PSF     EXPIRATION
---------------------------------------------------------------------------------------------------------------

Macy's(2)                     Macy's Inc            BBB/BBB         232,000        NAP        NAP           NAP
Sears(2)                          NAP                               185,513        NAP        NAP           NAP
Belks                             NAP                               123,843       21.8%     $ 6.65    8/31/2013
J.C. Penney(2)          J.C. Penney & Co. Inc.      BBB/BBB-         82,253        NAP        NAP           NAP
Abercrombie & Fitch                                                  13,082        2.3       26.17    1/31/2010
The Gap/Gap Kids              The GAP Inc           BB+/BB+          12,623        2.2       26.00    6/30/2009
Carpet Fiesta                                                        10,821        1.9        3.33    5/31/2008
The Limited                 LTD Brands Inc          NR/BBB-           8,923        1.6        0.00    1/31/2008
Express/Express Men                                                   7,807        1.4       23.00    1/31/2015
Victoria's Secret           LTD Brands Inc          NR/BBB-           7,445        1.3       23.00    1/31/2015
---------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                              184,544       32.6%     $10.19
---------------------------------------------------------------------------------------------------------------

(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(2)  Anchor owned and not part of the collateral securing the Gwinnett Place
     Loan.

(3)  Anchor owned square footage is excluded from total.

The following table presents certain information relating to the lease rollover schedule at the Gwinnett Place Property:

                           LEASE ROLLOVER SCHEDULE(1)

                          NUMBER                                          % OF     CUMULATIVE  CUMULATIVE   CUMULATIVE  CUMULATIVE %
                        OF LEASES  SQUARE FEET  % OF GLA    BASE RENT  BASE RENT  SQUARE FEET   % OF GLA    BASE RENT   OF BASE RENT
         YEAR            EXPIRING   EXPIRING    EXPIRING    EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

         2007               15        22,857       4.0%   $   787,913      7.2%      22,857        4.0%    $   787,913       7.2%
         2008               26        81,140      14.3      1,650,160     15.0      103,997       18.3       2,438,074      22.2
         2009               25        68,102      12.0      2,206,397     20.1      172,099       30.4       4,644,471      42.3
         2010               12        32,143       5.7        903,816      8.2      204,242       36.0       5,548,287      50.5
         2011               10        14,600       2.6        797,059      7.3      218,842       38.6       6,345,346      57.8
         2012               10        21,477       3.8        836,848      7.6      240,319       42.4       7,182,194      65.4
         2013               10       132,530      23.4      1,403,898     12.8      372,849       65.8       8,586,092      78.2
         2014                6         6,152       1.1        284,740      2.6      379,001       66.9       8,870,832      80.8
         2015                9        41,167       7.3        927,033      8.4      420,168       74.1       9,797,865      89.2
         2016               10        23,941       4.2        698,917      6.4      444,109       78.3      10,496,783      95.6
         2017                4        11,215       2.0        259,996      2.4      455,324       80.3      10,756,779      98.0
      Thereafter             3         4,760       0.8        221,438      2.0      460,084       81.2      10,978,217     100.0
        Vacant             NAP       106,824      18.8              0      0.0      566,908      100.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE     140       566,908     100.0%   $10,978,217      100%
------------------------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from the Gwinnett Place Borrower's rent roll dated
     April 10, 2007.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       56

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

THE MARKET(1). Gwinnett Place is located in Gwinnett County, Georgia, within the greater Duluth area. The City of Atlanta is approximately 20 miles southwest of the property. The Atlanta-Sandy Springs-Marietta Metropolitan Statistical Area
("Atlanta MSA") consists of 28 counties in northwest Georgia. The City of
Atlanta is the largest incorporated area within the Atlanta MSA and is located primarily within Fulton County. From 1996 to 2006, Atlanta's gross metro product grew at an average annual rate of 4.3%, higher than the nation's top 100 largest metro areas ("Top 100") with an average of 3.6%. Over the same period, Atlanta's annual population growth averaged 3.0%, above the Top 100 and national annual averages of 1.2% and 1.0%, respectively. In 2006, Atlanta's median household income was $59,600 110.6% of the Top 100 average ($53,900) and 122.1% of the national average ($48,800). Atlanta's median household income growth rate is expected to remain relatively steady at 4.2% annually through 2011.

Population and housing trends within Gwinnett County have been among the strongest within the United States over the last 15 years and this trend is expected to continue, albeit at a slower pace. Gwinnett County is still considered one of the primary directions of growth for the metropolitan area.
The local area is approximately 85% built-out and has experienced substantial population growth due to its role as a bedroom community of Atlanta. The
Gwinnett Place Property is the most significant commercial development in its surrounding neighborhood. The Property is located on a primary commercial artery, with good access to Interstate 85 and is visible from the interstate and
Pleasant Hill Road. Many ancillary developments have been built near the property including neighborhood, community and strip centers as well as a number of "big box" retail buildings. Occupants include national chain retailers as well as regional and local operators. Single and multi-family housing is abundant in the neighborhood and is the primary land use surrounding the retail and commercial hub anchored by the property.

The Gwinnett Place Property's primary trade area spans a 10-mile radius around the center. Given its regional accessibility and the location of competitive properties, a secondary trade area expands to a 15-mile radius. The primary and secondary trade areas had 2006 populations of 724,909 and 1,406,855 persons, respectively. Between 2000 and 2006, the population within the primary trade area increased at a compound annual rate of 1.95%, characteristic of suburban areas within the Atlanta market. Population within this radius is projected to grow at 1.88% over the next five years or about twice the projected national average growth rate over the same period. Average 2006 household income within the primary trade area was $89,281, 116.0% of the Atlanta MSA average ($76,961)
and 135.8% of the state average ($65,738), with 29.6% of households earning at least $100,000 per year or 129.6% of the Atlanta MSA total (22.8%).

Other regional malls within 14 miles of the Gwinnett Place Property include,
Discover Mills, Mall of Georgia, Northlake Mall and Perimeter Mall.

THE BORROWER. Mall at Gwinnett Place, LLC (the "Gwinnett Place Borrower") is a
single purpose, bankruptcy remote entity owned in a joint venture between an entity owned 50% by Simon Property Group, Inc. ("Simon") and 50% by The Mills
Corporation, which was recently acquired by a joint venture between Simon and
Farallon Capital Management.

Founded in 1960 and headquartered in Indianapolis, Indiana, Simon is the largest publicly traded retail real Estate investment trust (REIT) in North America and the country's largest owner, developer and manager of high quality retail real estate. As of March 31, 2007, Simon owned or held an interest in 285 properties in the United States containing an aggregate of 201 million square feet of leaseable area in 38 states and Puerto Rico.

PROPERTY MANAGEMENT. Simon Management Associates II, LLC, an affiliate of the
Gwinnett Place Borrower.

LOCKBOX. Hard with springing cash management.

ESCROWS. None.

PERMITTED MEZZANINE DEBT. Simon as mezzanine borrower shall have the right, upon thirty days prior written notice to lender, to obtain a mezzanine loan secured by a pledge of any or all of its direct or indirect ownership interests in
Gwinnett Place Borrower without lender approval or rating agency confirmation provided that, among other requirements, a maximum loan-to-value ratio of 80%
and a minimum debt service coverage ratio of 1.05x have been maintained on the aggregate loan balance.

(1)  Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       57

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

1101 NEW YORK AVENUE

                                 [PHOTO OMITTED]

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            1
Location (City/State)                                              Washington DC
Property Type                                                             Office
Size (Square Feet)                                                       390,994
Percentage Physical Occupancy as of June 1, 2007                           92.4%
Year Built                                                                  2006
Year Renovated                                                               NAP
Appraisal Value                                                     $320,400,000
# of Tenant Leases                                                             7
Average Rent Per Square Foot                                              $44.07
Underwritten Economic Occupancy                                            96.8%
Underwritten Revenues                                                $25,924,812
Underwritten Total Expenses                                           $8,260,555
Underwritten Net Cash Flow (NOI)                                     $17,664,256
Underwritten Net Cash Flow (NCF)                                     $16,742,507
2006 NOI                                                                     NAP
2005 NOI                                                                     NAP
2004 NOI                                                                     NAP

                                 [PHOTO OMITTED]

                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                         WFB
Loan Group                                                                     1
Origination Date                                                   June 15, 2007
Cut-off Date Principal Balance(1)                                   $112,500,000
Cut-off Date Loan Balance Per SF(1)                                         $575
Percentage of Initial Mortgage Pool Balance                                 2.8%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                               Fee and Leasehold
Mortgage Rate                                                             5.745%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            60
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Original Call Protection                                     LO(25),Def(93),O(2)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio(1)                                                  70.2%
LTV Ratio at Maturity or ARD(1)                                            65.5%
Underwritten DSCR on NOI(1,2)                                              1.12x
Underwritten DSCR on NCF(1,3)                                              1.06x

(1)  The 1101 New York Avenue loan was originated in the amount of $225,000,000 of which the $112,500,000 A-1 note is included in the trust. The A-2 Pari
     Passu note is expected to be securitized during 2007. Calculations of LTV,
     DSCR and Cut-off Date Loan Balance Per SF are based on the whole loan amount.

(2)  The Underwritten DSCR on NOI during the interest only period is 1.35x.

(3)  The Underwritten DSCR on NCF during the interest only period is 1.28x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       58

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       59

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "1101 New York Avenue Loan") is evidenced by a single promissory note secured by a deed of trust encumbering a Class "A" office building (the "1101 New York Avenue Property") located in Washington DC. The
1101 New York Avenue Loan represents approximately 2.8% of the initial mortgage pool balance and approximately 4.0% of the initial loan group 1 balance.

The 1101 New York Avenue Loan was originated on June 15, 2007, and has a principal balance as of the cut-off date of $112,500,000. The 1101 New York
Avenue Loan has a remaining term of 119 months to its maturity date of July 5,
2017. The 1101 New York Avenue Loan permits defeasance with United States government obligations beginning two years after the securitization of the 1101
New York Avenue Pari Passu A-2 Note. The loan may be prepaid without penalty on or after June 5, 2017.

The 1101 New York Avenue Loan is pari passu with another promissory note (the
"1101 New York Avenue Pari Passu Note") and, together with the 1101 New York
Avenue Loan (the "1101 New York Avenue Loan Combination") has an aggregate principal balance, including the 1101 New York Avenue Loan, of $225,000,000. The
1101 New York Avenue Pari Passu Note is secured by the same mortgage as the 1101
New York Avenue Loan. The 1101 New York Avenue Pari Passu Note is pari passu in right of payment and in other respects to the 1101 New York Avenue Loan and has the same interest rate, maturity date and original term to maturity as the 1101
New York Avenue Loan. The 1101 New York Avenue Pari Passu Note will be held outside of the trust and is expected to be securitized in another transaction.
See "Description of the Mortgage Pool -- The Loan Combinations" in the offering prospectus.

THE PROPERTY. The 1101 New York Avenue Property is secured by the fee and leasehold interest in a Class A, newly constructed 12-story multi-tenant office building with 390,994 square feet of net rentable area. It is located on New
York Avenue in downtown Washington DC in the East End submarket of downtown
Washington DC. The 1101 New York Avenue Property is currently 92.4% leased to 7 office tenants and has 5,793 square feet of retail space, 13,045 square feet of storage space, and a 203 space, three-level underground parking garage. Prior to construction the building was pre-leased to the law firm LeBoeuf Lamb Greene
(29.1% NRA) and Ernst & Young (32.5% NRA), totaling 61.5% of the NRA.

The property has a state-of-the-art building structure whereby support columns are recessed 20 feet inside of the external shell (cantilevered) allowing for unobstructed perimeter office spaces. The building takes advantage of this feature with a continuous slab-to-slab and highly energy efficient glass curtain exterior wall on all four facades. Amenities include a roof top terrace with a
5,500 square foot conference center, concierge service, 24-hour lobby attendant and free lower level fitness facility for all tenants. The building has street frontage on three sides and is free standing on four sides. The lobby is finished with granite and marble floors and anigre wood finish on the walls. All floors feature 9 foot ceilings and can provide up to 10 corner offices and 55-60 perimeter offices.

The following table presents certain information relating to the major tenants at the1101 New York Avenue Property:

                               TENANT INFORMATION

                                                CREDIT RATINGS    SQUARE                UNDERWRITTEN
TENANT NAME                    PARENT COMPANY   (FITCH/S&P)(1)     FEET      % OF GLA     RENT PSF     LEASE EXPIRATION
-----------------------------------------------------------------------------------------------------------------------

Ernst & Young                       NAP              NR/NR       126,992(2)    32.5%       $45.40         June 30, 2017
LeBoeuf Lamb Greene                 NAP              NR/NR       120,115(3)    30.7         47.60         June 30, 2023
BP Corporation North America       BP PLC           Aa1/AA+       31,091        8.0         58.87      October 31, 2017
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                           278,198       71.1%       $47.86
-----------------------------------------------------------------------------------------------------------------------

(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(2)  1,974 square feet of storage space is included in this calculation, for which the tenant pays $21.29 psf.

(3)  715 square feet of storage space is included in this calculation, for which the tenant pays $19.00 psf.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       60

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the 1101 New York Avenue Property:

                            LEASE ROLLOVER SCHEDULE(1)

             NUMBER                                      % OF    CUMULATIVE                           CUMULATIVE
               OF      SQUARE     % OF        BASE       BASE      SQUARE    CUMULATIVE   CUMULATIVE  % OF BASE
             LEASES     FEET       GLA        RENT       RENT       FEET      % OF GLA     BASE RENT     RENT
   YEAR     EXPIRING  EXPIRING  EXPIRING    EXPIRING   EXPIRING   EXPIRING    EXPIRING     EXPIRING    EXPIRING
----------------------------------------------------------------------------------------------------------------

   MTM         NAP           0       0%   $         0        0%          0          0%   $         0        0%
   2007          0           0       0              0        0           0          0              0        0
   2008          0           0       0              0        0           0          0              0        0
   2009          0           0       0              0        0           0          0              0        0
   2010          0           0       0              0        0           0          0              0        0
   2011          0           0       0              0        0           0          0              0        0
   2012          1       6,520     1.7        284,455      1.7       6,520        1.7        284,455      1.7
   2013          1       6,520     1.7        280,360      1.6      13,040        3.3        564,815      3.3
   2014          0           0       0              0        0      13,040        3.3        564,815      3.3
   2015          0           0       0              0        0      13,040        3.3        564,815      3.3
   2016          0           0       0              0        0      13,040        3.3        564,815      3.3
   2017          7     175,718    44.9      8,416,047     48.8     188,758       48.3      8,980,862     52.1
Thereafter       8     172,367    44.1      8,248,400     47.9     361,125       92.4     17,299,262    100.0
  Vacant         0      29,869     7.6              0      0.0     390,994      100.0
----------------------------------------------------------------------------------------------------------------
  TOTAL         17     390,994     100%   $17,299,262    100.0%
----------------------------------------------------------------------------------------------------------------

(1)  Information obtained from the 1101 New York Avenue Borrower's rent roll dated June 15, 2007.

THE MARKET(2). The 1101 New York Avenue Property is located at the intersection of Eye (I) Street and New York Avenue between 11th Street and 12th Street, in the East End submarket of northwest Washington, D.C. approximately 7 blocks (3/4 mile) northwest of the White House.

Primary vehicular access to the immediate area is considered very good with
Pennsylvania Avenue (immediately south), Massachusetts Avenue (2 blocks north)
providing convenient access to areas north, east and west and 12th Street
(immediately west) which provides direct access to Interstate 395 to the south.
There are three metro stations within three blocks of the site with connections to all five Metrorail lines that link much of the city and suburbs of Virginia and Maryland.

Area amenities include several major hotels, including Willard Hotel, Grand
Hyatt, Henley Park Hotel, Hotel Monaco, Embassy Suites, Sofitel Lafayette
Square, Renaissance Hotel and Four Points Sheraton. Retail in the area is abundant with several designer boutiques, national chains, high-end stores and restaurants.

The Washington, D.C. office market, with a total of 38 million square feet, is one of the largest in the nation. The United States Government occupies approximately 49 million square feet of office in Washington D.C. According to
Cassidy & Pinkard, vacancy rates for office space in the Washington, D.C. market remain low at 7.1% at the end of 2006. The subject is located in the East End submarket that includes 36.6MM square feet of office space. The submarket is currently reporting an overall 8% vacancy.

THE BORROWER. 1101 New York Holdings LLC, a Delaware limited liability company
(the "1101 New York Avenue Borrower") is a single member special purpose entity and bankruptcy remote. A nonconsolidation option was delivered at closing. The
1101 New York Avenue Borrower is 100% owned by 1101 New York Mezz LLC. 1101 New
York Mezz LLC is a joint venture between W.R. Berkley Corporation (64% in total held by 3 different wholly owned subsidiaries including Admiral Insurance) and
Louis Dreyfus Property (36% in total held by two different wholly owned entities including Louis Dreyfus Property Group, LLC and LD Residual VI, LLC).

Louis Dreyfus conducts its real estate activities through Louis Dreyfus Property
Group LLC ("LDPG") which was established in 1971 as a wholly owned subsidiary.
Historically, LDPG's strategy was to acquire, develop and hold properties long term. In recent years, LDPG has developed and redeveloped Class A office buildings and hotel properties and sold the assets upon stabilization. LDPG has developed or acquired over eight million SF of office space since inception. As of December 31, 2006 the Louis Dreyfus Property Group, LLC reported $175.4MM in assets with $35.4MM cash liquidity and a net worth of $173.2MM.

W.R. Berkley Corporation is an insurance holding company whose subsidiaries conduct business in all markets of the commercial property casualty insurance industry. Each of WR Berkley's subsidiaries is S&P rated A+ Stable. As of
December 31, 2006 the company reports assets of $15.6 billion, cash liquidity of
$1.4 billion and net worth of $3.3 billion.

PROPERTY MANAGEMENT. The 1101 New York Avenue Property will be managed by Louis
Dreyfus Properties, LLC, a Delaware limited liability company (the "1101 New
York Avenue Manager"), an affiliate of the 1101 New York Avenue Borrower. Louis
Dreyfus Properties, LLC handles all aspects of management and leasing.

(2)  Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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--------------------------------------------------------------------------------

LOCKBOX. All tenants at the 1101 New York Avenue Property are required to make their monthly rental payments directly into a cash management account controlled by the lender. All funds in the cash management account shall be applied by lender with the following priority: (i) monthly principal and interest payments any required reserve account deposits due to lender pursuant to the loan documents, (ii) other amounts, if any, due to lender under the loan documents, and (iii) prior to a default, the balance to be paid to the 1101 New York Avenue
Borrower. If a default occurs or the actual DSCR falls below 1.10x, an excess cash flow sweep will begin and will continue until (i) no default is continuing or (ii) the DSCR is greater than 1.10x for two consecutive testing dates.

ESCROWS. The following escrow/reserve accounts have been established with respect to the 1101 New York Avenue Loan:

                               ESCROWS / RESERVES

            TYPE:                           INITIAL      MONTHLY
            ----------------------------------------------------
            Taxes                         $         0   $170,560
            TI/LC Reserve(1,3)            $19,583,542   $      0
            Capital Expenditure Reserve   $         0   $  9,775
            Free Rent Reserve             $ 6,097,819   $      0
            Leasing Rollover Reserve(2)   $         0   $ 68,665
            Debt Service Reserve          $   750,000   $      0

(1)  The TI/LC Reserve consists of an Existing Contractual Costs Reserve of
     $16,936,827 for tenant improvement and leasing commission costs for which the 1101 New York Avenue Borrower has any obligation remaining as of the disbursement date and a general TI/LC reserve of $2,646,715.

(2)  The 1101 New York Avenue Borrower is required to deposit $68,665 on each principal and interest due date commencing on the earlier of (i) July 5,
     2009 and (ii) the first due date following the complete disbursement of funds in the TI/LC Reserve. The impound will be capped at $2,850,000 and monthly impounds of $68,665 will resume if the balance falls below the capped amount.

(3)  The 1101 New York Avenue Borrower is required to deposit all excess cash flow into the Springing TI Reserve until a total amount equal to $30 per square foot multiplied by the total square footage vacated by the following tenants: Ernst & Young, BP Corporation, Albright Capital Group or Albright
     Capital Management (the "Impound Tenants"). The 1101 New York Avenue
     Borrower must deposit on the first to occur of the following: (i) 18 months prior to the expiration of any of the Impound Tenants, if the 1101 New York
     Avenue Borrower has failed to deliver evidence that the lease has been extended or renewed, (ii) 30 days after the occurrence of any default by an
     Impound Tenant for the payment of rent, (iii) 15 days after the 1101 New
     York Avenue Borrower learns of any right or commencement of any action by
     Impound Tenant to terminate the lease or (iv) the termination of any
     Impound Tenant's lease.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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MANN & SYLMAR BIOMEDICAL PARKS

                                 [PHOTO OMITTED]

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            2
Location (City/State)                                                 Various/CA
Property Type                                                          Mixed Use
Size (Square Feet)                                                       790,013
Percentage Physical Occupancy as of May 16, 2007                           99.3%
Year Built                                                                  1965
Year Renovated(1)                                                        Various
Appraisal Value                                                      102,000,000
# of Tenant Leases                                                            36
Average Rent Per Square Foot                                              $13.12
Underwritten Economic Occupancy                                            97.0%
Underwritten Revenues                                                $11,712,657
Underwritten Total Expenses                                           $5,501,942
Underwritten Net Operating Income (NOI)                               $6,210,715
Underwritten Net Cash Flow (NCF)                                      $5,808,067
2006 NOI                                                              $4,455,269
2005 NOI                                                              $2,517,780
2004 NOI                                                              $2,661,755

(1)  Mann Biomedical Park contains two properties constructed in 2007.

                                 [PHOTO OMITTED]

                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                    July 9, 2007
Cut-off Date Principal Balance                                       $65,000,000
Cut-off Date Loan Balance Per SF/Unit                                        $82
Percentage of Initial Mortgage Pool Balance                                 1.6%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.8440%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Call Protection                  LO(24)Def or GRTR of YM or 1%(93),0(3)
Cut-off Date LTV Ratio                                                     63.7%
LTV Ratio at Maturity or ARD                                               63.7%
Underwritten DSCR on NOI                                                   1.61x
Underwritten DSCR on NCF                                                   1.50x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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--------------------------------------------------------------------------------

                                [2 MAPS OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Mann & Sylmar Biomedical Parks Loan") is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in two biomedical complexes consisting of 24 office and industrial buildings (the "Mann & Sylmar Biomedical Parks Properties") located in Santa Clarita and Sylmar, California. The Mann & Sylmar Biomedical Parks Loan
represents approximately 1.6% of the initial mortgage pool balance and approximately 2.3% of the initial loan group 1 balance.

The Mann & Sylmar Biomedical Parks Loan was originated on July 9, 2007, and has a principal balance as of the cut-off date of $65,000,000. The Mann & Sylmar
Biomedical Parks Loan has a remaining term of 120 months and a scheduled maturity date of August 8, 2017. The Mann & Sylmar Biomedical Parks Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Mann & Sylmar Biomedical Parks
Loan is permitted after June 8, 2017 without penalty.

At any time after the permitted defeasance date, the borrower may cause the release of all the properties or, in the event Advanced Bionics exercises its option to purchase the Advanced Bionics Parcel pursuant to and in accordance with the terms of the Advanced Bionics lease, the Advanced Bionics Parcel shall be released from the lien of the security instrument and the other loan documents subject to a yield maintenance penalty.

THE PROPERTIES. The Mann & Sylmar Biomedical Parks Properties are comprised of two separate biomedical parks located approximately 10 miles from one another in
Los Angeles County.

Mann Biomedical Park encompasses 138 acres in Santa Clarita, California approximately 30 miles northeast of Los Angeles. The property is situated on the north side of Rye Canyon Road, approximately 1.5 miles east of the Golden State
Freeway (Interstate 5). The park is improved with 20 one to three story Class A and Class B office, R&D/Industrial and warehouse buildings totaling 612,968 square feet. The improvements are configured as both single and multi-tenant spaces and are primarily concrete tilt-up or steel frame construction built in the late 1950's and 1960's as the Lockheed Research and Development Center. New
construction includes a 182,000 square foot building completed for Boston
Scientific in 2007 at a reported cost of $45 million. Additionally, a 34,791 square foot facility is currently being completed for Bioness, a sponsor owned tenant scheduled to take occupancy and commence rent payment in August 2007.
Since 2002, $3.35 million has been invested in capital improvements to existing buildings. The Mann property features as-of-right expansion capacity to a total size of 1.5 million square feet, or an additional 887,032 square feet. The appraiser attributed $6.9 million in value to these unused development rights.
Three buildings comprising 7.4% of the economic rent feature PML earthquake scores in excess of 20% and are covered by earthquake insurance.

Sylmar Biomedical Park encompasses eight acres in Sylmar, California approximately 20 miles northeast of Los Angeles. The property is situated on the north side of San Fernando Road, approximately 1/2 mile east of the Golden State
Freeway (Interstate 5). Improvements include three tilt-up concrete single-story
Class A and B office/research buildings containing 177,045 square feet. The improvements were built from 1964 to 1965 with $720,000 invested in capital improvements since 2001. None of the Sylmar buildings feature PML earthquake scores in excess of 20%.

The Mann & Sylmar Biomedical Parks Properties are currently 99.3% occupied by 36 tenants. Advanced Bionics is the largest tenant at the Mann & Sylmar Biomedical
Parks Properties representing 55.8% of economic rent. Advanced Bionics was founded in 1993 by the loan's sponsor, Alfred Mann, who remains the company's
Chairman and co-CEO. Advanced Bionics was sold in 2004 and is now a wholly owned subsidiary of Boston Scientific Corporation (NYSE: BSX; rated 'BBB' by S&P). The
Mann & Sylmar Biomedical Parks Properties are utilized as Advanced Bionics corporate headquarters and are occupied by approximately 500 on-site employees.
Boston Scientific Corporation guarantees two leases expiring in 2021 totaling approximately 28% of the total rent. An additional Advanced Bionics lease representing 14% of the total rent and expiring in 2009 is guaranteed by Mr.
Mann.

The following table presents certain information relating to the major tenants at the Mann & Sylmar Biomedical Parks Property:

                            MAJOR TENANT INFORMATION

                                                         CREDIT RATINGS                         BASE RENT     LEASE
TENANT NAME                        PARENT COMPANY        (FITCH/S&P)(1)   SQUARE FEET   % GLA       PSF     EXPIRATION
----------------------------------------------------------------------------------------------------------------------

Advanced Bionics Corp    Boston Scientific Corporation      BBB--/BBB       472,278      59.8%    $12.16      Various
Alfred Mann Foundation                 NAP                                   55,246       7.0      14.23     7/31/2008
Quallion LLC                           NAP                                   53,242       6.7      16.27    10/31/2008
Bioness                                NAP                                   29,041       3.7      27.00     8/31/2012
Second Sight Medical                   NAP                                   24,770       3.1      18.79    12/31/2007
----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                      634,577      80.3%    $13.62
----------------------------------------------------------------------------------------------------------------------

(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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--------------------------------------------------------------------------------

                            OCCUPANCY BY TENANT TYPE

TENANT TYPE                TOTAL SF     %
-------------------------------------------
Office                      208,421    26.4%
Research and Development    194,597    24.6
Industrial                  215,370    27.3
Warehouse                   148,658    18.8
Storage                      22.967     2.9
-------------------------------------------
TOTAL                       790,013   100.0%
-------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Mann & Sylmar Biomedical Parks Property:

                           LEASE ROLLOVER SCHEDULE(1)

                  #                                                                      CUMULATIVE %   CUMULATIVE  CUMULATIVE %
             OF LEASES  TOTAL SF  % OF TOTAL SF   BASE RENT     % OF BASE    CUMULATIVE   OF TOTAL SF   BASE RENT      OF BASE
    YEAR      EXPIRING  EXPIRING    EXPIRING      EXPIRING    RENT ROLLING  SF EXPIRING    EXPIRING      EXPIRING   RENT EXPIRING
---------------------------------------------------------------------------------------------------------------------------------

    MTM           7       55,948        7.1%     $   458,307        4.5%       55,948         7.1%     $   458,307        4.5%
   2007           3       53,915        6.8          885,931        8.6       109,863         13.9       1,344,237       13.1
   2008          12      144,762       18.3        2,203,853       21.4       254,625         32.2       3,548,091       34.5
   2009           4      180,481       22.8        1,848,949       18.0       435,106         55.1       5,397,040       52.4
   2010           5       28,754        3.6          336,208        3.3       463,860         58.7       5,733,248       55.7
   2011           1        4,344        0.5           94,873        0.9       468,204         59.3       5,828,121       56.6
   2012           1       29,041        3.7          784,107        7.6       497,245         62.9       6,612,228       64.3
   2013           0            0        0.0                0        0.0       497,245         62.9       6,612,228       64.3
   2014           1       48,110        6.1          740,745        7.2       545,355         69.0       7,352,973       71.5
   2015           0            0        0.0                0        0.0       545,355         69.0       7,352,973       71.5
   2016           0            0        0.0                0        0.0       545,355         69.0       7,352,973       71.5
   2017           0            0        0.0                0        0.0       545,355         69.0       7,352,973       71.5
Thereafter        2      239,136       30.3        2,937,409       28.5       784,491         99.3      10,290,382      100.0
  Vacant          0        5,522        0.7                0        0.0       790,013        100.0
---------------------------------------------------------------------------------------------------------------------------------
   TOTAL         36      790,013      100.0%     $10,290,382      100.0%
---------------------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from Mann & Sylmar Biomedical Parks Borrower's rent roll dated May 16, 2007.

THE MARKET(2). The Mann & Sylmar Biomedical Parks Properties are located in the
Los Angeles County Industrial Research & Development ("R&D") market which is divided into seven submarkets. The Mann & Sylmar Biomedical Parks Properties are
located in the East San Fernando Valley R&D submarket. California R&D demand is driven in part by $200+ million in state grants for bioresearch. Los Angeles is home to notable biomedical R&D firms such as Amgen and Boston Scientific. The
Los Angeles Basin has a relatively large R&D market, with 155.4 million square feet of space. Net absorption in 2006 totaled 2.3 million square feet, representing growth in occupied space of 1.6%. The 2006 vacancy rate declined to
4.7%, down from 6.0% as of year-end 2005 and from a ten-year average of 7.3%.
Construction activity is currently low, with a total of 1.0 million square feet underway.

Office -- Comparable office rents range from $20.16 per square foot to $24.00 per square foot. The appraiser concluded the applicable office market rent for the subject properties is $21.00 per square foot NNN.

(2)  Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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R&D / Industrial -- Comparable R&D and industrial rents range from $9.00 per square foot to $19.20 per square foot NNN. The appraiser concluded the applicable R&D and industrial rents for the subject properties is $12.00 per square foot NNN.

Warehouse -- Comparable warehouse rents range from $7.00 per square foot to
$9.00 per square foot NNN.

THE BORROWER. The Borrowing entity, Mann Biomedical Park, LLC, (the "Mann &
Sylmar Biomedical Parks Borrower"), is a single purpose bankruptcy-remote entity structured as a Delaware limited liability company controlled by Alfred Mann.
Mr. Mann is listed as number 140 on the Forbes 400 List of Wealthiest Americans.
Mr. Mann maintains a controlling interest in 29% of the tenancy on the rent roll, including Quallion (8%), the Alfred Mann Foundation (8%), Bioness (7%),
Second Sight Medical (4%), Mann Biomedical Park (2%), Implanted Acoustics
(0.5%), and NeuroSystec (0.5%). Mr. Mann is also Chairman and co-CEO of Advanced
Bionics Corporation, whose tenancy accounts for 55% of the rent roll.

PROPERTY MANAGEMENT. The Mann & Sylmar Biomedical Parks Properties are
self-managed by the Mann & Sylmar Biomedical Parks Borrower.

LOCKBOX. None

ESCROWS. The following escrow/reserve accounts have been established with respect to the Mann & Sylmar Biomedical Parks Loan:

                               ESCROWS / RESERVES

                     TYPE:               INITIAL    MONTHLY
                     --------------------------------------
                     Capex             $  477,449   $ 9,875
                     Bioness Reserve   $1,136,010   $     0
                     TI/LC1            $  500,000   $25,000
                     Taxes             $  417,093   $59,583
                     Insurance         $  110,740   $15,820
                     Environmental(2)  $   93,750   $     0

(1)  Capped at $1.6 million.

(2)  Associated with ground water monitoring at the Mann Property.

ADDITIONAL DEBT: None.

PERMITTED MEZZANINE DEBT. None.

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